EXHIBIT 10.1
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.
CONTRACT
Between
ViaSat, Inc.
And
Space Systems/Loral, Inc.
for the
ViaSat Satellite Program
The attached Contract and information contained therein are confidential and proprietary to ViaSat, Inc. and Space Systems/Loral, Inc. and shall not be published or disclosed to any third party except as permitted by the terms and conditions of this Contract.

SS/L-TP20701 ViaSat Contract
Use or disclosure of the data and information contained on this sheet is subject to the restriction on the title page.

SS/L-TP20701 ViaSat Contract
Use or disclosure of the data and information contained on this sheet is subject to the restriction on the title page.
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SS/L-TP20701 ViaSat Contract
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PREAMBLE
This Contract is entered into effective as of the 7th day of January, 2008 (the “Effective Date of Contract” or “EDC”), by and between ViaSat, Inc. (“ViaSat”), a corporation organized and existing under the laws of the state of Delaware having an office and place of business at 6155 El Camino Real, Carlsbad, CA 92009-1699 (hereinafter referred to as “Purchaser”), and Space Systems/Loral, Inc., a corporation organized and existing under the laws of the state of Delaware, having an office and place of business at 3825 Fabian Way, Palo Alto, CA 94303-4604 (hereafter referred to as “Contractor”, and Purchaser and Contractor are hereafter referred to collectively as the “Parties” or individually as a “Party”), regarding the ViaSat Satellite program.

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RECITALS
WHEREAS, Purchaser desires to procure a communications Satellite, a Dynamic Satellite Simulator, Launch Support Services, Mission Operations Support Services, Training services and other items and services to the extent and subject to the terms and conditions set forth herein, and
WHEREAS, Purchaser has entered into a CondoSat Agreement with Loral Space & Communications, Inc., a Delaware company, whereby the parties thereto intend that Purchaser will take title to the Satellite, except for the Loral Space Payload portion (to which CondoSat Associate will take title) at Intentional Ignition; however, except for certain limited rights to be identified in a separate agreement between CondoSat Associate and Contractor, Purchaser shall have the exclusive rights (including the exclusive rights of exercise) associated with the Satellite and other Deliverable Items as further set forth herein; and
WHEREAS, Contractor is willing to furnish such Satellite (including the transfer of title to the Loral Space Payload directly to CondoSat Associate per separate agreement), a Dynamic Satellite Simulator, Launch Support Services, Mission Operations Support Services, Training services and other items and services to the extent of and subject to the terms and conditions set forth herein, in consideration of the price and other valid consideration.
NOW, THEREFORE, in consideration of the price and other valid consideration and the mutual covenants and agreements contained herein and intending to be legally bound, the Parties agree as follows:

SS/L-TP20701 ViaSat Contract
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ARTICLE 1 — DEFINITIONS
Capitalized terms used and not otherwise defined herein shall have the following meanings:
1.1	“Acceptance” (i) with respect to the Satellite shall be as provided in Article 10, and (ii) with respect to any Deliverable Item other than the Satellite shall be as provided in Article 11.

1.2	“[***]” has the meaning set forth in Article 22.2.1.

1.3	“Actual Costs” shall mean Contractor’s direct and actual costs as determined in accordance with Contractor’s standard accounting practices uniformly applied, including any indirect costs, but excluding any profit, margin, mark-up, or other fees.

1.4	“Additional Beams” has the meaning set forth in Article 2.1(B).

1.5	“Affiliate” means, with respect to an entity, any other entity, directly or indirectly, Controlling or Controlled by or under common Control with such first named entity.

1.6	“Anomaly” means, with respect to a Satellite in-orbit, a known condition or occurrence that has or reasonably can be predicted to have an adverse impact on the Stated Life or performance of the Satellite, and includes those items listed in paragraph 2.5.8.2(f) of the SOW.

1.7	“Article” means an article of this Contract.

1.8	“Attachment(s)” means any and all attachment(s) that are attached hereto or to any Exhibit and incorporated herein or therein, as may be amended from time to time in accordance with the terms hereof.

1.9	“[***]” has the meaning set forth in Article 4.6.

1.10	“Business Day” means any day other than a Saturday, Sunday or any other day on which national banks are authorized to be closed in New York City, New York.

1.11	“Canadian Beams” has the meaning set forth in Article 2.1(B).

1.12	“Candidate Launch Vehicles” has the meaning set forth in Article 3.3.

1.13	“[***]” has the meaning set forth in Article 2.1(B).

1.14	“[***]” has the meaning set forth in Article 4.6.

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1.15	“Certification” has the meaning set forth in Article 9.1.6.

1.16	“Collateral” has the meaning set forth in Article 41.1.1.

1.17	“Competitor” means the following entities or any successors or assigns thereof that are in direct competition with Contractor for the manufacture and sale of commercial satellites: Orbital Sciences Corporation; Lockheed Martin Commercial Space Systems; Boeing Satellite Systems; Thales Alenia Space; EADS Astrium; General Dynamics Spectrum Astro Space Systems; Mitsubishi Electric Corp. (MELCO); and Northrop Grumman Space Technology.

1.18	“Component” means any unit, system, subsystem, or piece of equipment or hardware or software to be employed on a Satellite.

1.19	“CondoSat Agreement” means the agreement between ViaSat, Inc. and Loral Space & Communications, Inc., dated of even date hereof.

1.20	“CondoSat Associate” means Loral Space & Communications, Inc., and any permitted assigns or successors in interest thereto under the CondoSat Agreement.

1.21	“CondoSat Associate Portion” has the meaning set forth in Article 4.1.

1.22	“Configuration Period” has the meaning set forth in Article 2.1(B).

1.23	“Configuration Process” has the meaning set forth in Article 2.1(B).

1.24	“Contract” means the terms and conditions (Preamble, Recitals and Articles) of this executed contract, its Exhibits and its Attachment(s) as set forth in Articles 2.1 and 33, as may be amended from time to time in accordance with the terms hereof.

1.25	“Contractor” has the meaning set forth in the Preamble and any successor or assignee permitted hereunder.

1.26	“Contractor Intellectual Property” shall mean such Intellectual Property owned by Contractor and provided to Purchaser related to this Contract (before or after EDC) and all Intellectual Property Rights related thereto. Contractor Intellectual Property shall also include any derivatives, improvements, or modifications made by Purchaser or Contractor thereto, except for derivatives, improvements, or modifications that can be used by Purchaser without infringing or violating the pre-existing Intellectual Property Rights of Contractor.

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1.27	“Contract Technology” means all: (a) Software (in object code and source code format unless otherwise specified); and (b) data and documentation required for the performance, maintenance, or operation of any Deliverable Item.

1.28	“Control” and its derivatives mean, with respect to an entity, (i) the legal, beneficial, or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock (or other ownership interest if not a corporation) of such entity ordinarily having voting rights, or (ii) the power to direct, directly or indirectly, the management policies of such entity, whether through the ownership of voting stock, by contract, or otherwise.

1.29	“Cure Letter” has the meaning set forth in Article 9.1.6.

1.30	“Daily Rate” has the meaning set forth in Article 13.

1.31	“Defect” means (a) with respect to the Satellite, the DSS, the Satellite Control Facility Equipment (if the options therefor are exercised), and the Spares, any failure to meet the applicable specifications of this Contract, including failures due to non-compliant materials or workmanship, or (b) with respect to any Deliverable Data, Software, or Deliverable Services, any failure to meet the applicable requirements of this Contract.

1.32	“Deliverable Data” means the data and documentation required to be delivered to Purchaser as specified in Article 3.1.

1.33	“Deliverable Item” means any of the items or services listed in Article 3.1, as may be amended from time to time in accordance with the terms hereof and, collectively, the “Deliverable Items.”

1.34	“Deliverable Services” means those services listed in Article 3.1, as may be amended from time to time in accordance with the terms hereof.

1.35	“Delivery” has the meaning set forth in Article 3.2.

1.36	“Dispute” has the meaning set forth in Article 25.

1.37	“Dynamic Satellite Simulator” or “DSS” means the dynamic satellite simulator that is to be delivered to Purchaser pursuant to this Contract.

1.38	“Effective Date of Contract” or “EDC” has the meaning set forth in the Preamble.

1.39	“Escrow Agreement” has the meaning set forth in Article 29.1.

SS/L-TP20701 ViaSat Contract
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1.40	“Eutelsat” has the meaning set forth in Article 4.2.

1.41	“Exhibit(s)” means the exhibit(s) identified in Article 2.1 and attached hereto and incorporated herein, as may be amended from time to time in accordance with the terms hereof.

1.42	“Exploit” means with regard to Contractor Intellectual Property to use such Intellectual Property (1) to launch, use, operate and maintain the Satellite, and to sell, offer for sale, lease, market and rent capacity on, market and provide services with respect to, and otherwise obtain the benefits of, the Satellite, and, (2) to use, operate, reproduce, and maintain, as applicable, Deliverable Items in carrying out Purchaser’s business related to the Satellite.

1.43	“FCC” means the Federal Communications Commission or any successor agency or governmental authority.

1.44	“Final Configuration” has the meaning set forth in Article 2.1(B).

1.45	“Final Orbit Location” has the meaning set forth in Article 2.1(B).

1.46	“Final Statement” has the meaning set forth in Article 21.1.3.

1.47	“Financing Entity” means any entity (other than Contractor or parties related to Contractor or a Competitor of Contractor), which has been specifically identified in a written notification to Contractor providing money to Purchaser to fund any portion of the Satellite or the Work.

1.48	“Firm Fixed Price” has the meaning set forth in Article 4.1.

1.49	“Force Majeure” has the meaning set forth in Article 17.

1.50	“[***]” has the meaning set forth in Article 35.2.

1.51	“Ground Insurance” has the meaning set forth in Article 32.5.

1.52	“Ground Storage” means that period where the Satellite is held on the ground for an extended period prior to Launch.

1.53	“In-Orbit Testing” or “IOT” means the testing of the Satellite in-orbit in accordance with Exhibit D, Satellite Program Test Plan.

1.54	“IOT Complete Date” has the meaning set forth in Article 10.3.

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1.55	“Integration Activities” has the meaning set forth in Article 3.3.

1.56	“Intellectual Property” means all designs, techniques, analyses, methods, concepts, formulae, layouts, software, inventions (whether or not patented or patentable), discoveries, improvements, processes, ideas, technical data and documentation, technical information, engineering, manufacturing and other drawings, specifications and similar matter in which an Intellectual Property Right subsists, regardless of whether any of the foregoing has been reduced to writing or practice.

1.57	“Intellectual Property Claim” has the meaning set forth in Article 19.

1.58	“Intellectual Property Right(s)” means all common law and statutory proprietary rights with respect to Intellectual Property, including patent, patent application, copyright, trademark, service mark, trade secret, mask work rights, data rights, moral rights, and similar rights existing from time to time under the intellectual property laws of the United States, any state or foreign jurisdiction, or international treaty regime, regardless of whether such rights exist as of the date hereof or arise or are required at any time in the future.

1.59	“Intentional Ignition” means, with respect to the Satellite, the start of the ignition process of the Launch Vehicle for the purpose of Launch, which is the time at which the command signal is sent to the Launch Vehicle. This definition shall be modified to reflect the definition of “intentional ignition” in the Launch Services Agreement applicable to Launch of the Satellite.

1.60	“Intermittent Failure” means a Transponder Failure for a period in excess of [***] continuous minutes or [***] cumulative minutes in any day during the Orbital Performance Incentive Period.

1.61	“Junior Lien” has the meaning specified in Article 41.1.4.

1.62	“ITAR” means 22 C.F.R. Sections 120 through 130, International Traffic in Arms Regulations, as amended.

1.63	“Key Milestone Date(s)”has the meaning set forth in Article 22.1.

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SS/L-TP20701 ViaSat Contract
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1.64	“Key Personnel” has the meaning set forth in Article 37.2.

1.65	“Launch” means, with respect to the Satellite, Intentional Ignition followed by lift-off. This definition shall be modified to incorporate the definition of “launch” from the Launch Services Agreement applicable to the Launch of the Satellite.

1.66	“Launch and In-Orbit Insurance Policy” has the meaning set forth in Article 32.2.

1.67	“Launch Agency” means the provider of Launch Services responsible for the Launch of the Satellite.

1.68	“Launch Services” means those services provided by the Launch Agency for the Launch of the Satellite pursuant to the Launch Services Agreement.

1.69	“Launch Services Agreement” means the contract between the Purchaser and the Launch Agency that provides Launch Services for the Satellite.

1.70	“Launch Site” means the location that will be used by the Launch Agency for purposes of launching the Satellite, except in the case of Sea Launch it shall mean the home port located in Long Beach, CA.

1.71	“Launch Support” or “Launch Support Services” means those services specified in Exhibit A, Statement of Work to be provided by Contractor in support of Launch Services.

1.72	“Launch Vehicle” means the launch vehicle used to provide Launch Services for the Satellite.

1.73	“Loral Space Payload” means that portion of the Satellite payload consisting of nine (9) Canadian Beams.

1.74	“Loral Space Payload Contract” means the contract between Contractor and CondoSat Associate for provision of the Loral Space Payload, dated of even date hereof.

1.75	“Losses” has the meaning set forth in Article 20.1.

1.76	“Major Subcontract” has the meaning set forth in Article 38.1.

1.77	“Major Subcontractor” means a Subcontractor who is a party to a Major Subcontract.

1.78	“Milestone” means a portion of the Work upon completion of which a payment is to be made in accordance with Exhibit E, Payment Plan and Termination Liability

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Schedule. Milestone completion criteria and processes are as set forth in Exhibit A, Statement of Work and/or Exhibit E, Payment Plan and Termination Liability Schedule, as applicable. Orbital Performance Incentives shall not constitute a Milestone.
1.79	“Mission Assurance Plan” means the mission assurance plan attached as Exhibit C, as may be amended from time to time in accordance with the terms hereof.

1.80	“Mission Operations Support Services” means the orbit-raising, IOT and related services specified in Exhibit A, Statement of Work, to be performed by Contractor for the Satellite.

1.81	“Notice of Non-Conformance” has the meaning set forth in Article 9.1.6.

1.82	“NSP” means “not separately priced” and included in the Firm Fixed Price.

1.83	“OML Payment” has the meaning set forth in Article 36.

1.84	“Option Satellite” has the meaning set forth in Article 2.2.

1.85	“Option Satellite Exercise Period” has the meaning set forth in Article 2.2.

1.86	“Orbital Performance Incentive Period” means, with respect to the Satellite, the period commencing at (and including) 12:01 a.m. Greenwich Mean Time on the first day following the IOT Complete Date for such Satellite and ending on the last day of the Stated Life.

1.87	“Orbital Performance Incentives” means the amount set forth in Article 13.2, which may be earned by Contractor based on in-orbit performance of such Satellite as set forth in Article 13.

1.88	“Orbital Storage” means, with respect to the Satellite, any period of time of intentional non-use by Purchaser of such Satellite after the IOT Complete Date, provided that such Satellite has been placed into orbit and is capable of performing in accordance with Exhibit B, Satellite Performance Specification.

1.89	“Paragraph” means a paragraph under any Article hereof or section in an Exhibit or Attachment.

1.90	“Partial Loss” means, with respect to the Satellite on or after Intentional Ignition, that Transponder Failures have occurred, but the Satellite is not a Total Loss.

1.91	“Party” or “Parties” means Purchaser, Contractor or both, as the context requires.

SS/L-TP20701 ViaSat Contract
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1.92	“Payment Plan and Termination Liability Schedule” means the payment plan for the applicable Deliverable Item, and termination liability schedule for this Contract, as set forth in Exhibit E, Payment Plan and Termination Liability Schedule, as may be amended from time to time in accordance with the terms hereof.

1.93	“Performance Specification” means the applicable performance specification for the Satellite or other Deliverable Item, as appropriate, in the context of the applicable clause, as such specification may be amended from time to time in accordance with the terms hereof.

1.94	“Permitted Debt” has the meaning specified in Article 41.1.4.

1.95	“Preamble” means the preamble section of this Contract.

1.96	“Proceeds” has, for purposes of Article 41, the meaning ascribed to such term by the UCC.

1.97	“Proposal” has the meaning set forth in Article 16.

1.98	“Proprietary Information” has the meaning set forth in Article 28.

1.99	“Purchaser” has the meaning set forth in the Preamble and any successor or assignee permitted hereunder.

1.100	“Purchaser Delay” has the meaning set forth in Article 18.

1.101	“Purchaser Intellectual Property” shall mean such Intellectual Property owned by Purchaser and provided to Contractor related to this Contract (before or after EDC) and all Intellectual Property Rights related thereto. Purchaser Intellectual Property shall also include any derivatives, improvements, or modifications made by Purchaser or Contractor thereto, except for derivatives, improvements, or modifications that can be used by Contractor without infringing or violating the pre-existing Intellectual Property Rights of Purchaser.

1.102	“Reasonable Efforts” means standards, practices, methods, and procedures conforming to applicable law and that degree of effort, skill, diligence, prudence, and foresight that would reasonably and ordinarily be expected from a skilled and experienced commercial satellite contractor or commercial satellite owner, as the case may be.

1.103	“Recitals” means the recitals section of this Contract.

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1.104	“Remaining OML” has the meaning set forth in Article 36.

1.105	“Replacement Satellite” has the meaning set forth in Article 2.3.

1.106	“Replacement Satellite Exercise Period” has the meaning set forth in Article 2.3.

1.107	“Satellite” means the communications satellite that is to be manufactured by Contractor and to be delivered to Purchaser pursuant to this Contract, and includes the Loral Space Payload. The Satellite is also referred to as the “Primary Satellite.”

1.108	“Satellite Beams” has the meaning set forth in Article 2.1(B).

1.109	“SCF” means the Satellite Control Facility, which includes the Spares, as defined in Exhibit F.

1.110	“Satellite Control Facility Equipment” or “SCF Equipment” means those items listed in section 3.1 of Exhibit F, Satellite Control Facility Requirement Specification.

1.111	“Satellite Payload Specifications” means the payload portion of the Satellite Performance Specifications set forth in Section 3 of Exhibit B hereto.

1.112	“Satellite Performance Specification” means the Satellite performance specification attached as Exhibit B, as may be amended from time to time in accordance with the terms hereof.

1.113	“Satellite Pre-Shipment Review” or “SPSR” has the meaning set forth in Article 9.

1.114	“Satellite Program Test Plan” means the Satellite program test plan attached as Exhibit D, as may be amended from time to time in accordance with the terms hereof.

1.115	“Secured Obligations” means, collectively, all present and future obligations of the Contractor to or for the benefit of Purchaser under this Contract, as well as all damages to which Purchaser may be entitled as a result of any breach of this Contract. All such obligations are “Secured Obligations”.

1.116	“Security Interest” has the meaning set forth in Article 41.1.1.

1.117	“Selection Criteria” has the meaning set forth in Article 2.1(B).

1.118	“Software” means the machine readable computer programs (including firmware, files, databases, interfaces, documentation and other materials related thereto, and any third party Software sublicensed by Contractor hereunder), as such Software is

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revised, upgraded, updated, corrected, modified, and enhanced from time-to-time and provided to Purchaser pursuant to this Contract.
1.119	“Spare” means any spare part to be delivered with the Satellite Control Facility Equipment.

1.120	“Stated Life” means, with respect to the Satellite, the contracted for life of fifteen (15) years for such Satellite, commencing upon the IOT Complete Date for such Satellite.

1.121	“Statement of Work” or “SOW” means the statement of work attached as Exhibit A, as may be amended from time to time in accordance with the terms hereof.

1.122	“Storage Costs” has the meaning set forth in Article 35.2.

1.123	“Subcontract” means a contract or purchase order awarded by Contractor to a Subcontractor or a contract or purchase order awarded by a Subcontractor at any tier for performance of any of the Work.

1.124	“Subcontractor” means any person or business entity that has been awarded a Subcontract.

1.125	“Substantially Similar Satellite” means a satellite that is identical to the Satellite (but does not include the nine (9) Canadian Beams of the Loral Space Payload and, further, CondoSat Associate will have no right, title or interest in such Substantially Similar Satellite) in the following parameters:
•	number of user beams;

•	number of gateway beams;

•	antenna assembly quantity, aperture size and optics;

•	antenna feed design types;

•	antenna allowable interface to the rest of the Satellite bus (except for RF pathway connection to/from repeater);

•	repeater (same TWTA quantity and types, same LNA quantity, etc.);

•	frequency plan (same frequency converter and filter quantity and types); and

•	bus (solar array, battery, thermal, propulsion, autotrack, etc).
The following parameters may be different:
•	CONUS orbital slot;

•	CONUS user beam locations; and

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•	CONUS gateway beam locations.
For the Substantially Similar Satellite, Contractor will optimize EIRP, G/T and C/I performance with the same types of repeater and antenna Component design corresponding to the new orbital slot, new coverage and new beam plan, which may result in performance difference from the Satellite.
1.126	“[***] Coverage” has the meaning set forth in Article 2.1(B).

1.127	“TCC” has the meaning set forth in Article 38.3.

1.128	“Technical Assistance Agreement” has the meaning set forth in section §120.22 of the U.S. International Traffic in Arms Regulations, 22 CFR §120 — 130.

1.129	“Terminated Ignition” means that, following the time when the electronic signal is sent to command the opening of any first stage propellant valves, the first stage engines of the Launch Vehicle shut down for any reason before the hold down mechanism is released and the Launch pad is declared safe by the Launch Agency. This definition shall be modified to incorporate the definition of “terminated ignition” (or other similar term) from the Launch Service Agreement applicable to the Launch of the Satellite.

1.130	“Total Combined Price” has the meaning set forth in Article 4.1.

1.131	“Total Loss” means with respect to the Satellite on or after Intentional Ignition (i) the complete loss, destruction or failure of such Satellite, or (ii) as defined in Purchaser’s Launch and In-Orbit Insurance Policy if defined differently therein.

1.132	“Training” means the training to be provided by Contractor in accordance with Exhibit A, Statement of Work.

1.133	“Transponder” means any one of the primary designated Ka-Band transponders specified in Exhibit B, Satellite Performance Specification, including both forward and return transponders. A forward transponder receives signals from a single gateway location and radiates those signals to a single user beam. A return transponder receives signals from a single user beam and radiates those signals to a single gateway location.

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1.134	“Transponder Failure” means, with respect to a forward Transponder, the failure (including permanent or Intermittent Failures) to meet: (a) the G/T value for the applicable gateway location, as set forth in Table 2 of Exhibit B, Satellite Performance Specification; or (b) the EIRP value for the applicable beam, as set forth in Table 3 of Exhibit B, Satellite Performance Specification. With respect to a return Transponder, “Transponder Failure” means the failure (including permanent or Intermittent Failures) to meet: (a) the EIRP value for the applicable gateway location, as set forth in Table 2 of Exhibit B, Satellite Performance Specification; or (b) the G/T value for the applicable beam, as set forth in Table 3 of Exhibit B, Satellite Performance Specification. When a Transponder is operating with redundant and/or spare components and meets the EIRP and G/T values set forth above, it shall not be considered to be experiencing a Transponder Failure.

1.135	“TWTs” has the meaning set forth in Article 38.3.

1.136	“UCC” means the Uniform Commercial Code as in effect in the State of New York, as it may be amended from time to time.

1.137	“U.S. Beams” has the meaning set forth in Article 2.1(B).

1.138	“Work” means all design, development, construction, manufacturing, labor, and services, including tests to be performed, and any and all Deliverable Items, including the Satellite, the DSS, Deliverable Data, Mission Operations Support Services, Launch Support Services, Training, and equipment, materials, articles, matters, services, and things to be furnished to Purchaser under this Contract.

1.139	“Work-in-Process” means the following goods, services, and rights to be provided to Purchaser by Contractor under this Contract but in the case of goods only such goods as have been designated for use under this Contract under Contractor’s internal material resource planning system and have been installed: (a) the Satellite, (b) the DSS, (c) the Satellite Components, (d) all other Deliverable Items, including items purchased pursuant to exercised options set forth herein, (e) all parts, materials, inventories, and associated warranties, and (f) the rights in Intellectual Property as set forth in Article 39, and Proprietary Information as set forth in Article 28. The foregoing shall constitute Work-in-Process as the same shall be in the process of performance, manufacture, testing, integration, delivery or completion at any given point in time.

SS/L-TP20701 ViaSat Contract
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SS/L-TP20701 ViaSat Contract
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ARTICLE 2 — SCOPE OF WORK
2.1	Provision of Services and Materials
A.	General

Contractor shall provide Purchaser with the Deliverable Items completed in all respects in accordance with the provisions of this Contract. Without limiting the generality of the foregoing, the Contractor shall provide the necessary personnel, material, services, and facilities to design, manufacture, test and ship the Satellite, together with all other Deliverable Items referred to in Article 3.1. Contractor shall furnish and perform the Work in accordance with the provisions of this Contract, including the following Exhibits, which are attached hereto and made a part hereof:
2.1.1	Exhibit A, Statement of Work, dated January 7, 2008

2.1.2	Exhibit B, Satellite Performance Specification, dated January 7, 2008, including all Annexes thereto

2.1.3	Exhibit C, Mission Assurance Plan, dated September 22, 2006

2.1.4	Exhibit D, Satellite Program Test Plan, dated January 7, 2008

2.1.5	Exhibit E, Payment Plan and Termination Liability Schedule, dated January 7, 2008

2.1.6	Exhibit F, Satellite Control Facility Requirements Document, dated January 7, 2008

2.1.7	Exhibit G, Escrow Agreement

2.1.8	Exhibit H, Dynamic Satellite Simulator Statement of Work and Functional Requirements Document dated January 7, 2008

2.1.9	Exhibit I, Guaranty Agreement

2.1.10	Exhibit J, [***] Escrow Agreement

2.1.11	Exhibit K, Default Configuration

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B.	Finalization of the Satellite Configuration

As of EDC, the Satellite configuration has not been finally defined, but the Parties agree it will consist of nine (9) Canadian service beams with three 2 GHz fixed gateway locations (provided that in the event Purchaser and CondoSat Assocaite share a gateway under section 2.8 of the CondoSat Agreement, then there shall only be two 2 Ghz gateways) (“Canadian Beams”), sixty (60) U.S. service beams with thirteen 2 Ghz fixed gateway locations and three 1.5 Ghz fixed gateway locations (“U.S. Beams”) (all of the foregoing as set forth in Exhibit K, Default Configuration) plus, potentially, three (3) additional service beams and one (1) associated gateway (“Additional Beams”), the location of such Additional Beams to be established as set forth below. Through February 3, 2008 (the “Configuration Period”), the Parties will work together to complete an optimal Satellite configuration for Purchaser (the “Configuration Process”), consisting of the following:
(i)	The Parties shall use reasonable best efforts during the Configuration Period to develop an optimal configuration of the U.S. Beams, the Canadian Beams and Additional Beams (together, the “Satellite Beams”) for Purchaser. The objectives in developing the optimal Satellite configuration for Purchaser shall, among other things, include: (1) calculated [***] (as calculated using the [***] defined in Article 4.6) equal to or higher than [***] (not including the Canadian Beams); (2) user beams located in coverage areas which are, in Purchaser’s reasonable opinion, desirable for its intended services; (3) gateway locations with reasonable economical access to sufficient existing fiber backhaul; (4) limited overlap between the user beams; (5) complete inter-beam coverage for user beams (no “[***] Coverage” as exemplified in Attachment A hererto, unless otherwise approved by Purchaser); and (6) optimal number of gateways for Purchaser’s business plan, but not less than the number of gateways reflected in Exhibit K, Default Configuration (items (1) through (6) immediately above the “Selection Criteria”). The Parties shall at a minimum complete the following actions in an effort to develop a final Satellite configuration for Purchaser:

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a.	On or before 4, January 2008, Contractor will submit to Purchaser the antenna performance files, beam laydown (including coverage map, antenna-beam mapping, and frequencies assigned to each beam) and gateway location information (“[***]”) defined in Annex B to Exhibit B, Satellite Performance Specification, separately for; (i) the Canadian Beams; (ii) the U.S. Beams; and (iii) multiple configurations of the Additional Beams (consistent with the criteria below). In the event Contractor proposes a Satellite configuration to Purchaser that leads to any [***] (“[***] Coverage”), Purchaser will notify Contractor (and provide Contractor with reasonable guidance on rectifying such [***] Coverage), and Contractor will adjust the proposed Satellite configuration in order to [***] as part of the process described below (even if removing such [***] reduces Satellite [***]).

b.	On or before 8 January 2008, Purchaser will provide Contractor with initial comments and feedback on Contractor’s proposed configuration for the Satellite Beams (including alternative candidate locations in the US and/or Mexico for the Additional Beams).

c.	On or before 11 January 2008, Purchaser shall identify up to three (3) alternative Satellite configurations for the Additional Beams to be considered by Purchaser and Contractor for the final Satellite configuration.
•	The locations to be considered by the Purchaser for location of the user beams for the Additional Beams are, in order of priority:
°	Major metropolitan areas of the central U.S. not covered by the U.S. Beams, including locations in Denver, Colorado, Salt Lake City, UT, and Phoenix/Tucson AZ;

°	Mexico; and

°	overlay on three (3) of the sixty (60) U.S. service beams.
d.	On or before 18 January 2008, Contractor shall provide [***] for two (2) of the three (3) alternative configurations identified by Purchaser

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for the Additional Beams and within seven (7) days thereafter shall provide [***] for the final alternative configuration identified by Purchaser for the Additional Beams as provided above, for assessment of [***] (using the [***]).
e.	On or before 25 January 2008, Purchaser and Contractor will determine if any further improvements to the proposed Satellite configurations should be considered, and, provided that Contractor is reasonably able to provide updated [***] on such improvements by 31 January 2007, Contractor will update the [***] accordingly.

f.	On 3 February 2008, Purchaser shall select the final Satellite configuration (“Final Configuration”) from among the above proposed Satellite configurations (including Exhibit K, Default Configuration) in accordance with the following principles:
•	In the event Purchaser selects a Satellite configuration consisting of only the U.S. Beams and the Canadian Beams, Purchaser shall select the Satellite configuration based on the Selection Criteria and, which in Purchaser’s reasonable judgment optimizes its business prospects, while also considering in good faith the configuration that maximizes the calculated [***] (as calculated using the [***] defined in Article 4.6). In the event that Purchaser chooses a configuration that does not provide the maximum calculated [***] as provided above, Purchaser shall provide Contractor with the rationale therefor, which rationale shall be consistent with the optimization of Purchaser’s business prospects and the Selection Criteria. For the purpose of clarification, in the event that Purchaser reasonably determines that the benefits associated with the Additional Beams does not exceed the costs associated with the Additional Beams, Purchaser may elect to reject the Additional Beams and select the Satellite configuration in accordance with the terms of this paragraph, and shall provide Contractor with the rationale therefor.

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•	In the event Purchaser selects a Satellite configuration consisting of the U.S. Beams, the Canadian Beams and Additional Beams, Purchaser shall select the Satellite configuration which, in its reasonable judgment, optimizes its business prospects, while also considering in good faith the configuration that maximizes the calculated [***] (as calculated using the [***] defined in Article 4.6).

•	In the case of the Canadian Beams, Purchaser shall elect the coverage locations which, in its reasonable judgment, optimizes the Canadian capacity/coverage area.
(ii)	In the event, for any reason, Contractor has not provided the [***] to Purchaser on or prior to the dates set forth above, except for delays excused due to Force Majeure events or Purchaser-caused delays, then Purchaser shall be entitled to select the Exhibit K Default Configuration consisting of only the U.S. Beams and the Canadian Beams (i.e., without the Additional Beams).

(iii)	Contractor acknowledges that, as part of Purchaser’s finalization of the Satellite configuration, Purchaser will need to offset the station-keeping box from the 115.0 WL position (between 114.7 and 115.3 WL) (the “Final Orbit Location”) so that it will not overlap the station-keeping box of any other satellite in accordance with FCC regulations. No later than twenty-one (21) days after EDC, Purchaser will provide the Final Orbit Location. For purposes of clarification, the [***] of the Final Configuration will be calculated pursuant to Article 4.6 assuming use of the 115.0 WL position, and the [***] calculated pursuant to Article 22.2.1 assuming use of the Final Orbit Location.

(iv)	Upon Purchaser selection of the Final Configuration: (1) the [***] of the Final Configuration will be calculated (using the [***]) and the Firm Fixed Price shall be subject to adjustment, up or down, pursuant to Article 4.6; and (2) Exhibit B, Satellite Performance Specification, will be updated accordingly, including the following:

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(A) Section 3.3, Coverage Area, will be updated with the resulting polygon area, gateway locations, and beam locations associated with the selected configuration;
(B) Table 2 and Table 3, Gateway Locations and User Beam Locations, will be updated based upon the data files provided during the Configuration Process for the Final Configuration selected by Purchaser. The values incorporated into the tables shall be the values set forth in the data files, taking into account pointing error consistent with Section 3.6.1 of Exhibit B, Satellite Performance Specification, minus 0.5 dB; and
(C) Tx and Rx performance (specifically, the EIRP, G/T, and C/I values specified in Tables 4, 5, 8, 9, 10, 11, 12, 13, 16, and 17) will be updated based upon the data files provided during the Configuration Process for the Final Configuration selected by Purchaser. The [***], which provides distributions on all relevant parameters, will be used to generate the cumulative distributions on the metrics set forth in sections 3.6.3, Forward Uplink (from Gateway), 3.6.4, Forward Downlink (to User), 3.6.5, Return Uplink (from User), and 3.6.6, Return Downlink (to Gateway).
2.2	Option Satellite
Contractor hereby grants to Purchaser an option to purchase one (1) additional Substantially Similar Satellite (including a DSS, updates to Deliverable Data, as required, Launch Support Services and Mission Operations Support Services) (the “Option Satellite”) at the optional pricing set forth in the table below (to be established following the process defined in Article 2.1 above, and to reflect the adjustments necessary to convert from the Primary Satellite configuration to a sixty (60) U.S. beam only configuration, with such pricing to be provided no later than March 2, 2008). Delivery for the Option Satellite shall be no later than the later to occur of: (i) thirty six (36) months after execution of the second contract or Contract amendment identified below; and (ii) four (4) months after Delivery of the Primary Satellite. Commencing upon

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the date of execution of such second contract or Contract amendment, Contractor shall immediately proceed with all Work necessary to build such Option Satellite.
The option shall remain valid from EDC until two (2) years from EDC (the “Option Satellite Exercise Period”), provided that Purchaser may require Contractor to extend the validity of the option and/or change the design and/or specifications of the Option Satellite under a change order pursuant to Article 16. If Purchaser wishes to exercise such option, it may do so by providing notice to Contractor at any time prior to the expiration of the Option Satellite Exercise Period. In such event, the Parties shall document Purchaser’s agreement to purchase the Option Satellite and Contractor’s agreement to build and deliver such satellite by entering into either, at Purchaser’s option, an amendment to this Contract or a second contract that has terms and conditions identical in all relevant material respects to this Contract except for such differences as are reasonably necessary or appropriate to indicate that the second contract applies to the Option Satellite. Only upon execution of such second contract or Contract amendment shall Purchaser be financially obligated to Contractor with respect to the Option Satellite and shall Contractor be obligated to perform with respect thereto.

Firm Fixed Price of Option
Satellite Option Exercised	Satellite(i)
Within EDC + 6 months	TBD

Between EDC + 6 months and EDC + 12 months	TBD

Between EDC + 12 months and EDC + 18 months	TBD

Between EDC + 18 months and EDC + 24 months	TBD

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(i)	[***]% of the Firm Fixed Price of Option Satellite constitutes the maximum Orbital Performance Incentives earnable for the Option Satellite. Firm Fixed Price of Option Satellite includes Deliverable Data, Training, Launch Support Services (as they may be adjusted pursuant to Article 4.3), Mission Operations Support Services, and a DSS.
2.3	Replacement Satellite
Contractor hereby grants to Purchaser an option to purchase one (1) replacement satellite identical to the Primary Satellite provided hereunder (including a DSS, updates to Deliverable Data, as required, Launch Support Services and Mission Operations Support Services) (the “Replacement Satellite”). The price for such Replacement Satellite shall be [***] U.S. dollars ($[***]) as adjusted pursuant to Article 4.6 ([***] percent ([***]%) of which constitutes the maximum Orbital Performance Incentives Contractor may earn with respect to the Replacement Satellite) and apportioned as follows: (i) [***] U.S. dollars (U.S.$ [***] is the portion of the Replacement Satellite price to be paid by Purchaser hereunder; and [***] U.S. dollars (U.S.$[***]) is the portion of the Replacement Satellite to be paid by [***]. Delivery for the Replacement Satellite shall be no later than the later to occur of: (i) thirty-four (34) months after execution of the second contract or Contract amendment identified below and (ii) four (4) months after Delivery of the Satellite). Commencing upon the date of execution of such second contract or Contract amendment, Contractor shall immediately proceed with all Work necessary to build such Replacement Satellite. The option shall remain valid until one (1) year from Delivery of the Satellite (the “Replacement Satellite Exercise Period”), provided that Purchaser may require Contractor to extend the validity of the option and/or change the design and/or specifications of the Replacement Satellite under a change order pursuant to Article 16. If Purchaser wishes to exercise such option, it may do so by providing notice to Contractor at any time prior to the expiration of the Replacement Satellite Exercise Period. In such event, the Parties shall document Purchaser’s agreement to purchase the Replacement Satellite and Contractor’s agreement to build and deliver such satellite by entering into either, at Purchaser’s option, an amendment to this Contract or a second contract that has terms and conditions identical in all relevant material respects to this Contract except for such differences as are reasonably necessary or appropriate to indicate that the second contract applies to the Replacement Satellite. Only upon execution of such second contract or Contract amendment shall Purchaser be financially obligated to Contractor

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with respect to the Replacement Satellite and shall Contractor be obligated to perform with respect thereto.
2.4	SCF Equipment
Contractor hereby grants to Purchaser an option to purchase the SCF Equipment (including the Spares) listed in Exhibit F, Satellite Control Facility Requirement Specification. The Parties acknowledge that, as of EDC, the Parties are updating Exhibit F, Satellite Control Facility Requirements Document, to be consistent with SCF requirements agreed-to between the Parties, and which updates are within the agreed scope of Work hereunder so as not to constitute a change hereunder; the Parties will continue to work in good faith to complete the revisions to Exhibit F, Satellite Control Facility Requirements Document no later than EDC plus thirty (30) days. The price for such SCF Equipment shall be [***] U.S. dollars ($[***]). This option shall remain valid until 6 months from EDC (the “SCF Equipment Exercise Period”), provided that Purchaser may require Contractor to extend the validity of the option and/or change the design and/or specifications of the SCF Equipment under a change order pursuant to Article 16. If Purchaser wishes to exercise such option, it may do so by providing notice to Contractor at any time prior to the expiration of the SCF Equipment Exercise Period. Delivery for the SCF Equipment shall be no later than August 1, 2010. Payment for the SCF Equipment shall be due upon Acceptance of the SCF Equipment.
2.5.	Cooperation with Launch Agency
Contractor shall provide all reasonably necessary assistance to, and shall fully communicate and cooperate with, the Launch Agency so as to ensure successful, on-time completion of the Work and integration of the Satellite with the Launch Vehicle in accordance with the terms of this Contract and the Launch Services Agreement. Purchaser shall provide all reasonably necessary assistance to Contractor so as to ensure Contractor and any affected Subcontractors have the necessary access and information from the Launch Agency to perform as specified. All communications of Contractor and its Subcontractors with the Launch Agency are subject to any required export authorizations.

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2.6	Relationship to Loral Space Payload Contract
Except as to certain rights related to refunds, termination, access and title transfer associated with the Loral Space Payload that are set forth in the Loral Space Payload Contract, Purchaser shall have the exclusive rights (including all exclusive rights of exercise) associated with the Satellite and other Deliverable Items to be provided hereunder. CondoSat Associate shall have no right or authority to give Contractor direction as to the Satellite, including as to the Loral Space Payload, and the Loral Space Payload Contract shall reflect that CondoSat Associate agrees to, and shall be bound by, all acts and decisions of the Purchaser under this Contract as regards the Satellite, including the Loral Space Payload. Purchaser agrees that any action related to the Satellite, including the Loral Space Payload portion thereof, other than as regards payment and refunds, shall be the responsibility of Purchaser and Purchaser shall act on behalf of Purchaser and CondoSat Associate, with no direct right of action or enforcement against Contractor by CondoSat Associate. Purchaser retains all rights associated with Deliverable Items 2 through 6 set forth in Article 3.1, except that CondoSat Associate shall be entitled to copies of the Deliverable Data for information purposes only, and subject to restrictions on use and disclosure substantially similar to those contained herein. Contractor agrees to place the Loral Space Payload Contract on terms reflecting the foregoing.

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ARTICLE 3 — DELIVERABLE ITEMS AND DELIVERY SCHEDULE
3.1	Deliverable Items
Subject to the other terms and conditions of this Contract, the items to be delivered under this Contract are specified below (each a “Deliverable Item”). Contractor shall deliver such Items on or before the corresponding Delivery dates and at locations specified as follows:

Item	Description	Delivery Date	Delivery Location
1.	Satellite	Delivery to the Launch Site on EDC + 36 months	Per Article 3.2

2.	Deliverable Data	Per SOW, Exhibit A	Per SOW, Exhibit A

3.	Training	Per SOW, Exhibit A	Per SOW, Exhibit A

4.	Launch Support Services	Per SOW, Exhibit A	Per SOW, Exhibit A

5.	Mission Operations Support Services	Per SOW, Exhibit A	Per SOW, Exhibit A

6.	DSS	Per Exhibit H	Purchaser’s SCF
3.2	Delivery
Delivery of each Deliverable Item shall occur upon arrival of such Deliverable Item at the location required by this Article 3, after having successfully completed any required reviews and testing. In the case of the Satellite, Delivery shall occur upon delivery of the Satellite to the Launch Site or upon placement in Ground Storage.
3.3	Selection of Launch Vehicle
Purchaser shall be responsible for providing the Launch Services for Launch of the Satellite(s). Contractor shall provide, at no additional cost to Purchaser, engineering, Launch Vehicle integration activities, and other customary services to maintain compatibility of the Satellite for Launch (including but not limited to environmental analysis, mission planning, and Launch Vehicle electrical and mechanical interfaces) (collectively, “Integration Activities”) with the list of candidate Launch Vehicles set forth in Paragraph 2.4 of Exhibit B, Satellite Performance Specification (the “Candidate Launch

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Vehicles”) up to eighteen (18) months prior to the scheduled Delivery date of the Satellite set forth in Article 3.1. On or before eighteen (18) months prior to the then-currently scheduled Delivery date of the Satellite set forth in Article 3.1, Purchaser shall provide a written notification to Contractor of two (2) Launch Vehicles that may be used for such Satellite. Provided that Purchaser has entered into the necessary agreements with the potential Launch Agencies to reasonably support Contractor’s Integration Activities, Contractor shall perform dual Integration Activities up through twelve (12) months prior to the start of SPSR, at which time Purchaser shall designate its final Launch Vehicle selection. Failure to notify Contractor of its Launch Vehicle selection(s) by the date(s) set forth in this Paragraph shall be a Purchaser delay of Work subject to Article 18, and any change to the Launch Vehicle selection thereafter shall be subject to Article 16.
3.4	Avoidance and Mitigation of Delays
Contractor shall notify Purchaser promptly by telephone and confirm in writing any event, circumstance or development that will likely result in a material non-conformance of the Work or any part thereof with the requirements of this Contract or the Delivery dates established therefor. Contractor shall use Reasonable Efforts to avoid and/or mitigate the effect of such event, circumstance, or development. Within ten (10) Business Days of any notification hereunder, Contractor shall provide written notice to Purchaser of any affected Work, as well as a proposed work-around. The work-around plan shall: (a) set forth Contractor’s Reasonable Efforts to mitigate the effect of any such event, circumstance, or development and include a schedule for such mitigation; and (b) contain sufficient detail for Purchaser to be able to evaluate such plan. If appropriate, such work-around plan shall use work-around schedules, payment of expedited fees, twenty four (24) hour operations, and the use of alternate Subcontractors (to be approved by Purchaser if required under this Contract).
3.5.	Packing and Shipping
Packing and shipping shall be in accordance with all applicable laws, rules, and regulations, and standard commercial practices in the aerospace industry.

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ARTICLE 4 — PRICE
4.1	Firm Fixed Price
The total price to be paid by Purchaser and CondoSat Associate to Contractor for the Work, including but not limited to Deliverable Items 1 through 6 set forth in Article 3.1 hereof, as detailed in Exhibit A, Statement of Work, shall be a total firm fixed price of two hundred and forty-six million U.S. dollars (U.S. $246,000,000) (the “Total Combined Price”) which is apportioned as follows: (i) two hundred and nine million, one hundred thousand U.S. dollars (U.S.$209,100,000) is the portion of the Total Combined Price to be paid by Purchaser hereunder (the “Firm Fixed Price”); and thirty-six million, nine hundred thousand U.S. dollars (U.S.$36,900,000) is the portion of the Total Combined Price for which CondoSat Associate is responsible pursuant to the Loral Space Payload Contract (the “CondoSat Associate Portion”). Both the Total Combined Price and the Firm Fixed Price are subject to the [***] adjustment set forth in Article 4.6, below (however, the price of the Loral Space Payload Contract is not subject to adjustment pursuant to Article 4.6 below). Purchaser does not guarantee payment of the CondoSat Associate Portion, and Contractor agrees to look solely and exclusively to CondoSat Associate for payment of the CondoSat Associate Portion. Failure of CondoSat Associate to make any payment of the CondoSat Associate Portion when due shall not be considered a breach or default of this Contract and Contractor shall nonetheless remain obligated to perform its obligations and duties under this Contract. Contractor acknowledges and agrees that Purchaser shall have no liability to Contractor whatsoever in the event that CondoSat Associate fails to make timely payment of the CondoSat Associate Portion, and that Contractor shall have no recourse whatsoever against Purchaser in such case.
Except as otherwise expressly provided in Articles 2.2 and 2.3 (only if Purchaser elects to effectuate its purchase of the Option Satellite or the Replacement Satellite by means of an amendment to this Contract rather than by means of another contract), and Articles 2.4, 4.2, 4.3, 4.6, 6.2, 6.3, 6.5, 12.1(B), 15.4, 16, 18, 35, and any options set forth in this Contract, the Firm Fixed Price is not subject to any escalation or to any adjustment or revision. The price for those items subject to an option under this Contract, if any, are described in the particular Articles that set forth such options.

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The itemization of the Firm Fixed Price is as follows:

Item	Description	Amount
1.	Satellite (excludes the Loral Space Payload price and Orbital Performance Incentives)	[***] percent ([***]%) of the Firm Fixed Price (as of EDC, this amount is U.S. $ [***])

1(a).	Maximum Orbital Performance Incentives	[***] percent ([***]%) of the Firm Fixed Price (as of EDC, this amount is U.S. $[***])

2.	Deliverable Data	NSP

3.	Training	NSP

4.	Launch Support Services	NSP(i)

5.	Mission Operations Support Services	NSP

7.	DSS	NSP

	Total Firm Fixed Price	U.S. $209,100,000 (ii)
(i) The price for the Launch Support Services shall be modified by the amount set forth for such services in Article 4.3, based upon Purchaser’s selection of Launch Vehicle for the Launch of the Satellite.
(ii) Not including the price for any incremental Launch Support Services per Article 4.3, or long-term Ground Storage per Article 35. Firm Fixed Price includes SPT thrusters, but does not include the Caribou command link (TT&C) encryption or Ferrite switches. Purchaser may elect to include the Caribou command link (TT&C) encryption at the price of $[***], so long as Purchaser provides written notice of its election no later than February 3, 2008, and Purchaser may also elect to include Ferrite switches at the price of $[***], so long as Purchaser provides written notice of its election no later than February 3, 2008. If Purchaser elects to include the Caribou command link (TT&C), then all unpaid Milestone payments associated with the Satellite shall automatically be increased by a pro rata amount such that the applicable increase is applied across all remaining, unpaid Milestone payments on the Satellite.

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4.2	Discount for Purchase of a Eutelsat Satellite
In the event Eutelsat or any of its Affiliates (Eutelsat and its Affiliates shall collectively be referred to as “Eutelsat”) (or a joint venture consisting of Purchaser and Eutelsat) enters into a contract with Contractor for the purchase of a Ka-band spot beam satellite on or before 1 March 2008, (“Eutelsat Satellite”), the Firm Fixed Price for the Primary Satellite set forth above shall be reduced by [***] U.S. dollars (USD$[***]). If Purchaser is entitled to such reduction, then all unpaid Milestone payments associated with the Satellite shall automatically be reduced by a pro rata amount such that the applicable discount is applied across all remaining, unpaid Milestone payments on the Satellite.
4.3	Launch Support Services
Upon Purchaser’s selection of the Launch Vehicle for the Launch of the Satellite as provided in Article 3.3 above, the Firm Fixed Price of the Contract shall be increased or decreased in the following applicable amount to reflect the Launch Support Services associated with the selected Launch Vehicle. Such increase or decrease shall be applied on a pro-rata basis to those Milestone payments specified in Exhibit E, Payment Plan and Termination Liability Schedule remaining to be paid as of the date of Purchaser’s selection.

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Adjustment to Firm Fixed
Selected Launch Vehicle	Price
Atlas	(U.S. $[***]([***])

Proton	U.S. $[***]([***])

Sea Launch	(U.S. $[***]) ([***])

Ariane	U.S. $[***]([***])
4.4	Fees and Other Expenses
The Firm Fixed Price stated above includes all fees, charges, expenses, costs, and other amounts payable by Purchaser for any portion of the Work, including but not limited to the design, manufacturing, tests, the Satellite, the DSS, Deliverable Data, Training, Orbital Performance Incentives, Mission Operations Support Services, Launch Support Services, risk management services as required by Article 32, packing and transport of the Satellite to the Launch Site, transit insurance and such other insurance as is required by Article 32, but does not include such amounts payable for Launch Services, or the Launch and In-Orbit Insurance Policy (the responsibility for which shall reside exclusively with Purchaser). Under no circumstances will Purchaser be obligated to pay any fees, charges, expenses, costs or other amounts in connection with any portion of the Work other than the amounts set forth in this Paragraph, as adjusted in accordance with those Articles set forth in Article 4.1.

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4.5	Taxes
The Firm Fixed Price includes, and Contractor shall remit when due, all applicable federal, state, local and foreign taxes duties, assessments, and similar liabilities (including interest, fines, penalties, or additions attributable to, or imposed on, or with respect to, any such taxes, duties and similar liabilities) imposed by any federal, state, local, or foreign government in connection with the Work, including those related to the export or import of any Satellite from or into any jurisdiction for Launch, all imposts, and all sales, use, excise, value added, import and export taxes levied in connection with Contractor’s performance of the Work, wherever the Work is being carried out under this Contract.
4.6	[***] Adjustment
Promptly upon finalization of the Satellite configuration pursuant to Article 2.1(B), Purchaser shall calculate, and Contractor shall have the opportunity to verify (pursuant to the licenses and limitations set forth in Article 22.2), the [***] of the U.S. Beams and the Additional Beams, if any, (but not including the Canadian Beams) (and the resulting calculated [***] shall be the “[***]”) using the version of Purchaser’s proprietary software program in existence as of EDC (operating in the mode that [***]) (the “[***]”); provided, however, that in the event that Purchaser elects to include Mexico coverage for any of the Additional Beams in the Final Configuration, then [***] contributed by such beam(s) will be considered in determining the [***], unless all necessary landing rights and any other rights necessary for Purchaser to offer its intended service in Mexico have been obtained. Contractor acknowledges that the Satellite Final Configuration [***] for the U.S. Beams and the Additional Beams will be measured assuming the use of the [***] frequencies and such [***] calculation shall not assume the use of the [***] frequencies. Based on that calculation, the [***] as follows (with such amounts to be pro-rated): [***] For example, if the [***]. By way of further example, if the [***]. All Milestones shall be updated on a pro-rata basis to account for [***].

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ARTICLE 5 — PAYMENTS
5.1	Payment Plan
Payments by Purchaser to Contractor of the Firm Fixed Price set forth in Article 4 and of the amounts for options, if any, exercised by Purchaser pursuant to this Contract shall be in accordance with Exhibit E, Payment Plan and Termination Liability Schedule, as applicable thereto.
5.2	Payment Conditions
5.2.1	Time Payments. The “Effective Date of Contract” time payment due from Purchaser shall be paid no later than the due date specified in Exhibit E, Payment Plan and Termination Liability Schedule. Contractor shall submit to Purchaser an invoice in accordance with the requirements of this Contract with respect to such payment prior to such payment being due.

5.2.2	Milestone Payments. Each Milestone payment specified in Exhibit E, Payment Plan and Termination Liability Schedule shall in each case become payable upon Contractor’s completion of each Milestone in accordance with the Contract and satisfaction of the Conditions for Milestone Completion and Payment set forth in Exhibit E, after which Contractor shall submit an invoice for payment, provided however, that Contractor shall not invoice any amount which when cumulated with other Milestone payments previously made hereunder, exceeds the cumulative Milestone payment amounts due as of such date as reflected in such Exhibit E. A Milestone shall not be deemed completed until all Work relevant to the Milestone has been completed and documented in accordance with Exhibit A, Statement of Work and/or Exhibit E, Payment Plan and Termination Liability Schedule, as applicable.

Purchaser shall only be responsible for paying those amounts set forth in the “Firm Fixed Price (paid by ViaSat)” column of Exhibit E, Payment Plan and Termination Liability Schedule. All payments due from Purchaser upon the completion of a Milestone described in Exhibit E, Payment Plan and Termination Liability Schedule, shall be paid no later than thirty (30) days after the receipt by Purchaser of an invoice and certification in the form attached hereto as Attachment A that the Milestone has been completed in accordance with the

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requirements of this Contract, together with the necessary or appropriate supporting data and documentation as required hereunder, if any, or as Purchaser may reasonably request within ten (10) Business Days of receipt of invoice. Notwithstanding the foregoing, and without prejudice to Purchaser’s rights under Article 5.6, Purchaser, in its sole discretion, may agree to make a partial payment to Contractor for partial completion of a Milestone or for completion of a Milestone prior to the applicable Milestone Date.

Purchaser shall pay in full all undisputed amounts payable hereunder within thirty (30) days after receipt of an invoice therefor completed in accordance with this Article 5.2.
5.2.3	Orbital Performance Incentives. The Orbital Performance Incentives payments due from Purchaser pursuant to Article 13 shall be due and payable no later than thirty (30) days after receipt of an invoice completed in accordance with Article 5.4.

5.2.4	Non-Warranty and Other Payments. Subject to Article 5.6, and without prejudice to Purchaser’s audit rights set forth in Article 5.8, below, all amounts payable to Contractor with respect to non-warranty work performed pursuant to Article 15.4 or for any other payments to be made pursuant to this Contract and not otherwise subject to Article 5.2.1 through 5.2.3 above shall be paid no later than thirty (30) days after receipt of Contractor’s invoice completed in accordance with Article 5 therefor.
5.3	Late Payment
5.3.1	Interest. Except in the case of a payment disputed pursuant to Article 5.6, below, in the event that any payment due under this Contract is not made when due hereunder, without prejudice to the other rights and remedies of the Party entitled to such payment, such Party shall also be entitled to interest at the rate of [***] percent ([***]%) per annum, compounded monthly, on the unpaid balance thereof from ten (10) days after the date that the non-paying Party receives written notice to cure a delinquent payment until such payment is made.

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5.4	Invoices
Invoices required to be delivered by Contractor hereunder shall be submitted by facsimile and air mail to Purchaser (original plus one (1) copy) at the following address:

ViaSat, Inc.

Attn.:	David Abrahamian

6155 El Camino Real
Carlsbad, California 92009

Fax:	760-795-1045

or to such other address as Purchaser may specify in writing to Contractor.
5.5	Payment Bank
All payments made to Contractor hereunder shall be in U.S. currency and shall be made by electronic funds transfer to the following account:
SPACE SYSTEMS/LORAL, INC.
ACCOUNT NO. [***]
or such other account or accounts as Contractor may specify in writing to Purchaser.
5.6	Disputed Amounts
If the event covered by a Milestone payment has not been completed in accordance with the requirements of this Contract, Purchaser shall so notify Contractor in writing within fifteen (15) days of receipt of the applicable invoice and may withhold some or all of the applicable payment in good faith. Such notification shall state in reasonable detail the Contract requirements associated with the applicable Milestone event that have not been met. Upon correction of the noted discrepancy(ies) and completion of the Milestone in accordance with Contract requirements, the Milestone invoice shall be reinstated for payment. Failure to pay any amount subject to a reasonable good faith dispute shall not constitute a material breach under this Contract until resolved by the Parties.
5.7	Right of Offset
In the event that one Party has not paid the second Party any amount that is due and payable to the second Party under this Contract, without prejudice to other rights and

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remedies, such second Party shall have the right to set off such amount against any payment(s) due and payable or to become due and payable to the first Party under this Contract, provided, however, any amount being disputed under Article 5.6 hereof shall not be considered due and payable until the dispute is finally resolved.
In addition, Purchaser shall be entitled to offset against Milestone payments due to Contractor under this Contract, all undisputed amounts due from CondoSat Associate to Purchaser pursuant to the CondoSat Agreement for (1) Launch Services and (2) the Initial Insurance (as defined in the CondoSat Agreement), but only to the extent such amounts remain unpaid and in default after expiration of all time periods allowed for payment thereunder, including time periods to cure such default. As a condition to exercising any rights of offset under this provision, Purchaser shall assign to Contractor, including by way of subrogation, its rights against CondoSat Associate to such payments and all associated remedies.
5.8	Audit Rights and Procedures
Contractor shall keep complete, true and accurate books of account and records pursuant to its standard accounting system for the purpose of showing the derivation of all Actual Costs where any payments to be made by Purchaser are based on Actual Costs. Contractor will keep such books and records at Contractor’s principal place of business for at least five (5) years following the end of the calendar quarter to which they pertain and make them available at all reasonable times for audit by an independent auditor reasonably acceptable to Purchaser and Contractor. Purchaser may direct an audit of any Actual Costs claimed by Contractor pursuant to this Contract to be performed by an industry recogized independent certified public accounting firm reasonably acceptable to Contractor. Any such audits will be at the expense of Purchaser unless the audit shows that Contractor has overcharged amounts due hereunder during the audited period by more than five percent (5%). In such case, the expense of the audit will be paid by Contractor. Contractor will promptly pay Purchaser the full amount of any overpayment, together with interest at the annual rate of [***] percent ([***]%), compounded monthly, from the date such payment was to have been made. The independent auditor will be directed to report reasons for its findings, and the independent auditor’s findings will be binding upon Purchaser and Contractor, provided

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that Contractor shall have the right to redact any detailed rate information from any report or finding provided by the independent auditor to Purchaser.
ARTICLE 6 — PURCHASER-FURNISHED ITEMS
6.1	Purchaser-Furnished Support
To enable Contractor to perform Launch Support and Mission Operations Support Services, Purchaser shall be responsible for timely making available to Contractor the Purchaser-furnished equipment, facilities and services described in Paragraph 2.6 of Exhibit A, Statement of Work. Such equipment, facilities and services shall be in good working condition and adequate for the required purposes and, for the Launch of the Satellite hereunder, shall be made available free of charge for Contractor’s use during the period commencing on the date established therefore at the technical interchange meetings described in Paragraph 2.6.1 of Exhibit A, Statement of Work and continuing through the IOT Complete Date for the Satellite. Purchaser and Contractor will conduct an interface meeting on the date established therefor at the technical interchange meeting described in Paragraph 2.6.1 of Exhibit A, Statement of Work to confirm the availability and adequacy of such Purchaser-furnished equipment, facilities and services.
6.2	Communications Authorizations
Purchaser shall be responsible, at its cost and expense, for preparing, coordinating and filing all applications, registrations, reports, licenses, permits and authorizations with the FCC if required to do so and with any other national governmental agencies having jurisdiction over Purchaser, for the construction, Launch and operation of the Satellite. Contractor shall, at no additional cost to Purchaser, provide all cooperation reasonably necessary in support of Purchaser’s preparation, coordination and filing of such applications, registrations, reports, licenses, permits and authorizations, and upon Purchaser’s request, Contractor shall actively provide reasonable support to Purchaser’s efforts to obtain any licenses, permits, and aurthorizations required by any cognizant regulatory agency. Nothing in this Article 6.2 shall be used to interpret or prejudice any of the rights under the CondoSat Agreement.

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6.3	Radio Frequency Coordination
Purchaser shall be responsible for the timely preparation and submission of all filings required by the International Telecommunication Union (or any successor agency thereto) and all relevant domestic communications regulatory authorities regarding radio frequency and orbital position coordination. Such filings shall be made in accordance with the Radio Regulations of the International Telecommunication Union (or any successor agency) and the laws and regulations of all domestic communications regulatory authorities having jurisdiction over Purchaser. Contractor shall, at no additional cost to Purchaser provide all cooperation reasonably necessary in support of Purchaser’s efforts in the preparation and submission of such filings, and upon Purchaser’s request, Contractor shall actively provide reasonable support to Purchaser’s efforts to obtain any licenses, permits, and aurthorizations required by any cognizant regulatory agency. Nothing in this Article 6.3 shall be used to interpret or prejudice any of the rights under the CondoSat Agreement.
6.4	Satellite Performance Data
Commencing with the first full calendar month following the IOT Complete Date, Purchaser shall provide a report to Contractor describing the general health and operating status of the Satellite. Such report shall be provided to Contractor on a monthly basis thereafter, delivered to Contractor promptly after the end of each month during the Satellite Stated Life. In the event of a Satellite Anomaly that occurs during the Satellite Stated Life, Purchaser shall timely provide Contractor with or give Contractor access to any of Purchaser’s data Contractor may reasonably require to investigate and correct (per Article 15.3 hereof) such Satellite Anomaly and/or support Purchaser in making and perfecting claims for insurance recovery relating to such Satellite Anomaly as set forth in Article 32.
6.5	Late Delivery of Purchaser-Furnished Items or Services
Exhibit A, Statement of Work, paragraph 2.6 sets forth a complete listing of all Purchaser-furnished items or services and the delivery date for such items and services. The late delivery of Purchaser-furnished items or services, individually or combined, shall be considered an event beyond the reasonable control of Contractor, and Contractor shall be entitled to adjustments in the Firm Fixed Price and schedule and other materially affected terms of the Contract, in accordance with Article 18, provided

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that: (a) such late delivery of Purchaser-furnished items or services was substantially due to no fault of Contractor; (b) Contractor promptly notifies Purchaser in writing of any applicable late delivery of Purchaser-furnished items or services and the expected impacts therefor; and (c) Contractor uses Reasonable Efforts to avoid and/or mitigate the effect of the late delivery of Purchaser-furnished items or services.

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ARTICLE 7 — COMPLIANCE WITH LAWS AND DIRECTIVES
7.1	General
Each Party shall, at its expense, perform its obligations hereunder in accordance with all applicable laws, regulations, and policies of the any federal, state, local, or foreign government and the conditions of all applicable federal, state, local, or foreign government approvals, permits, or licenses.
7.2	Compliance with U.S. Export Control Laws
Any obligation of a Party hereunder to provide hardware, software, Deliverable Data, other technical information, technical services, Training, or any access to facilities of the other Party and its personnel and/or its representatives shall be subject to applicable U.S. Government export control and security laws, regulations, policies and license conditions. The Parties shall work cooperatively and in good faith to implement this Contract in compliance with such laws, regulations, policies and license conditions. If and to the extent required by U.S. law, the Parties and their personnel and/or representatives shall enter into U.S. Government-approved agreement(s), including a Technical Assistance Agreement(s), separate from this Contract, governing the provision of hardware, software, Deliverable Data, other technical information, technical services, Training, or access to facilities in connection with this Contract.
7.3	Licenses and Other Approvals
Contractor shall use Reasonable Efforts to obtain and shall maintain all applicable approvals, permits, and licenses as may be required by any government, foreign or domestic, for the performance of the Work, including but not limited to all authorizations required for the import or export of any Deliverable Item, or any part thereof, as well as any agreements and other approvals of the U.S. Government that are required for Purchaser and “foreign person” personnel and/or representatives of Purchaser (including, but not limited to, Eutelsat, foreign subsidiaries and related entities of Purchaser involved with the procurement) as well as Purchaser’s insurance providers, to have access to Contractor facilities, hardware, software, Deliverable Data, Training, other technical information or technical services in connection with the performance of this Contract. In addition, Contractor shall provide reasonable support to Purchaser in obtaining any necessary approvals, permits, and licenses for the performance of Purchaser’s obligations hereunder. A “foreign person” shall be as defined in the U.S.

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International Traffic in Arms Regulations, 22 C.F.R. §120.16. As early as practicable, and in no event later than ninety (90) days after EDC, Purchaser shall provide Contractor with a list of countries (if other than the U.S.) of which “foreign person” personnel and/or representatives of Purchaser (including, but not limited to foreign subsidiaries and related entities of Purchaser involved with the procurement) as well as Purchaser’s insurance providers, if such personnel, representatives, insurance providers will or may have access to U.S. export-controlled items or services under this Contract. Purchaser shall provide such reasonable cooperation and support as necessary for Contractor to apply for and maintain such required U.S. export licenses, agreements and other approvals, and shall promptly notify Contractor of any occurrence or change in circumstances of which it becomes aware that is relevant to or affects such export licenses, agreements and approvals. Contractor shall review with Purchaser any application Contractor makes to any government department, agency or entity for any permit, license, agreement or approval that will be signed by Purchaser as may be required for performance of the Work, prior to submission of such application. Contractor shall provide Purchaser a minimum of five (5) Business Days to review such application prior to submission to such governmental entity, and Contractor shall in good faith consider any comments and proposed revisions made by Purchaser for incorporation into such application. At Purchaser’s request, Contractor shall include Purchaser (and related entities involved with the procurement) as a named party in any application for approval of such U.S. export licenses, agreements and other approvals so as to permit Purchaser to be present during any discussion with or meetings where Purchaser’s foreign subsidiaries/related entities, or insurance providers, may receive from, or discuss, with Contractor any U.S. export-controlled items and/or services. Contractor shall provide the parties to such U.S. export licenses and agreements copies of the export licenses and agreements, including any U.S. Government provisos related to same
NOTWITHSTANDING ANY PROVISION IN THIS CONTRACT, IN NO EVENT SHALL EITHER PARTY BE OBLIGATED UNDER THIS CONTRACT TO PROVIDE ACCESS TO THE OTHER PARTY’S FACILITIES OR SUBCONTRACTOR FACILITIES, PROVIDE ACCESS TO OR FURNISH HARDWARE, SOFTWARE, DELIVERABLE DATA OR OTHER TECHNICAL INFORMATION, OR PROVIDE TECHNICAL/DEFENSE SERVICES OR TRAINING, TO ANY PERSON EXCEPT IN COMPLIANCE WITH

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APPLICABLE U.S. EXPORT CONTROL LAWS, REGULATIONS, POLICIES AND LICENSE CONDITIONS.
7.4	No Unauthorized Exports or Retransfers
NEITHER PARTY SHALL RE-EXPORT OR RE-TRANSFER TO ANY THIRD PARTY ANY HARDWARE, SOFTWARE, DELIVERABLE DATA, OTHER TECHNICAL INFORMATION, TECHNICAL SERVICES, OR OTHER ITEMS FURNISHED HEREUNDER, EXCEPT AS EXPRESSLY AUTHORIZED BY THE U.S. GOVERNMENT IN ACCORDANCE WITH THE EXPORT LICENSES, AGREEMENTS AND OTHER APPROVALS REFERENCED IN THIS ARTICLE 7 OR AS OTHERWISE EXPRESSLY AUTHORIZED UNDER U.S. EXPORT CONTROL LAWS.

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ARTICLE 8 — ACCESS TO WORK-IN-PROGRESS
8.1	Work in Progress at Contractor’s or Major Subcontractor’s Facility

Subject to Article 7, compliance with Contractor’s normal and customary safety and security regulations and practices (or, if applicable, those of a Major Subcontractor), which shall be provided in writing to Purchaser upon Purchaser’s request prior to any facility visit, and the protection of third party proprietary information, Purchaser personnel (such term to include Eutelsat and Purchaser’s duly appointed consultants and agents) shall be allowed access to all Work being performed at Contractor’s or any Major Subcontractor’s facility for the Satellite and other Deliverable Items, for the purpose of observing the progress of such Work; provided, however, access by Purchaser personnel to any Major Subcontractor facility shall require such Major Subcontractor’s prior written consent, which Contractor shall employ Reasonable Efforts to obtain, and Contractor shall be entitled to accompany any Purchaser personnel to the facility. Such access shall be upon reasonable prior written notice to Contractor and shall occur during normal working hours or at such other hours as Contractor may agree. Subject to Article 7, compliance with Contractor’s normal and customary safety and security regulations and practices (or, if applicable, those of a Major Subcontractor), which shall be provided in writing to Purchaser upon Purchaser’s request prior to any facility visit, and the protection of third party proprietary information, Purchaser personnel will have reasonable access for evaluation, inspection, and use in connection with the planned operation of the Satellite to (i) Deliverable Data; (ii) work-in-progress and technical and schedule data and documentation relevant to the Work; (iii) drawings, circuit diagrams/schematics, specifications, standards or process descriptions applicable to the Work; and (iv) data and documentation provided to Contractor by its Subcontractors applicable to the Work. Contractor shall provide Purchaser access to a program web site (from which Purchaser will be permitted to download, print, and save documents) to serve as a repository for such information and Contractor shall provide a typical site map or index to the contents of that web site. All Purchaser personnel (and Purchaser’s duly appointed consultants and agents) who are “U.S. persons” under the ITAR and otherwise meet the requirements for access set forth in this Article shall be provided non-escort badges to agreed work areas while the Work is being performed, though such access may be restricted to relevant buildings and areas where the subject Work in Progress resides. Contractor will use Reasonable Efforts to obtain similar access to

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Work that is being performed at the facilities of Contractor’s Major Subcontractors subject to the conditions set forth in the first sentence of this Paragraph. For the avoidance of doubt, any communications between Purchaser personnel and any foreign Subcontractor shall be conducted through Contractor.

8.2	Electronically-Generated Information

With regard to electronically generated information, Contractor will provide Purchaser with an electronic copy thereof and/or electronic access (via the internet or Purchaser e-mail) to information regarding program performance and documentation that will advise Purchaser, on a current basis, of program specific issues, decisions and problems. Contractor shall establish data links between its and Purchaser’s facilities such that Purchaser has remote electronic access to those project-related documents identified in Exhibit A, Satellite Statement of Work. Contractor will also provide Purchaser personnel with “real time” access to all measured data, when feasible, for the Work on a non-interference, no-cost basis.

8.3	On-Site Facilities for Purchaser’s Personnel

For the purpose of monitoring the progress of the Work being performed by Contractor hereunder, Contractor shall provide office facilities at Contractor’s plant for resident Purchaser personnel (and/or Purchaser’s duly appointed consultants and agents) through the IOT Complete Date. The office facilities to be provided shall include a reasonable amount of office space, office furniture, local telephone service, reasonable long-distance telephone usage, access to copy machines, facsimile machines, internet account and access, reasonable clerical support, and meeting rooms to the extent necessary to enable Purchaser personnel to monitor the progress of Work under this Contract. Contractor will use Reasonable Efforts to obtain similar office facilities at the plants of Contractor’s Major Subcontractors for visits and meetings of Purchaser and Contractor to such plants.

8.4	Purchaser Personnel as Competitors/Foreign Persons

Purchaser shall use Reasonable Efforts to verify that Purchaser’s consultants and agents used in connection with this Contract are not currently employed by companies or entities that are Competitors of Contractor. Purchaser shall notify Contractor in writing of the name, title or function, business relationship, employer, citizenship status

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under U.S. export laws and such other information as may be reasonably requested by Contractor, with respect to each of its intended consultants and agents, and cause each such consultant and agent (except for attorneys and other professionals who are already bound by obligations of confidentiality) to: (i) execute a confidentiality agreement directly with Contractor in form and substance reasonably satisfactory to Contractor and containing terms substantially the same as those set forth in Article 28; and, (ii) pursuant to Article 7, execute a Technical Assistance Agreement or other agreement to ensure compliance with applicable U.S. export control laws and regulations to the extent required by applicable U.S export laws or regulations. Without prejudice to Contractor’s rights and obligations under Article 7, Contractor may in its reasonable discretion deny any consultant or agent of Purchaser access to Contractor or a Subcontractor’s facilities, products or information if such consultant or agent is currently employed by a Competitor, or if such consultant or agent fails to execute any of the agreements identified in (i) and (ii) above, where necessary. Notwithstanding the foregoing, Purchaser consultants or agents who are also employed or engaged by Contractor Competitors shall not be denied access to Contractor or a Subcontractor’s facilities, products or information if Purchaser notifies Contractor of the identity of such consultants or agents, identifies the Competitor(s) that such consultant(s) or agent(s) are employed by, and Purchaser implements appropriate protective measures (firewalls) to safeguard the confidentiality of Contractor’s data, documentation and information as required by this Contract.

8.5	Meetings and Presentations

Purchaser shall be entitled to reasonable notice of and to attend: (a) all formal program- specific meetings; and (b) reviews required in Exhibit A, Statement of Work. Purchaser shall have the right to participate in and to make recommendations in all such meetings and reviews at the system, subsystem and unit level. In addition, Contractor and Purchaser shall mutually agree on which informal program-specific meetings to which Purchaser will be invited to attend.

Copies of presentations or other documents utilized during these meetings shall be furnished or made available to Purchaser and Purchaser’s consultants. Purchaser’s management personnel, as may be deemed appropriate by Purchaser, shall be invited to the Quarterly Summary Executive Reviews. Contractor shall be represented by its

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Program Manager and such other personnel as are required to support the particular presentation.

8.6	Interference with Operations

Purchaser shall exercise its rights under this Article 8 in a manner that does not unreasonably interfere with Contractor’s or its Subcontractors’ normal business operations or Contractor’s performance of its obligations under this Contract or any agreement between Contractor and its Subcontractors.

8.7	Purchaser Inspection Not Acceptance

The inspection, examination, or observation by Purchaser with regard to any portion of Work produced under this Contract shall not constitute any Acceptance thereof, nor shall it relieve Contractor from fulfilling its contractual obligations hereunder.

8.8	CondoSat Associate

Purchaser agrees that Contractor may provide the same access to the Work as provided to Purchaser hereunder to CondoSat Associate personnel and representatives on the same terms and with the same restrictions as set forth herein. In the event that Purchaser desires that any CondoSat Associate personnel and/or representatives be denied such access, Purchaser shall so notify Contractor in writing, including the name of CondoSat Associate personnel and/or representative, and thereafter Contractor shall notify CondoSat Associate of the restriction and deny access to such persons.

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     ARTICLE 9 — SATELLITE PRE-SHIPMENT REVIEW (SPSR) AND DELIVERY
9.1	Satellite Pre-Shipment Review (SPSR)
9.1.1	Contractor to Conduct a Review of the Satellite Prior to Shipment. Contractor shall conduct a detailed and comprehensive review of the Satellite prior to Contractor’s shipment of the Satellite to the Launch Site or its entering into storage. This review shall be conducted in accordance with the terms of this Article 9 and Paragraph 2.4.5 of Exhibit A, Statement of Work (a “Satellite Pre-Shipment Review” or “SPSR”).

9.1.2	Time, Place and Notice of SPSR. The SPSR shall take place at Contractor’s facility. Contractor shall notify Purchaser in writing on or before thirty (30) days prior to the date that the Satellite will be available for the SPSR, which shall be the scheduled date for commencement of such SPSR. If Purchaser cannot attend the SPSR on such initially scheduled date, Contractor shall make Reasonable Efforts to accommodate Purchaser’s scheduling requirements. Purchaser agrees that CondoSat Associate personnel and/or representatives shall be allowed to attend the SPSR, but that Purchaser shall have final approval of the list of non-Contractor attendees.

9.1.3	Conduct and Purpose of SPSR. The SPSR shall be conducted in accordance with the terms of this Article 9 and Paragraph 2.4.5 of Exhibit A, Statement of Work. The purpose of the SPSR shall be to: (i) review test data and analyses for the Satellite; (ii) demonstrate testing has been completed in accordance with the applicable portions of Exhibit D, Satellite Program Test Plan: and, (iii) determine whether the Satellite meets applicable Exhibit B, Satellite Performance Specification requirements (except those that have been waived pursuant to Article 9.1.4 below) and is therefore ready for shipment to the Launch Site.

9.1.4	Waivers and Deviations. Contractor shall submit to Purchaser any request for a waiver of, or deviation from, provisions(s) of the Performance Specification applicable to the Satellite or other Deliverable Item. Purchaser shall consider each such request in good faith in accordance with industry

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standard practices. A request for waiver or deviation shall be deemed granted only if it has been approved in writing by a duly authorized representative of Purchaser (as defined in Article 31.3). Each such waiver or deviation approved by Purchaser shall be deemed an amendment to the Performance Specification for such Satellite or Deliverable Item, permitting such waiver thereof, or deviation therefrom, effective on or after the date of such approval for such Satellite or Deliverable Item. In the event that Purchaser approves any waiver or deviation under this paragraph, Purchaser shall be entitled to an equitable reduction in the Firm Fixed Price and Contractor shall be entitled to an equivalent reduction in the [***], if applicable.

9.1.5	Purchaser’s Inspection Agents. Purchaser may, subject to prior written notice to Contractor, cause any Purchaser personnel, consultant or agent designated by Purchaser to observe the SPSR pursuant to this Article 9; provided, however, that the provisions of Article 7 and Article 8.4 shall apply to any such agent.

9.1.6	SPSR Results. In the event that the SPSR demonstrates that: (i) testing has been performed in accordance with Section 5.2 of Exhibit D, Satellite Program Test Plan, and (ii) such Satellite conforms to the applicable requirements of Exhibit B, Satellite Performance Specification (including any waivers or deviations approved by Purchaser pursuant to Article 9.1.4), Purchaser shall provide written certification (a “Certification”) to Contractor (within 72 hours after Purchaser receives written notice of completion of the SPSR from Contractor) of its concurrence with the results of the SPSR (including any waiver of its right to compel correction of those non-conformances to the requirements of Exhibit B, Satellite Performance Specification, specified by Purchaser in such notice), and the Satellite shall be deemed ready for shipment to the Launch Site.

In the event that such SPSR discloses (i) any failure to conduct testing in accordance with Section 5.2 of Exhibit D, Satellite Program Test Plan, or (ii) any non-conformance of such Satellite to the requirements of Exhibit B, Satellite Performance Specification, either of which is not the subject of any waivers or deviations approved by Purchaser pursuant to Article 9.1.4, Purchaser shall

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provide written notification thereof (a “Notice of Non-Conformance”) to Contractor within 72 hours after Purchaser receives written notice of completion of the SPSR from Contractor, which written notification shall state each such non-conformance Purchaser requires to be corrected or repaired (with reference to the specific provision of Exhibit D, Satellite Program Test Plan, or Exhibit B, Satellite Performance Specification, deemed not met). Contractor shall correct or repair each non-conformance with all deliberate speed and thereafter conduct additional testing and/or a “delta” SPSR, in accordance with the provisions of this Article 9, to the extent necessary to demonstrate that the Satellite conforms to the requirements of Exhibit B, Satellite Performance Specification, after which Purchaser shall provide a Certification or Notice of Non-Conformance within the applicable time frame specified above. Contractor shall be required to repeat the process described in this Paragraph until Purchaser provides Contractor with a Certification pursuant to the requirements of this Article 9.

If Purchaser fails to provide a written Certification or Notice of Non-Conformance as required by either of the preceding Paragraphs of this Article 9.1.6 within the time specified, and Contractor has provided written notice advising Purchaser of such (a “Cure Letter”), the SPSR shall be deemed to have been successfully completed if Purchaser has still not submitted a written Certification or Notice of Non-Conformance within one (1) Business Day of Purchaser’s receipt of the Cure Letter and the Satellite shall be deemed ready for shipment to the Launch Site.

Upon receipt of Purchaser’s Certification in accordance with this Article 9, Contractor shall thereafter transport such Satellite in accordance with Contractor’s standard commercial practices to the Launch Site (and shall be deemed Delivered when received at the Launch Site), and proceed to prepare the Satellite for Launch. Contractor shall not ship the Satellite to the Launch Site until all non-conformances are corrected, repaired or have a Purchaser-approved waiver or deviation.

9.1.7	Inspection Costs Borne by Purchaser. All costs and expenses incurred by Purchaser and its agents in the exercise of its inspection rights under this Article 9, including travel and living expenses, shall be borne solely by Purchaser.

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9.1.8	Correction of Deficiencies after SPSR. If at any time following completion of SPSR of the Satellite and prior to Intentional Ignition (or in the event of a Terminated Ignition, prior to any subsequent Intentional Ignition), it is discovered that such Satellite has a Defect or fails to meet the requirements of Exhibit B, Satellite Performance Specification, as they may be modified as of such time pursuant to Article 9.1.4, Contractor shall promptly correct such deficiencies prior to Intentional Ignition (or in the case of a Terminated Ignition, prior to any subsequent Intentional Ignition) in accordance with the applicable terms of this Contract, including price and/or schedule adjustments for which Contractor may be entitled pursuant to Article 12.1(B). Contractor shall use Reasonable Efforts to avoid and minimize delays associated with any such Defects as further described in Article 3.4. In the event of a Terminated Ignition, Contractor and Purchaser shall proceed in accordance with Article 12.1(B) for those actions necessary to prepare the Satellite for relaunch.

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ARTICLE 10 — ACCEPTANCE OF SATELLITE, LAUNCH SUPPORT AND MISSION
OPERATIONS SUPPORT SERVICES AND IN-ORBIT TEST
10.1	Satellite Acceptance

Acceptance of the Satellite by Purchaser (including the Loral Space Payload on behalf of CondoSat Associate) shall occur finally and irrevocably for all purposes hereunder upon the earlier to occur of: (i) the IOT Complete Date (as defined in Article 10.3. below); or (ii) the instant immediately prior to an event on or after Intentional Ignition resulting in the Total Loss of the Satellite (or the Satellite being reasonably determined to be a Total Loss).

10.2	Launch Support and Mission Operations Support Services

Upon arrival of the Satellite at the Launch Site, Contractor shall proceed with the provision of Launch Support Services in accordance with Exhibit A, Statement of Work. After Launch of the Satellite by the Launch Agency, Contractor shall proceed with the provision of Mission Operations Support Services in accordance with Exhibit A, Statement of Work.

10.3	In-Orbit Testing (IOT)

Thirty (30) days prior to the scheduled Launch of the Satellite, Contractor shall notify Purchaser in writing of the IOT schedule with respect to such Satellite. Purchaser personnel, including but not limited to its contractors and agents may, at Purchaser’s election and subject to Article 7 and Article 8.4, observe such IOT at either Purchaser’s or Contractor’s facilities. CondoSat Associate personnel and/or representatives shall also be allowed to observe such IOT at Contractor’s facilities, if so authorized by Purchaser.

After the Satellite has been placed in its orbital slot, Contractor shall perform IOT in accordance with Exhibit D, Satellite Program Test Plan, and conduct an IOT review with Purchaser and CondoSat Associate within three (3) days of completing IOT (with a summary IOT report being submitted at least 24 hours prior to conducting the IOT review), all in accordance with the applicable provisions of Exhibit A, Statement of Work, and Exhibit D, Satellite Program Test Plan. Upon the completion of the IOT review, Purchaser shall be deemed to have accepted the IOT results (the “IOT Complete Date”).

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10.4	Orbital Performance Incentives

From and after the IOT Complete Date, Contractor shall have the right to earn Orbital Performance Incentives in accordance with Article 13.

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ARTICLE 11 — ACCEPTANCE OF DELIVERABLE ITEMS OTHER THAN THE SATELLITE
11.1	DSS
11.1.1	With respect to the DSS (including Software integrated into the DSS), Contractor shall conduct an inspection and test the DSS in accordance with Exhibit H, Dynamic Satellite Simulator Statement of Work and Functional Requirements Document, in coordination with Purchaser or Purchaser’s representative. If the tests establish that the DSS meets the requirements of Exhibit H, Contractor shall deliver the test results and provide a certification to Purchaser that the DSS meets the requirements of this Contract. Based upon this Contractor’s certification and the inspection and test results, and the results of any additional inspection or testing that Purchaser may reasonably conduct in coordination with Contractor, Purchaser shall either Accept the same in writing (“Acceptance” with respect to the DSS) or notify Contractor in writing of those particulars in which the DSS is unacceptable. Should Purchaser fail to notify Contractor in writing of those particulars in which the DSS is unacceptable within ten (10) Business Days of certification, the DSS shall be deemed Accepted by Purchaser. Upon receipt of a notice that the DSS is unacceptable to Purchaser, which notice shall state the particulars relating to such unacceptability, Contractor shall remedy the non-conformances, conduct additional testing as appropriate, and schedule another test of the DSS as appropriate in the presence of Purchaser or Purchaser’s representative. When such particulars have been remedied to conform to all applicable requirements of Exhibit H, the DSS shall be promptly Accepted by Purchaser in writing. Contractor shall be required to repeat the process described in this Paragraph until the DSS shall have been Accepted by the Purchaser in writing pursuant to the criteria of this Paragraph. Contractor shall take all appropriate measures to ensure that Acceptance of the DSS is achieved prior to Acceptance of the Satellite. In the event that Acceptance of the Satellite occurs prior to Acceptance of the DSS, Contractor shall, at Contractor’s sole cost and expense, and at Purchaser’s option, (i) continue to operate such Satellite for Purchaser until the time of Acceptance of such DSS and (ii) expeditiously complete the tasks necessary to facilitate Acceptance of the DSS.

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11.2	Deliverable Data

For any Deliverable Data (including Deliverable Items of Software but excluding Software integrated into the DSS and Satellite, which are subject to Article 11.1 and Article 10.1, respectively) that requires Purchaser approval pursuant to Exhibit A, Statement of Work, Purchaser shall, within ten (10) Business Days of Delivery, notify Contractor in writing that such Deliverable Data has either been: (i) Accepted, or (ii) that such Deliverable Data does not comply with the requirements of Exhibit A, Statement of Work, identifying each such non-conformance. If Purchaser notifies Contractor of any non-conformance pursuant to the foregoing, Contractor shall promptly correct any non-compliant aspect of such Deliverable Data identified in such notice from Purchaser, and re-submit the Deliverable Data to Purchaser for a subsequent inspection to verify that Contractor has corrected the previously-identified non-compliance and that the Deliverable Data complies with the requirements of Exhibit A, Statement of Work. If Purchaser fails to provide notice within the time specified above, Acceptance shall be deemed to have occurred with respect to such Deliverable Data. Contractor shall be required to repeat the process described in this Paragraph until such time as the relevant Deliverable Data has either been Accepted by Purchaser in writing, or has been deemed Accepted, in accordance with this Paragraph. For Deliverable Data that does not require Purchaser approval pursuant to Exhibit A, Statement of Work, Acceptance of such Deliverable Data shall be deemed to have occurred upon Delivery, provided that such Deliverable Data complies with the requirements of Exhibit A, Statement of Work and further provided that in the event of any non-compliance, Purchaser shall have the remedies set forth in Article 15.2.4.

11.3	Training

Acceptance of Training, or any part thereof, required by Exhibit A, Statement of Work shall occur in accordance with this Article 11.3. Training, or any part thereof, furnished to Purchaser shall be accompanied by written notice from Contractor specifying that portion of the Training being furnished. Acceptance of Training, or any part thereof, shall be deemed to occur ten (10) Business Days after completion of such Training or part thereof unless within such time Purchaser provides a written notice to Contractor that the Training, or part thereof, does not meet Purchaser’s reasonable satisfaction with reference to the requirements of Exhibit A, Statement of Work, identifying each non-conformance. In the event that Purchaser does not Accept Training, or any part thereof,

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as set forth in this Paragraph, Contractor shall repeat the Training, or relevant part thereof.

11.4	Deliverable Services

Acceptance of Deliverable Services, or any part thereof, shall occur in accordance with this Article 11.4. To the extent feasible, Deliverable Services furnished to Purchaser shall be accompanied by written notice from Contractor specifying that portion of the Deliverable Services being furnished. Acceptance of Deliverable Services, or any part thereof, shall be deemed to occur: (a) in a case where re-performance of the Deliverable Services is not practical (for example, Launch Support Services are performed real-time), upon completion of such Deliverable Services or part thereof; or (b) in a case where re-performance of the Deliverable Services is practicable, ten (10) Business Days after completion of such Deliverable Services or part thereof, unless within such time Purchaser provides a written notice to Contractor that the Deliverable Services, or part thereof, do not meet the requirements of Exhibit A, Statement of Work, identifying each non-conformance.

11.5	Reserved

11.6	Satellite Control Facility Equipment

If Purchaser exercises its option set forth in Article 2.4, upon completion of the installation of the Satellite Control Facility equipment (not including the DSS, which is subject to Article 11.1), Contractor shall conduct an inspection and test the Satellite Control Facility equipment in accordance with Exhibit F, Satellite Control Facility Requirements Document, in coordination with Purchaser or Purchaser’s representative. If such inspection and tests, and data resulting from such inspection and tests, establish that the Satellite Control Facility equipment meets the requirements of Exhibit F, Satellite Control Facility Requirements Document, Contractor shall deliver the inspection and test results and associated data and provide a certification to Purchaser that the Satellite Control Facility equipment meets the requirements of this Contract, together with a notification of the period in which Purchaser may provide Acceptance or notice of non-conformance for the equipment. Based upon such Contractor certification and the inspection and test results, and any inspection or testing that Purchaser may reasonably conduct in coordination with Contractor, Purchaser shall either Accept the same in writing or notify Contractor in writing of those particulars in which the Satellite Control

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Facility equipment is unacceptable. Should Purchaser fail to notify Contractor in writing of those particulars in which the Satellite Control Facility Equipment is unacceptable within ten (10) Business Days of certification, and Contractor has provided written notice advising Purchaser of such, the Satellite Control Facility equipment shall be deemed Accepted by Purchaser. Upon receipt of a notice that the Satellite Control Facility equipment is unacceptable to Purchaser, which notice shall state the particulars relating to such unacceptability, Contractor shall remedy the non-conformances, conduct additional testing as appropriate, and schedule another test of the Satellite Control Facility equipment as appropriate in the presence of Purchaser or Purchaser’s representative. Upon remedy of such particulars to conform to all applicable requirements of Exhibit F, Satellite Control Facility Requirements Document, the Satellite Control Facility Equipment shall be Accepted by Purchaser in writing. Contractor shall be required to repeat the process described in this Paragraph until the Satellite Control Facility equipment shall have been Accepted by the Purchaser in writing as set forth in this Paragraph. Contractor shall take all appropriate measures to ensure that Acceptance of the Satellite Control Facility Equipment is achieved prior to Acceptance of the Satellite. In the event that Acceptance of the Satellite occurs prior to Acceptance of the Satellite Control Facility Equipment, Contractor shall, at Contractor’s sole cost and expense, and at Purchaser’s option, (i) continue to operate such Satellite for Purchaser until the time of Acceptance of such Satellite Control Facility Equipment and (ii) expeditiously complete the tasks necessary to facilitate Acceptance of the Satellite Control Facility Equipment.

11.7	Purchaser’s Inspection Agents

Purchaser may, upon giving prior written notice to Contractor, cause any Purchaser consultant or agent designated by Purchaser to observe or conduct the acceptance inspection pursuant to this Article 11 in whole or in part; provided, however, that the provisions of Article 7 and Article 8.4 shall apply to any such consultant or agent and such consultant or agent shall comply with Contractor’s normal and customary safety and security regulations provided to Purchaser in writing in advance of such inspection.

11.8	Waivers and Deviations

Waivers of or deviations from the Performance Specification applicable to any Deliverable Item subject to acceptance inspection pursuant to this Article 11 shall be addressed as set forth in Article 9.1.4.

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11.9	Inspection Costs Borne by Purchaser

All costs and expenses incurred by Purchaser or its consultants or agents in the performance of its inspection rights under this Article 11, including travel and living expenses, shall be borne solely by Purchaser.

11.10	Warranty Obligations

In no event shall Contractor be released from any of its warranty obligations applicable to any Deliverable Item as a result of such Deliverable Item having been Accepted as set forth in this Article 11.

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ARTICLE 12 — TRANSFER OF TITLE AND RISK OF LOSS
12.1	Satellite
(A) Title to and risk of loss or damage for the Satellite, except for the Loral Space Payload, shall pass from Contractor to Purchaser (and title to the Loral Space Payload portion will pass to CondoSat Associate simultaneously, pursuant to the Loral Space Payload Contract) at the time of Intentional Ignition. In the event of a Terminated Ignition not resulting in Total Loss, title to and risk of loss or damage for the Satellite (including the Loral Space Payload portions of the Satellite) shall revert to Contractor upon such Terminated Ignition. If Contractor re-acquires title and risk of loss or damage as set forth in the immediately preceding sentence, title to and risk of loss or damage for the Satellite, except for the Loral Space Payload, shall again pass to Purchaser (title to the Loral Space Payload portion of the Satellite will again pass to CondoSat Associate simultaneously, pursuant to the Loral Space Payload Contract) upon the subsequent Intentional Ignition. Prior to Intentional Ignition, the Parties shall agree to appropriate revisions to certain definitions (i.e., Intentional Ignition, Launch, Terminated Ignition, and other related provisions) as required to ensure that risk of loss transfers from Contractor to Purchaser in a manner that does not result in a lack (or gap in time) of insurance coverage for the Satellite at any time between the time period covered by the Ground Insurance to be provided by Contractor pursuant to Article 32.5 and the applicable coverage start date for any Launch and In-Orbit Insurance Policy.
(B) In the event of a Terminated Ignition, once the launch pad has been declared safe and the Launch Agency authorizes the start of the demating operations, Contractor shall, at Purchaser’s request, immediately take all necessary actions to prepare the Satellite for a relaunch, including: (a) supporting the Launch Agency in demating the Satellite from the Launch Vehicle and conducting defueling operations; (b) directly performing inspection and testing, refurbishment, storage, repair and replacement of damaged Component(s), and transportation of the Satellite to and from the Launch Site; and (c) providing additional Launch support services for the subsequent Launch of the Satellite. Such actions shall be handled as a change pursuant to Article 16.1, and for the avoidance of doubt is not considered to be performance of Work pursuant to the terms of the warranty set forth in Article 15.2.1. Promptly after a Terminated Ignition, the Parties shall establish a new due date for the repaired/refurbished Satellite. In the event of a

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Terminated Ignition that results in the Total Loss of the Satellite, title to and risk of loss or damage for the Satellite shall remain with Purchaser.
(C) EXCEPT WITH RESPECT TO WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, UPON AND AFTER INTENTIONAL IGNITION, UNLESS AND TO THE EXTENT OF A TERMINATED IGNITION WHERE CONTRACTOR RE-ACQUIRES TITLE TO AND RISK OF LOSS OR DAMAGE FOR THE SATELLITE AS PROVIDED IN ARTICLE 12.1, CONTRACTOR’S SOLE OBLIGATION, LIABILITY OR FINANCIAL RISK, AND THE SOLE AND EXCLUSIVE REMEDIES OF PURCHASER OR ANY PARTY ASSOCIATED WITH PURCHASER, WITH RESPECT TO THE SATELLITE’S DESIGN, WORKMANSHIP, CONFORMITY TO SPECIFICATION, USE OR PERFORMANCE OF SUCH SATELLITE, INCLUDING ANY ASSISTANCE OR ADVICE (ACTUAL OR ATTEMPTED) PROVIDED OR OMITTED AS CONTEMPLATED BY ARTICLES 15.3 AND 32 HEREOF (INCLUDING WITH RESPECT TO ANY ACTUAL OR CLAIMED DEFECT CAUSED OR ALLEGED TO BE CAUSED AT ANY TIME, WHETHER BEFORE OR AFTER INTENTIONAL IGNITION, BY CONTRACTOR’S OR ANY OF ITS SUBCONTRACTORS’ NEGLIGENCE) SHALL BE AS SET FORTH IN ARTICLES 5.2.2 (WITH RESPECT POST-LAUNCH MILESTONE PAYMENTS), 13, 15.3, 19, AND 32, IN ALL CASES SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN ARTICLE 27. THE FOREGOING SHALL NOT PREJUDICE OR LIMIT EITHER PARTY’S RIGHTS AND REMEDIES WITH RESPECT TO ARTICLE 28, DISCLOSURE AND HANDLING OF PROPRIETARY INFORMATION AND ARTICLE 39, INTELLECTUAL PROPERTY.
12.2	Deliverable Items Other Than the Satellite

Title to and risk of loss or damage for the DSS and the Satellite Control Facility Equipment (including the Spares), shall pass from Contractor to Purchaser upon Acceptance thereof pursuant to Article 11.1 and Article 11.6, respectively. Purchaser’s rights in and to Deliverable Data (including, without exception, Deliverable Items of Software and Software integrated into hardware) are as set forth in Article 39, Intellectual Property.

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ARTICLE 13 — ORBITAL PERFORMANCE INCENTIVES
13.1	General

Contractor may earn, and Purchaser shall pay, if earned, Orbital Performance Incentives with respect to the Satellite in the amounts set forth in Article 13.2. Contractor may earn and accrue the Orbital Performance Incentives over the Orbital Performance Incentive Period with respect thereto. All measurements, computations and analyses made pursuant to this Article 13 shall be made in accordance with good engineering practice applying standards generally applicable in the aerospace industry.

13.2	Daily Rate of Orbital Performance Incentives

Contractor shall be entitled to earn Orbital Performance Incentives in the cumulative amount of [***] percent ([***]%) of the Firm Fixed Price (after all Firm Fixed Price adjustments made to this Contract) over the Orbital Performance Incentive Period at a daily rate calculated by dividing the total amount of Orbital Performance Incentives by 5,479 (as of EDC, the daily rate is $[***]/ 5,479 = $[***]) for each day that there is no Transponder Failure (the “Daily Rate”).

For each day (or any portion thereof) during the Orbital Performance Incentive Period that there are one or more Transponder Failures, the Daily Rate shall be adjusted in accordance with the following formula:
ADR = D x (T/N)
Where:
ADR = Adjusted Daily Rate;
D = Daily Rate;
N = Number of Transponders (which shall be two times the number of the U.S. Beams and Additional Beams set forth in Exhibit B, Satellite Performance Specification); and
T = number of Transponders that have not experienced a Transponder Failure

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during the day. For the purposes of determining “T”, the term “Transponder” and “Transponder Failure” shall not include transponders allocated to the Loral Space Payload.
For example, assuming N=126, for each Transponder Failure that occurs in any day during the Orbital Performance Incentive Period, the Daily Rate for that day is reduced by U.S. $[***](U.S. $[***]).

13.3	On-Board Redundancy; Spares

On-board redundancy and/or spare Components shall be taken into consideration to maintain service on a Satellite, and such use shall be deemed normal operating procedure for purposes of this Article 13 so long as the applicable criteria of Exhibit B are met by such Satellite, as the case may be.

13.4	Orbital Storage

If Purchaser places the Satellite in Orbital Storage (other than due to the inability to operate the Satellite for unexcused causes attributable to Contractor), Contractor shall continue to earn Orbital Performance Incentives at the same Daily Rate as Contractor would be earning such incentives if the Satellite were in service.

13.5	Total Loss of the Satellite During Orbital Performance Incentive Period

In the event that the Satellite becomes a Total Loss during the Orbital Performance Incentive Period, and such Total Loss is not attributable to Purchaser or Purchaser’s representatives, consultants or subcontractors as set forth in Article 13.10, Contractor shall not be entitled to earn any further Orbital Performance Incentives with respect to such Satellite and shall have no further claim against Purchaser regarding such Orbital Performance Incentives. Contractor shall not lose any Orbital Performance Incentives earned prior to time that the Satellite becomes a Total Loss as provided above.

13.6	Total Loss or Partial Loss Not Attributable to Contractor

If, after Intentional Ignition, the Satellite is determined to be a Total Loss, or if a Partial Loss has occurred (unless and to the extent of a Terminated Ignition as provided in Article 12.1) and, in either case, such loss is due to causes not attributable to Contractor

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(for avoidance of doubt, causes attributable to the Launch Agency shall not be considered causes attributable to Contractor), Contractor shall be deemed to have earned immediately the corresponding amount of Orbital Performance Incentives that would otherwise be lost pursuant to this Article 13, provided that Contractor shall only be entitled to the interest payments set forth in Article 13.9 through the date of payment for the corresponding amounts of Total Loss or Partial Loss.

13.7	Purchaser Operation of the Satellite

If, the Satellite operates in a manner that is not in accordance with any requirements of Exhibit B, Satellite Performance Specification, and to the extent such operation is due to any act or omission on the part of Purchaser or Purchaser’s representatives, consultants or subcontractors in the operation of, testing of, or communication with, the Satellite (unless such act or omission was performed in accordance with directions or instructions provided by Contractor), Contractor shall continue to earn Orbital Performance Incentives with respect to such Satellite at the rate that applied prior to the act or omission resulting in degraded performance (subject to later adjustments pursuant to this Article with respect to failures to meet the requirements of Exhibit B, Satellite Performance Specification, not resulting from any such act or omission on the part of Purchaser or Purchaser’s representatives, consultants or subcontractors).

13.8	Contractor Access

During the Orbital Performance Incentive Period, Contractor shall have reasonable access to applicable performance data of the Satellite for purposes of evaluating any degradation in the performance of the Satellite.

13.9	Payment

Payment of amounts earned under this Article 13 plus interest thereon calculated from the first day of the Orbital Performance Incentive Period until the date of payment, at an annual rate of [***] percent ([***]%), compounded monthly, shall be paid as follows: (a) the first payment shall be due no later than the end of the first full month following the month in which occurred successful completion of In-Orbit Testing, and shall cover the first partial month of earned Orbital Performance Incentives, if any; and (b) thereafter, all

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subsequent payments shall be due no later than thirty (30) days following the end of each calendar month for the prior month’s earned Orbital Performance Incentives.

13.10	Complete Loss of Unearned Incentives

Contractor shall no longer be entitled to earn any remaining unearned Orbital Performance Incentives if: (a) Purchaser permanently withdraws the Satellite from operational service or is unable to operate the Satellite for the purpose of operating a broadband internet subscriber service, prior to the end of the Stated Life, due to performance problems attributable to the Contractor; (b) pointing errors exceed the values set forth in Exhibit B, Satellite Performance Specification by more than [***] percent ([***]%) and Contractor is unable to fix such errors using Reasonable Efforts; or (c) Contractor has lost or is reasonably predicted to lose more than [***] percent ([***]%) of the Orbital Performance Incentives.

13.11	Ground Storage

If after Satellite Pre-Shipment Review of a Satellite, Purchaser places such Satellite in Ground Storage for a period of [***] for reasons not primarily due to the fault of Contractor, Purchaser shall pay Contractor interest on the full amount of the Orbital Performance Incentives at an annual rate of [***] percent ([***]%), compounded monthly, commencing on the first day of the seventh month of Ground Storage and ending upon the date of shipment of the Satellite to the Launch Site.

13.12	Insurance on Orbital Performance Incentives

Contractor agrees that it will not obtain insurance covering the Orbital Performance Incentives.

13.13	Contention with Canadian Beam Transponders

Purchaser acknowledges that Contractor is entitled to earn additional orbital performance incentives under the Loral Space Payload Contract based on the performance of the Transponders allocated to the Loral Space Payload. Nevertheless, in the event that the overall Satellite experiences any Anomaly which will affect the use of the Satellite or one (1) or more Transponders, Purchaser has the sole right to

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determine which portion of the Satellite or Transponder(s) shall be affected, which decision shall be binding hereunder, and Purchaser shall advise Contractor accordingly. Contractor agrees to reflect Purchaser’s rights contained in this Article 13.13 in the Loral Space Payload Contract.

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ARTICLE 14 — CORRECTIVE MEASURES IN THE SATELLITE AND OTHER DELIVERABLE ITEMS
If the data available from any satellite manufactured by Contractor (whether in-orbit or on the ground) or other information known to Contractor shows that the unlaunched Satellite to be delivered under this Contract contains or is predicted to contain a Defect, Contractor shall: (i) provide Purchaser prompt written notice thereof, provided Contractor shall not be required to disclose to Purchaser information that is confidential to any third party, and (ii) at Contractor’s sole cost, correct such Defect or potential Defect notwithstanding that a payment may have been made in respect thereof, and regardless of prior reviews, inspections, or approvals. Contractor shall use its Reasonable Efforts to avoid and minimize delays as provided in Article 3.4. If the data available from any satellite manufactured by Contractor (whether in-orbit or on the ground) or other information known to Contractor shows that the launched Satellite delivered under this Contract contains or is predicted to contain a Defect or Anomaly, Contractor shall proceed in accordance with Article 15.3.

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ARTICLE 15 — REPRESENTATIONS AND WARRANTIES
15.1 Representations
Each Party represents that, as of the EDC:
1.	It is a corporation duly organized in the State of Delaware.

2.	It has all requisite corporate power and authority to own and operate its material properties and assets and to carry on its business as now conducted in all material respects.

3.	It is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the other Party.

4.	It has all requisite corporate power and authority to enter into this Contract and to carry out the transactions contemplated by this Contract.

5.	The execution, delivery and performance of this Contract and the consummation of the transactions contemplated by this Contract have been duly authorized by the requisite corporate action and do not conflict with any material agreement or obligation to which it is a party or which binds its assets.

6.	This Contract is a valid and binding obligation, enforceable against each Party making this representation in accordance with its terms.

7.	No suit, claim, action, arbitration, legal, administrative, or other proceeding is pending, or to the best of each Party’s knowledge, threatened against it that would likely affect the validity or enforceability of this Contract, or the ability of each Party making this representation to fulfill its commitments hereunder in any material respect.
15.2 Terms and Period of Warranty
15.2.1	Satellite. Contractor warrants that, from completion of SPSR up to Intentional Ignition of the Launch Vehicle (unless and to the extent of a Terminated Ignition where Contractor reacquires title and risk of loss for the Satellite as provided in Article 12.1 (A), in which case the warranty obligation will reattach but, as to any damaged Component, only after repair and replacement of such damaged Component pursuant to Article 12.1 (B) and the warranty period shall continue through the subsequent Intentional Ignition), the Satellite shall be free of any Defects and shall be manufactured and will perform in conformity with applicable requirements of Exhibit B, Satellite Performance

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Specification (as modified by any waiver and/or deviation pursuant to Article 9.1.4). If the Satellite or any part thereof (including Software integrated into the Satellite) does not conform to the above warranty, Contractor shall at any time during the applicable warranty period and irrespective of prior inspections proceed in accordance with Article 9.1.8 hereof and Contractor’s only liability under the preceding sentence shall be as and to the extent set forth in such Article 9.1.8.
15.2.2	DSS And SCF Equipment
(A) DSS. Contractor warrants that the DSS (including the Software integrated into the DSS) delivered under this Contract shall be manufactured and/or developed in conformity with the applicable requirements of Exhibit H (as modified by any waiver and/or deviation pursuant to Article 11.8) and will be free from Defects during the period commencing on the date of Acceptance of such DSS pursuant to Article 11 and ending on the later of the first anniversary of: (a) the Launch of the Satellite; or (b) Acceptance of the DSS.

During the period specified above, as Purchaser’s sole and exclusive remedy for any non-conformance or defect in the DSS of which Purchaser notifies Contractor in writing, such non-conformance or Defect shall be remedied by Contractor at Contractor’s expense by repair or replacement of the defective Component (at Contractor’s election). For any such non-conformance or Defect, Contractor shall determine if repair or replacement is required to be performed at Contractor’s plant. If required, Purchaser shall ship the DSS to Contractor’s designated facility. Contractor shall be responsible for the cost of shipment (including transportation, transit insurance, taxes and/or duties), and the cost of return shipment (including transportation, transit insurance, taxes and duties) to Purchaser at the location designated in Article 3.1. Risk of loss for the DSS shall transfer to Contractor upon delivery of the DSS to the shipping carrier by Purchaser, and risk of loss to the DSS shall transfer again to Purchaser once such DSS is repaired or replaced pursuant to this Article 15.2.2, upon receipt thereof by Purchaser at the location designated therefor in Article 3.1. After the expiration of the period specified above and through the Stated Life, a failure of the software integrated into the DSS to meet the applicable requirements of Exhibit H, Dynamic Satellite Simulator Statement of Work and Functional Requirements Document will, if such failure results in

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a Satellite Anomaly, be resolved in the response to the Satellite Anomaly pursuant to Article 15.3, below.

(B) SCF Equipment. If Purchaser exercises its option set forth in Article 2.4, Contractor warrants that the SCF Equipment (for purposes of this Article 15.2.2, “SCF Equipment” shall include the Software integrated into the SCF and the Spares) delivered under this Contract shall be manufactured in conformity with the applicable requirements of Exhibit F (as modified by any waiver and/or deviation pursuant to Article 11.8) and will be free from Defects during the period commencing on the date of Acceptance of such SCF Equipment pursuant to Article 11 and ending on the later of the first anniversary of: (a) the Launch of the Satellite; or (b) Acceptance of the SCF Equipment.

During the period specified above, as Purchaser’s sole and exclusive remedy for any non-conformance or defect in such SCF Equipment of which Purchaser notifies Contractor in writing, such non-conformance or Defect shall be remedied by Contractor at Contractor’s expense by repair or replacement of the defective Component (at Contractor’s election). For any such non-conformance or Defect, Contractor shall determine if repair or replacement is required to be performed at Contractor’s plant. If required, Purchaser shall ship the SCF Equipment to Contractor’s designated facility. Contractor shall be responsible for the cost of shipment (including transportation, transit insurance, taxes and/or duties), and the cost of return shipment (including transportation, transit insurance, taxes and duties) to Purchaser at the location designated in Article 3.1. Risk of loss for the SCF Equipment shall transfer to Contractor upon delivery of the SCF Equipment to the shipping carrier by Purchaser, and risk of loss to the SCF Equipment shall transfer again to Purchaser once such SCF Equipment is repaired or replaced pursuant to this Article 15.2.2, upon receipt thereof by Purchaser at the location designated therefor in Article 3.1. After the expiration of the period specified above and through the Stated Life, a failure of the software integrated into the SCF and the Spares to meet the applicable requirements of Exhibit F, Satellite Control Facility Requirement Specification will, if such failure results in a Satellite Anomaly, be resolved in the response to the Satellite Anomaly pursuant to Article 15.3, below.
15.2.3	Training, Mission Operations Support Services and Launch Support Services. Contractor warrants that the Training, Mission Operations Support Services and Launch Support Services Purchaser accepts pursuant to this Contract will, upon Acceptance, conform to the highest professional standards for

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the commercial satellite communications industry for work similar in type, scope, and complexity to the Work at the time such Work is provided. In the event Contractor breaches this warranty and is so notified by Purchaser within twenty (20) Business Days of Acceptance or as soon as possible where time is of the essence, as Purchaser’s sole and exclusive remedy, Contractor shall correct the deficiencies in the provision of such Training, Launch Support Services and Mission Operations Support Services where it is possible to do so (e.g., Contractor cannot correct deficiencies in, or re-perform, Launch Support Services from and after Launch).

15.2.4	Deliverable Data. Upon Acceptance, each item of Deliverable Data shall be complete, up-to-date, and shall otherwise conform with the requirements of this Contract. In the event the Contractor breaches this warranty and is so notified by Purchaser, as Purchaser’s sole and exclusive remedy, Contractor shall correct the deficiencies in the Deliverable Data and resubmit such Deliverable Data to Purchaser.

15.2.5	Software. In addition to the warranties set forth in Articles 15.2.2 (A) and (B), Contractor further represents and warrants that, through the Stated Life of the Satellite, Contractor shall: (i) demonstrate that all PC based-Software delivered hereunder is free of viruses or similar items by testing such Software using commercially reasonable anti-viral software; (ii) not introduce into any delivered Software, without Purchaser’s prior written approval, any code that would have the effect of disabling or otherwise shutting down all or any portion of the delivered Software (an exception to the foregoing is licensed software that will be included in some delivered Software; such license software will prevent any unlicensed copies of delivered Software from running); and (iii) not seek to gain access to the Work through any special programming devices or methods, including trapdoors or backdoors, to bypass, without Purchaser’s prior written approval, any Purchaser security measures protecting the Work. Although the Parties contemplate that all necessary software support will be provided pursuant to Article 15.3, below, Purchaser shall have the option to purchase additional maintenance and support of the Software at commercially reasonable terms and prices.

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15.2.6.	Title. Contractor represents and warrants that it shall provide good and marketable title to all Deliverable Items for which title shall pass in accordance with Article 12 free and clear of any liens and encumbrances of any kind (except those, if any, of Purchaser), at the time title passes to Purchaser.

15.2.7.	Reserved

15.2.8	Disclaimer. EXCEPT AND TO THE EXTENT EXPRESSLY PROVIDED IN THIS ARTICLE 15, CONTRACTOR HAS NOT MADE NOR DOES IT HEREBY MAKE ANY REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF DESIGN, OPERATION, CONDITION, QUALITY, SUITABILITY OR MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WITH REGARD TO THE SATELLITE, ANY OTHER DELIVERABLE ITEM OR ANY OTHER WORK. CONTRACTOR MAKES NO WARRANTY WITH RESPECT TO LAUNCH SERVICES OR THE CONDITION, USE OR PERFORMANCE OF ANY LAUNCH VEHICLE.
15.3 Satellite Anomalies
In addition to Purchaser’s warranty remedy set forth in Article 15.2.1 hereof, Contractor shall investigate any Satellite Anomaly or Defect occurring on the Satellite after Launch and during the Stated Life of such Satellite and known to it or as notified in writing by Purchaser, and shall use Reasonable Efforts to correct such Anomaly or Defect as promptly as possible in accordance with the Satellite Anomaly resolution support services set forth in Paragraph 2.5.8.2 of Exhibit A, Statement of Work. Such Reasonable Efforts shall be conducted at Contractor’s expense to resolve Defects or Anomalies by on-ground means, including software patches or updates, or transmission by Contractor of commands to the Satellite to eliminate or mitigate any adverse impact resulting from any such Anomalies, to establish work-around solutions, or to otherwise resolve such Defects or Anomalies. Contractor shall coordinate and consult with Purchaser concerning such on-ground resolution of Defects or Anomalies in the launched Satellite. If for any reason any such Satellite Defect or Anomaly cannot be or is not corrected as set forth above, and as a result thereof, such Satellite suffers any loss, including loss of Transponders or becomes a Total Loss, Purchaser shall look

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solely to its Launch and In-Orbit Insurance Policy and any subsequent insurance policy for the Satellite procured by Purchaser to compensate it for its loss and any consequences therefrom, and Contractor shall have no liability or obligation to Purchaser or any other person in respect of such loss, except as set forth in Article 13 and to provide the services set forth in 32, subject to the conditions and limitations of such Articles and in all cases subject to the limitation of liability stated in Article 27. In the event and to the extent that the occurrence of a Satellite Defect or Anomaly is due to causes attributable to Purchaser, or Purchaser’s agents, contractors and subcontractors (not including Contractor), Purchaser shall pay Contractor the Actual Costs reasonably incurred of all services provided by Contractor associated with such Satellite Anomaly services, plus a markup of [***] percent ([***]%) of such costs, which costs and markup shall be invoiced and paid pursuant to the provisions of Article 5.
15.4 Use Conditions Not Covered by Warranty
With respect to the DSS and SCF Equipment (including the Software integrated into the SCF Equipment and the DSS, and Spares), the warranty under this Article 15 shall not apply to the extent that any adjustment, repair or parts replacement is required as a result, directly or indirectly, of accident not attributable to Contractor, unusual physical or electrical stress beyond the item’s design tolerances, Purchaser or third party negligence or misuse, failure of environmental control prescribed in operations and maintenance manuals, or repair or alterations by any party other than Contractor without Contractor’s advance written consent, or by causes other than normal and ordinary use. The warranty provided pursuant to this Article 15 is conditioned upon Contractor being given reasonable access, if required, to Deliverable Items delivered at Purchaser’s facility or as otherwise directed by Purchaser in order to effect any repair or replacement thereof. If the Defect repaired or remedied by Contractor is not covered by the warranty provided pursuant to this Article 15, Purchaser shall pay Contractor the Actual Costs reasonably incurred of such repair or replacement plus a markup of [***] percent ([***]%) of such costs, which costs and markup shall be invoiced and paid pursuant to the provisions of Article 5.

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15.5	Subcontractor Warranties

Contractor shall pass on or assign to Purchaser all applicable warranties on goods or services given by Subcontractors to the extent to which Contractor is permitted by the terms of its purchase contracts with such suppliers or manufacturers, and further to the extent that is such assignment does not interfere with Contractor’s performance if its obligations hereunder.

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ARTICLE 16 — CHANGES
16.1 Change Orders
Purchaser may, at any time between the EDC and the completion of this Contract, direct a change within the general scope of this Contract (which includes the Loral Space Payload) in drawings, designs, specifications, method of shipment or packing, quantities of items to be furnished, place of Delivery, postpone Delivery under a stop-work order (but not more than, in the cumulative, eighteen (18) months), require additional Work, or direct the omission of Work. In the event Purchaser directs a change, Contractor shall: (a) immediately proceed with the Work as changed; and (b) within thirty (30) days of Purchaser’s direction, submit to Purchaser a written proposal of the effect of such a change on the Firm Fixed Price, specification, payment plan, time required for performance and/or other affected terms and conditions, including any effect to the [***] (the “Proposal”).
Prior to directing such change, Purchaser may issue a request to Contractor for a Proposal. Within thirty (30) days of receipt of such request for the Proposal, Contractor shall provide Purchaser with the Proposal.
If any change directed by Purchaser causes an increase or decrease in costs of, or the time required for, the performance of this Contract, and/or other terms and conditions, an equitable adjustment shall be made in the Firm Fixed Price, Delivery schedule, and/or other terms and conditions, this Contract shall be modified in writing accordingly. Firm Fixed Price adjustments shall account only for the net impact on the Actual Costs incurred by Contractor as a result of the change including a reasonable profit thereon not to exceed [***] percent ([***]%). Such Actual Costs shall be determined in accordance with Contractor’s standard accounting practices, and, if requested by Purchaser, Contractor will provide reasonably detailed back-up data to support its claim for equitable adjustment. If the cost of supplies or materials made obsolete or excess as a result of a change is included in Contractor’s claim for adjustment, Purchaser shall have the right to prescribe the manner of disposition of such supplies or materials. If Purchaser directs the omission of Work and, as a result, it causes an increase in the cost of the remaining Work to be performed hereunder, such increase in cost shall constitute an allowable element of Contractor’s claim for equitable adjustment.

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Upon receipt of Contractor’s Proposal, the Parties shall commence good faith negotiations concerning the appropriate equitable adjustment to the Contract. In the event that the Parties have not reached agreement on the amount and manner of Contractor’s compensation within sixty (60) days of Purchaser’s direction for change, Purchaser shall pay to Contractor the agreed-upon portions of the proposed changes to the Firm Fixed Price and the Payment Plan and Termination Liability Schedule, and, pending agreement or other resolution, deposit the balance of the amount set forth in the Proposal with a recognized escrow agent selected by Purchaser on standard terms. The Parties shall exert all good faith efforts to reach resolution of the appropriate equitable adjustment within (30) days after Purchaser makes such deposit into escrow.
This Article shall not apply to [***] set forth in Article [***].

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ARTICLE 17 — FORCE MAJEURE
17.1 Force Majeure Defined
Contractor shall not be responsible for late Delivery or delay of the final completion date or nonperformance of its contractual obligations due to Force Majeure. Force Majeure shall be any event beyond the reasonable control of Contractor or its suppliers and subcontractors and shall include but not be limited to: (1) acts of God; (2) acts of a public enemy; (3) acts of a government in its sovereign capacity or subject to the DPAS regulations (including any action or inaction affecting the import or export of items); (4) war and warlike events; (5) catastrophic weather conditions such as hurricanes, tornadoes and typhoons; (6) fire, earthquakes, floods, epidemics, quarantine restrictions; (7) actions taken in response to GIDEP direction concerning technical problems generally affecting the telecommunications industry; and (8) sabotage, riot and embargoes. (“Force Majeure”). For an event to qualify for Force Majeure relief hereunder: (1) the event must be beyond the control and without fault or negligence of a Party or its subcontractors hereunder; (2) the resulting delay cannot be circumvented by Reasonable Efforts to establish work-around plans, payment of expedited fees, alternate sources, or other means; and (3) Contractor must provide Purchaser with written notice thereof as soon as possible but in no event later than within ten (10) Business Days after Contractor’s performance hereunder is impacted by such an event. Notwithstanding anything to the foregoing, any failure by a Subcontractor to meet its obligations to Contractor, or any delay due to labor shortages, defective tooling, transportation difficulties, equipment failure or breakdowns, lockouts, or inability to obtain materials shall not constitute a Force Majeure event (except where such circumstance is itself caused by a Force Majeure event), and shall not relieve Contractor from meeting any of its obligations under this Contract. Contractor shall use Reasonable Efforts to minimize the effect of any Force Majeure event. In the event Contractor claims a Force Majeure event, Contractor’s written notice called for above shall include a detailed description of the portion of the Work known to be affected by such delay, as well as a proposed work-around plan reasonably satisfactory to Purchaser. The work-around plan shall: (1) set forth Contractor’s Reasonable Efforts to mitigate the effect of any such Force Majeure event and include a schedule for such mitigation; and (2) contain sufficient detail for Purchaser to be able to evaluate such plan. If appropriate, such work-around plan shall use work-around schedules, payment of expedited fees, twenty four (24) hour

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operations, and the use of alternate Subcontractors (to be approved by Purchaser if required under this Contract). In the event of a Force Majeure event, the Delivery requirement shall be extended for such period as is supported by the evidence provided; provided, however, the occurrence of a Force Majeure event shall in no event entitle Contractor to an increase in the price for the Work. Any adjustment of time appropriate under this Article shall be formalized promptly by the execution of a mutually acceptable amendment to this Contract.
17.2	Termination for Force Majeure

Purchaser may, upon written notice to Contractor, terminate this Contract immediately in whole or in part if and when the cumulative aggregate of Force Majeure events exceeds twelve (12) months. In the event of such a termination, Contractor shall submit a final invoice to Purchaser within sixty (60) days after the termination date, which shall specify the amount due to Contractor from Purchaser pursuant to this Article 17.2. Purchaser shall pay such invoice, to the extent undisputed by Purchaser, within sixty (60) days after receipt. Notwithstanding the foregoing, Purchaser may dispute the amount of such invoice by giving Contractor notice of such dispute within sixty (60) days after receipt of the invoice. Contractor’s invoice shall be in an amount equal to the sum of: (i) for each Milestone accepted, the respective Milestone payment; and (ii) for each Milestone not accepted, a percentage of the Milestone payment, where such percentage equals the percentage of the Milestone completed, both less the sum of all amounts received by Contractor under this Contract. Concurrently with such payment, Contractor shall promptly deliver in the manner and to the extent directed by Purchaser all completed Work and work-in-progress to Purchaser or Purchaser’s designee (including all applicable licenses and warranties). Alternatively, Purchaser may request Contractor to purchase any such Work or work-in-progress that Contractor believes can be re-used or use Reasonable Efforts to sell any such items, in which case Contractor shall remit any sales proceeds to Purchaser, less, where Contractor sells such items on behalf of Purchaser, a deduction for the Actual Costs of disposition (without mark-up, margin or administrative charges) reasonably incurred by Contractor for such efforts. Payment of the amount payable by Purchaser under this Article shall constitute a total discharge of Purchaser’s liabilities to Contractor under this Contract. If this Contract is terminated as provided in this Article, Contractor shall protect and preserve property in the possession

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of Contractor in which Purchaser has an interest. Nothing in this paragraph shall limit Purchaser’s rights to terminate this contract for convenience pursuant to Article 21.

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ARTICLE 18 — PURCHASER DELAY OF WORK
If the performance of all or any part of the Work required of Contractor under this Contract is materially delayed or interrupted by Purchaser’s failure to perform its contractual obligations set forth in paragraph 2.6 of the SOW within the time specified in this Contract or within a reasonable time if no time is specified, or by an act or failure to act of Purchaser or its agents, consultants or subcontractors (including, without limitation, the Launch Agency) that unreasonably interferes with and/or materially delays Contractor’s performance of its obligations under this Contract (each a “Purchaser Delay”), Purchaser shall be responsible for any additional Actual Costs incurred by Contractor as a result thereof, and the Firm Fixed Price shall be modified accordingly. In addition, Contractor shall be entitled to an equitable adjustment in performance requirements, Delivery schedules, and any other terms of this Contract affected by such Purchaser Delay. The Parties will formalize all such adjustments by executing an appropriate amendment to this Contract. To qualify as a Purchaser Delay hereunder, (a) Contractor must notify Purchaser in writing of any applicable Purchaser Delay no later than five (5) Business Days after Contractor becomes aware of a possible impact due to the Purchaser Delay; and (b) Contractor must use Reasonable Efforts to avoid and/or mitigate the effect of such Purchaser Delay.

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ARTICLE 19 — INTELLECTUAL PROPERTY INDEMNITY
19.1 Indemnification
Contractor, at its own expense, hereby agrees to defend or, at Contractor’s sole option, to settle, and to indemnify and hold harmless Purchaser, and its respective shareholders, officers, directors and employees from and against any claim or suit based on an allegation that Contractor’s performance of the Work hereunder or the manufacture of any Deliverable Item or any part thereof or the normal intended use, lease or sale of any Deliverable Item or any part thereof infringes any third party‘s Intellectual Property Right (“Intellectual Property Claim”), and shall pay any royalties and other liabilities adjudicated (or provided in settlement of the matter) to be owing to the third party claimant as well as costs and expenses incurred in defending or settling such Intellectual Property Claim. Contractor’s obligations under this Article 19.1 shall be subject to the conditions to indemnification set forth in Article 20.3.
19.2 Infringing Equipment
If Contractor’s performance of the Work or the manufacture of any Deliverable Item or any part thereof or the normal intended use, manufacture, lease sale, or other disposition of any Deliverable Item or any part thereof under this Contract is enjoined or otherwise prohibited as a result of an Intellectual Property Claim, Contractor shall, at its option and expense (i) resolve the matter so that the injunction or prohibition no longer pertains, (ii) procure for Purchaser the right to use the infringing item, and/or (iii) modify the infringing item so that it becomes non-infringing while remaining in compliance with the Performance Specification (as such may be modified or waived pursuant to Article 9.1.4 or Article 11.8, as applicable). Purchaser shall reasonably cooperate with Contractor to mitigate or remove any infringement. If Contractor is unable to accomplish (i), (ii) or (iii) as stated above, Purchaser shall have the right to terminate this Contract, in whole or in part, and receive [***].
19.3 Combinations and Modifications
Contractor shall have no liability under this Article 19 for any Intellectual Property Claim to the extent arising from (i) use of any Deliverable Item in combination with other items not provided, recommended, or approved by Contractor, or (ii) modifications of any

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Deliverable Item after Delivery by a person or entity other than Contractor unless authorized by written directive or instructions furnished by Contractor to Purchaser under this Contract or (iii) the manufacture, delivery or use of any Deliverable Item in compliance with the design, specification or instructions of Purchaser.
19.4 Sole Remedies
The remedies set forth in this Article 19 are Purchaser’s sole and exclusive remedies for, or related to, any Intellectual Property Claim.

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ARTICLE 20 — INDEMNIFICATION
20.1 Contractor’s Indemnities
a.	Contractor, at its own expense, shall defend, indemnify and hold harmless Purchaser and its respective shareholders, directors, officers and employees, from and against any losses, damages, and other liabilities adjudicated (or provided for in settlement of the matter) to be owing to a third party claimant as well as costs and expenses, including court costs and reasonable attorneys’ fees (collectively, “Losses”) incurred in connection with any third party claim or suit alleging personal injury, death, or damage to the property of a third party, but only if such Losses were caused by, or resulted from, a negligent act or omission or willful misconduct of Contractor or its employees or representatives. For the avoidance of doubt, the Satellite in any stage of manufacture or operation shall not be considered as property subject to coverage under this Article 20.1, and the CondoSat Associate is not considered a third party subject to coverage under this Article 20.1.

b.	Contractor, at its own expense, shall defend, indemnify and hold harmless Purchaser and its respective shareholders, directors, officers and employees, from and against all range support and de-stacking charges to the extent not otherwise covered under a Purchaser policy of insurance, if any (including without limitation charges assessed to de-erect, place and maintain in storage, re-erect and re-process the Launch Vehicle and Satellite and to re-integrate the Satellite), levied against Purchaser by the Launch Agency for the Satellite due to Launch delays caused by Contractor and/or its Subcontractors, agents or representatives at any tier, or any of them, up to a cumulative maximum of [***] U.S. dollars (U.S. $[***]). Purchaser shall use Reasonable Efforts to cause the Launch Agency not to incur range support costs or de-stack a Launch Vehicle after Purchaser has been notified by Contractor that such a delay may occur.

c.	Contractor, at its own expense, shall defend, indemnify and hold harmless Purchaser and its respective shareholders, directors, officers and employees, from and against all Losses in connection with claims arising out of, or relating to, Contractor’s breaches of its obligations in Article 4.5.

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20.2 Purchaser’s Indemnity
Purchaser, at its own expense, shall defend, indemnify and hold harmless Contractor, and its respective directors, officers and employees from and against any Losses incurred in connection with any third party claim or suit alleging personal injury, death, or damage to the property of a third party claimant, but only if such Losses were caused by, or resulted from, negligent acts or omissions or willful misconduct of Purchaser or its employees or representatives.
20.3 Conditions to Indemnification
The right to any indemnity specified in Article 19, Article 20.1 and Article 20.2 shall be subject to the following conditions:
A. The Party seeking indemnification shall promptly advise the other Party in writing of the filing of any suit or of any written claim upon receipt thereof and shall provide the other Party, at its request and at the indemnifying Party’s expense, with copies of all documentation and reasonable assistance relevant to such suit or claim. Notwithstanding anything to the foregoing, a delay in providing written notice of a suit or written claim shall not relieve a Party from its indemnity obligations unless such delay materially prejudices a Party’s ability to defend the suit or claim.
B. The Party seeking indemnification shall not reach a compromise or settlement without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed, provided that the indemnifying Party has agreed in writing and without limitation to defend the applicable claim.
C. The indemnifying Party shall assume the defense of any claim or suit thereof and shall satisfy any judgments rendered by a court of competent jurisdiction in such suits and shall make all settlement payments. The Party seeking indemnification may participate in any defense at its own expense, using counsel reasonably acceptable to the indemnifying Party.

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20.4 Waiver of Subrogation
Each Party shall use Reasonable Efforts to obtain a waiver of subrogation and release of any right of recovery against the other Party and its Affiliates, contractors and subcontractors at any tier (including suppliers of any kind) and their respective directors, officers, employees, shareholders and agents, that are involved in the performance of this Contract and from any insurer providing coverage for the risks subject to indemnification by the insured Party under this Article 20.

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ARTICLE 21 — TERMINATION FOR CONVENIENCE
21.1 Reimbursement of Contractor
21.1.1	Right to Terminate. Purchaser may terminate this Contract without cause, in whole or in part, upon giving Contractor written notice; provided, however, Purchaser may not terminate this Contract after Delivery of the Satellite in accordance with Article 3.2. Upon receipt of Purchaser’s notice of termination for convenience, Contractor shall: (i) stop the terminated Work under this Contract; (ii) place no further orders or subcontracts for materials, services or facilities to the extent that they relate to the performance of the terminated Work; (iii) terminate orders and subcontracts to the extent that they relate to the performance of the terminated Work; and (iv) settle all outstanding liabilities and all claims arising out of such termination of orders and subcontracts.

21.1.2	Termination Liability. If Purchaser terminates Work pursuant to this Article 21, Contractor shall be entitled to the Actual Costs reasonably incurred by Contractor with respect to: (a) terminated Work performed hereunder, plus a reasonable profit not to exceed [***] percent on such Actual Costs; and (b) Actual Costs of termination and settlement with all vendors and subcontractors (provided that Contractor shall undertake Reasonable Efforts to minimize any such costs). In the event of termination by the Purchaser of any of the Work, it is agreed that the termination charges shall be negotiated pursuant to Article 21.1.3 below, but shall not exceed the lesser of: (i) the Firm Fixed Price; or (ii) the termination liability amount (in the “ViaSat TL” column) corresponding to the amount of the most recently completed Milestone on Exhibit E, Payment Plan and Termination Liability Schedule, and in the case of both (i) and (ii) less the amount of any payments made by Purchaser to Contractor pursuant to this Contract. Notwithstanding the above, in the event of a termination in part as provided above, if such termination causes an increase in the Actual Costs of performing the remaining non-terminated Work, Contractor shall be entitled to a corresponding increase (including a [***] percent profit) in the price of the non-terminated Work.

21.1.3.	Determination of Termination Liability. Contractor shall submit a proposal to

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Purchaser within sixty (60) days after the effectiveness of the termination, which proposal shall specify the amount due to Contractor from Purchaser pursuant to this Article (the “Final Statement”). The Final Statement shall be a complete statement of all amounts that are due to Contractor hereunder as of the termination date for the terminated Work. In the event that Purchaser is not in agreement with the Final Statement, the Parties shall negotiate an agreed upon Final Statement. After agreeing on the Final Statement, Contractor shall invoice Purchaser and Purchaser shall pay such invoice within thirty (30) days after Purchaser’s receipt of the invoice.
21.2	Disposition of Work

At the time of payment by Purchaser to Contractor of the termination liability amounts due under this Article, subject to applicable U.S. Government export laws and license conditions, Purchaser may direct Contractor to transfer to Purchaser, in the manner and to the extent directed by Purchaser, title to and risk of loss and possession of any items comprising the Work terminated (including all Work-in-progress, parts and materials, all inventories, licenses, and associated warranties but not including any portion of the Work to which Contractor would not have otherwise been obligated to transfer title hereunder had the Contract been completed). Contractor shall, upon direction of Purchaser, protect and preserve property at Purchaser’s expense in the possession of Contractor or its Subcontractors in which Purchaser has an interest and shall facilitate access to and possession by Purchaser of items comprising all or part of the Work terminated. Alternatively, Purchaser may request Contractor to make Reasonable Efforts to re-use or sell such items and, in the case of Work Contractor can re-use, Contractor shall remit the mutually agreed cost of all such items to Purchaser, and, in the case of sold items, remit any sales proceeds to Purchaser less a deduction for Actual Costs of disposition reasonably incurred.
21.3 Sole Remedy
The remedy set forth in this Article shall be the sole remedy to which Contractor is entitled for termination of Work under this Article. In the event of a termination for convenience of the entire Contract, Payment of the amount payable by Purchaser to Contractor pursuant to this Article shall constitute a total discharge of Purchaser’s liabilities to Contractor under this Contract, except for those liabilities and/or obligations that survive pursuant to Article 34.13.

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ARTICLE 22 — LIQUIDATED DAMAGES
22.1	Liquidated Damages – Schedule/Delivery

The Parties acknowledge and agree that failure to complete the Milestones listed below in this Article by the corresponding indicated dates may cause substantial financial loss to Purchaser (the “Key Milestone Dates”). The Parties further acknowledge and agree that the following liquidated damages represent a genuine and reasonable estimate of all losses that would be suffered by Purchaser by reason of any such delay (which losses would be difficult or impossible to calculate with certainty) in meeting the Key Milestone Dates.

For the purposes of this Article only, the Satellite will not be deemed “Delivered” if the Satellite is placed into Ground Storage for reasons primarily due to the fault of Contractor. In such case, the time period of such Ground Storage will be included for purposes of calculation of liquidated damages for delay under this Article 22; provided that Contractor shall not be liable for, or assessed any liquidated damages for, any period of such Ground Storage associated with any failure by Purchaser to schedule with the Launch Agency the next available Launch opportunity that is reasonably satisfactory to Purchaser and which is consistent with the Satellite’s availability for Launch. If, as of the Satellite Delivery dates specified in Article 3.1 (as such date may be extended as provided in this Contract), the Launch Vehicle is unavailable for reasons that are not attributable to Contractor, or if the Satellite is delivered for purposes of Ground Storage for reasons that are not primarily due to the fault of Contractor, such that Purchaser is not materially harmed or prejudiced by a delay in Satellite Delivery, then the assessment of liquidated damages for failure to meet Key Milestone 4 (Satellite Delivery) shall be suspended/forgiven on a day-to day basis commensurate with the period of unavailability of the Launch Vehicle or storage after the Satellite Delivery date set forth in Article 3.1, as the case may be, and no payment by Contractor will be required for such period.

In the event Contractor fails to meet the Key Milestones Dates set forth below, as such Dates may be adjusted in accordance with this Contract, Contractor shall pay Purchaser, as liquidated damages and not as a penalty, up to a cumulative maximum of [***] U.S. dollars (U.S. $[***]), the following incremental amounts with the damages period

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beginning on the day after the applicable Key Milestone Date (as such Date(s) may be adjusted in accordance with this Contract):
1.	Key Milestone 1: [***]

Daily Amount of
Days Late	Liquidated Damages	Period Total	Cumulative Total
1-30	[***]	[***]	[***]
31-60	[***]	[***]	[***]
61-90	[***]	[***]	[***]
2.	Key Milestone 2: [***]

Daily Amount of
Days Late	Liquidated Damages	Period Total	Cumulative Total
1-30	[***]	[***]	[***]
31-60	[***]	[***]	[***]
61-90	[***]	[***]	[***]
3.	Key Milestone 3: [***]

Daily Amount of
Days Late	Liquidated Damages	Period Total	Cumulative Total
1-30	[***]	[***]	[***]
31-60	[***]	[***]	[***]
61-90	[***]	[***]	[***]
4.	Key Milestone 4: [***]

Daily Amount of
Days Late	Liquidated Damages	Period Total	Cumulative Total
1-30	[***]	[***]	[***]
31-60	[***]	[***]	[***]
61-90	[***]	[***]	[***]
91-120	[***]	[***]	[***]
121-180	[***]	[***]	[***]
Any amounts due in accordance with this Article 22 shall be, at Purchaser’s election, either (i) credited to Purchaser against any outstanding or future invoices hereunder or (ii) paid by Contractor to Purchaser within thirty (30) days of issuance of an invoice from Purchaser. Purchaser’s failure to invoice or offset shall not constitute a waiver by Purchaser with respect to any amount of liquidated damages due and owing hereunder.

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Notwithstanding the foregoing, in the event that liquidated damages are assessed against Contractor pursuant to the foregoing for delays in meeting Key Milestone Date 1 ([***]) and/or Key Milestone Date 2 ([***]) and/or Key Milestone Date 3 ([***]), but nevertheless Contractor Delivers the Satellite on or before the date set forth in Article 3.1 (as such date may be adjusted in accordance with this Contract), [***] percent ([***]%) of the liquidated damages assessed and paid pursuant to the foregoing shall be waived and forgiven, and Purchaser shall reimburse Contractor for any such liquidated damages actually paid.

22.2	Liquidated Damages/Incentives Based Upon [***]
22.2.1	[***]. Upon the earlier to occur of: (a) thirty-six (36) months after EDC, or (b) the conclusion of SPSR, the [***] of the U.S. Beams plus the Additional Beams (but not including the Canadian Beams) on the Satellite shall again be calculated using the data from SPSR and [***] (and the resulting calculated [***] being the “[***]”) that has been placed in the escrow described in Article 22.2.2, and Contractor shall be entitled to an incentive payment or shall incur liquidated damamages as provided in the [***] table set forth below. In the event that the [***] is measured at thirty-six (36) months rather than at the conclusion of SPSR, the calculation shall be done based upon all available data and an engineering anaylsis performed in accordance with good engineering practices applying standards generally applicable in the aerospace industry. In determining [***], if Mexico service beams are included as any of the Additional Beams, then [***] contributed by such beam(s) will be considered in determining the [***]; provided that upon Purchaser obtaining all necessary landing rights and any other rights necessary for Purchaser to offer its intended service in Mexico, the [***] shall be recalculated and Contractor shall receive payment for the remaining [***] of the Mexican [***] within thirty (30) days of Purchaser’s receipt of an invoice therefor. Purchaser shall have a good faith obligation to exert Reasonable Efforts to obtain such landing and other rights to provide its intended service in Mexico.

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Contractor acknowledges that the Satellite [***], not including the Canadian Beams, will be calculated assuming the use of the [***] frequencies and such [***] calculation shall not assume the use of the [***] frequencies. If the [***] is different than the then-current [***] Contractor shall be subject to liquidated damages or incentive payments as follows (with such amounts to be pro-rated):

Liquidated Damages or Incentive
[***]	Payment
Greater than [***], and greater than [***]	Incentive payment of [***] dollars (U.S. $[***]) for each [***] (or portion thereof) greater than [***] (up to [***]), adjusted as follows: (i) [***] then the incentive payment shall be decreased by the amount of [***]; or (ii) [***] then the incentive payment shall be increased by the amount of [***]

Greater than [***], but less than [***]	Liquidated damages of [***] U.S. dollars (U.S.$[***]) for each [***] (or portion thereof) difference between the [***] and the [***]

Greater than [***], and the same as [***]	No incentive payments and no liquidated damages

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Less than [***], but greater than [***]	Incentive payment of [***] dollars (U.S. $[***]) for each [***] (or portion thereof) difference between the [***] and [***]

Less than [***], and less than [***]	Liquidated damages of [***] dollars (U.S. $[***]) for each [***] (or portion thereof) less than [***], adjusted as follows:
(i) [***] then the liquidated damages shall be increased by the amount of [***]; or (ii) [***] then the liquidated damages shall be reduced by the amount of [***]

Less than [***], and the same as [***]	No liquidated damages and no incentive payments

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Less than [***] but greater than [***], but [***] is greater than [***] or less than [***]	(i)[***] then the liquidated damages shall be assessed in the amount of [***] or (ii) [***] then an incentive payment shall be made in the amount of [***]
For example, if [***] is [***] and [***] is [***], Contractor would be obligated to pay Purchaser [***]. For another example, if [***] is [***] and [***] is [***], Purchaser would be obligated to pay Contractor [***]. For another example, if [***] is [***] and [***] is [***], Contractor would be obligated to pay Purchaser liquidated damages equal to [***]. For another example if [***] is [***] and [***] is [***], Purchaser would be obligated to pay Contractor an incentive payment equal to [***]. For another example [***] is [***] and [***] is [***], Contractor would be obligated to pay Purchaser liquidated damages equal to [***].

In the event that Contractor owes liquidated damages to Purchaser pursuant to the operation of this Article 22.2.1, at Purchaser’s election, such liquidated damages shall either be (i) credited to Purchaser against any outstanding or future invoices hereunder or (ii) paid by Contractor to Purchaser within thirty (30) days of issuance of an invoice from Purchaser. In the event that Purchaser owes Contractor an incentive payment pursuant to operation of this Article 22.2.1, Purchaser shall make such payment to Contractor within thirty (30) days of issuance of an invoice from Contractor.
22.2.2	Escrow of [***]. For the purpose of ensuring that all [***] made hereunder are done with the version of the [***] utilized to establish the [***], Purchaser shall, no later than fifteen (15) days after establishing the [***] pursuant to Article 4.6,

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place the [***] used to establish the [***] into escrow pursuant to the escrow agreement attached hereto as Exhibit J. The version of the [***] placed into escrow shall not be updated, unless otherwise agreed by the Parties. The Parties shall share equally all costs associated with establishing and maintaining the escrow.
22.2.3.	Contractor’s Access to [***] and License. Subject to the terms of the license set forth below, Contractor shall have reasonable access to Purchaser’s [***] until the determination of [***] as provided in Article 22.2.2 above (at which time the license described in this Paragraph shall also automatically terminate). Purchaser hereby grants to Contractor a non-exclusive, non-transferable, non-assignable, non-sublicensable, revocable, limited license to possess and use a single copy of the [***] during the time period described above solely for purposes of Contractor’s measurement of the [***] of the Satellite to be provided under this Contract. Contractor agrees that, upon termination of the license, Contractor will either destroy (or permanently erase) all copies of the [***], or return the original [***] to Purchaser. Purchaser makes no warranties, express or implied, with respect to the [***].

22.2.4.	Limitations on Use. Contractor acknowledges that Purchaser retains exclusive ownership of all Intellectual Property Rights in Purchaser’s [***]. Contractor is not granted any rights in Purchaser’s [***] other than the license rights expressly set forth above. Contractor agrees that it will not modify, adapt, create a derivative work of, merge, translate, decompile, disassemble, or otherwise reverse engineer Purchaser’s [***].
22.3	Remedy

Contractor and Purchaser agree that the actual damages that Purchaser would suffer as a result of the late Delivery of the Satellite [***] are, in the nature of this transaction, difficult and impracticable to fix, that the liquidated damages set forth herein are reasonable amounts to compensate Purchaser for such failures and delays, and that the payment of liquidated damages is in lieu of payment of actual damages for such failures and delays. Such liquidated damages shall be Purchaser’s sole and exclusive remedy and compensation for Contractor delays with respect to late Delivery of Deliverable

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Items [***], provided that the [***] does not drop below [***]; and further provided, however, Purchaser retains all rights and remedies under Article 17.2 regarding termination for Force Majeure, Article 21 regarding termination for convenience and Article 23 regarding termination for default. Contractor hereby waives, to the extent permitted by applicable law, any defense as to the validity of any liquidated damages in this Contract on the grounds that such liquidated damages are void as penalties.

22.4	Incentives for Early Delivery

If Delivery of a Satellite occurs before the date specified in Article 3.1 (as such date may be extended as provided in this Contract), then Purchaser shall pay Contractor, within thirty (30) days of receipt of invoice, an amount not to exceed [***] U.S. dollars (U.S. $[***]), as specified below, as an early delivery incentive for Contractor’s early Delivery:

Daily Amount of
Days Early	Incentives	Period Total	Cumulative Total
1-30	[***]	[***]	[***]
31-60	[***]	[***]	[***]
61-90	[***]	[***]	[***]
91-120	[***]	[***]	[***]
121-180	[***]	[***]	[***]

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ARTICLE 23 — TERMINATION FOR DEFAULT
23.1	Purchaser Rights of Termination
23.1.1	Right to Terminate. Subject to Article 17, Article 18 and Article 23.1.4 below, Purchaser may terminate this Contract in whole or in part by written notice to Contractor if: (i) Contractor fails to Deliver the Satellite within the time specified therefor in Article 3.1 (as such date may be extended in accordance with the terms of this Contract) plus [***] days (or such longer time as may be agreed to in writing by Purchaser); (ii) Contractor fails to make progress (including due to failure to meet specification requirements) so as to endanger performance of this Contract that it is reasonably likely Contractor will fail to Deliver the Satellite within the time period set forth in subclause (i) immediately above, and fails, within [***] days (or such longer period as may be agreed to in writing by Purchaser) after receipt from Purchaser of written notice thereof, to cure such breach or correct such failure; or (iii) except for failures covered by items (i) and (ii) above, Contractor fails to perform any material provision of this Contract and does not correct such failure within a period of [***] days (or such longer period as Purchaser may authorize in writing) after receipt of notice from Purchaser specifying such failure.

23.1.2	Termination Liability. In the event of termination pursuant to this Article 23.1, Purchaser shall be entitled to: (i) a refund by Contractor of all payments made by Purchaser to Contractor for the terminated Work plus interest thereon at the interest rate stipulated in Article 5.3.1 hereof from the date payment was received by Contractor to the date the refund is made to Purchaser; and/or (ii) to retain and/or obtain Work as set forth in Article 23.1.3, provided that Purchaser shall remain liable for payment of all amounts for such Work as set forth in Article 23.1.3. In addition, Purchaser shall be entitled to any liquidated damages for delay accrued pursuant to Article 22 prior to the effective date of termination. In addition, Purchaser shall be entitled to [***]. Contractor shall pay the foregoing amounts no later than thirty (30) days after Contractor’s receipt of Purchaser’s written notice requesting such amounts pursuant to subclause (i) above.

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Payment of such amounts, or transfer of Work as set forth in Article 23.1.3, shall be Purchaser’s sole and exclusive remedy in the event of a termination for default.
23.1.3	Contractor’s Reimbursement for Terminated Work. In the event Purchaser terminates the Contract pursuant to this Article 23.1, Purchaser shall have the option to obtain title to the Deliverable Items provided for under this Contract or associated Work-in-progress (but not including Deliverable Data) or any other portion of the Work to which Contractor would not have otherwise been obligated to transfer title hereunder had the Contract been completed, including, if requested by Purchaser in writing (and subject to any approvals required by the associated Subcontractors and receipt by Contractor of associated reasonable releases and indemnifications in favor of Contractor), assignment of Subcontracts, subject to payment: (i) at the price set forth in this Contract for delivered items for which an itemized price is set forth herein and (ii) at the Actual Costs incurred by Contractor for (a) such items for which no itemized price is set forth herein and (b) partially completed items or services and Work-in-progress. This sum shall be offset by amounts paid by Purchaser and received by Contractor for Deliverable Items and Work-in-progress retained by Purchaser, and Contractor shall protect and preserve property in the possession of Contractor in which Purchaser has an interest. Purchaser shall pay amounts due hereunder no later than sixty (60) days after issuance of its written notice pursuant to Article 23.1.2. Upon settlement and payment of amounts due hereunder, Contractor, subject to applicable U.S. Government export control laws, shall promptly, at Contractor’s or Subcontractor’s plant, transfer title and risk of loss to Purchaser for the applicable Deliverable Items and Work-in-progress.

23.1.4	Special Provision Limiting Purchaser’s Remedies. Purchaser’s sole and exclusive remedy with respect to delays in Delivery shall be as specified in Article 22 and this Article 23.1. Purchaser shall have no right to terminate this Contract pursuant to this Article 23.1 above on or after Intentional Ignition (unless and to the extent of a Terminated Ignition pursuant to Article 12.1).

23.1.5	Disposition of the Work. Except for items obtained by Purchaser as set forth in Article 23.1.3, Contractor shall retain title to any and all Work, Work-in-progress,

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parts or other material, inventories, and any associated warranties, and any subcontracted items Contractor has specifically produced, acquired, or subcontracted for in accordance with this Contract.
23.1.6	Invalid Default Termination. If, after termination pursuant to this Article 23.1, it is finally determined pursuant to Article 25 or written agreement of Purchaser that Contractor was not in default under Article 23.1.1, or that the default was excusable under the Contract, the rights and obligations of the Parties shall be the same as if the termination had occurred under Article 21.
23.2	Contractor Rights of Termination
23.2.1	Right to Terminate. Contractor may terminate this Contract upon written notice to Purchaser if Purchaser fails to make any payment required under this Contract, and Purchaser shall fail to cure such failure within thirty (30) days after receiving written notice thereof from Contractor (or such longer period as may be agreed to in writing by Contractor). For purposes of clarification, Contractor shall not be entitled to terminate this Contract for Purchaser’s failure to make payment hereunder to the extent Purchaser has disputed such payment in good faith pursuant to Article 5.6.

23.2.2	Termination Liability. In the event of termination pursuant to this Article 23.2, Contractor shall be paid as if such termination were for convenience pursuant to Article 21. Further, if Purchaser’s failure to perform is a failure to pay Contractor invoiced amounts when due, Contractor shall be entitled to late payment interest pursuant to Article 5.3. Payment of the total amounts payable by Purchaser pursuant to this Article 23.2.2 shall constitute a total discharge of Purchaser’s liabilities to Contractor for termination pursuant to this Article 23.2.

23.2.3	Disposition of the Work. Upon completion of all payments to Contractor in accordance with this Article 23.2, Purchaser may, subject to Article 7 hereof, require Contractor to transfer to Purchaser in the manner and to the extent directed by Purchaser, title to and possession of any items comprising all or any part of the Work terminated (including all Work-in-progress, but not including any Deliverable Data or any other portion of the Work to which Contractor would not have otherwise been obligated to transfer title hereunder had the Contract been completed) not used or disposed of by Contractor pursuant to the foregoing

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sentence. Contractor shall, upon direction of Purchaser, protect and preserve such items at Purchaser’s expense in the possession of Contractor or its Subcontractors and shall facilitate access to and possession by Purchaser of items comprising all or part of the Work terminated. Alternatively, Purchaser may request Contractor to undertake Reasonable Efforts to re-use or sell such items and, in the case of Work Contractor can re-use, remit the agreed-upon cost of such items to Purchaser, and, in the case of sold items, remit any sales proceeds to Purchaser less a deduction for Actual Costs of disposition reasonably incurred by Contractor for such efforts. Contractor shall, if requested by Purchaser in writing, assign to Purchaser or its designee such Subcontracts as requested by Purchaser (subject to any approvals required by the associated Subcontractors and receipt by Contractor of associated reasonable releases and indemnifications in favor of Contractor).

23.2.4	Invalid Default Termination. If, after termination pursuant to this Article 23.2, it is finally determined pursuant to Article 25 or written agreement of Contractor that Purchaser was not in default under Article 23.2.1, Contractor shall be liable to Purchaser for direct damages resulting from such termination of this Contract (in no event exceeding amounts payable to Purchaser pursuant to Article 23.1, and subject to the limitation of liability set forth in Article 27).

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ARTICLE 24 — RESERVED
[THIS SPACE INTENTIONALLY LEFT BLANK]

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ARTICLE 25 — DISPUTE RESOLUTION
Any dispute, claim, or controversy between the Parties arising out of or relating to this Contract (“Dispute”), including any Dispute with respect to the interpretation, performance, termination, or breach of this Contract or any provision thereof shall be resolved as provided in this Article 25.
25.1	Informal Dispute Resolution
Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their Dispute informally, in a timely and cost-effective manner, as follows:
A.	If, during the course of the Work, a Party believes it has a Dispute with the other Party, the disputing Party shall give written notice thereof, which notice will describe the Dispute and may recommend corrective action to be taken by the other Party. Contractor’s program manager shall promptly consult with Purchaser’s contract manager in an effort to reach an agreement to resolve the Dispute.

B	In the event that agreement cannot be reached within ten (10) days of receipt of written notice, either Party may request that the Dispute be escalated, and the respective positions of the Parties shall be forwarded to an executive level higher than that under Paragraph A above for resolution of the Dispute.

C.	In the event agreement cannot be reached within twenty (20) days of receipt of written notice, either Party may request that the Dispute be escalated, and the respective positions of the Parties shall be forwarded to the Chief Executive Officer (CEO) or equivalent of each Party for resolution of the Dispute.

D.	In the event agreement cannot be reached as provided in Paragraphs A, B, or C above within a total of sixty (60) days after receipt of the written notice described in Paragraph A above either Party may proceed in accordance with Article 25.2.
Each phase of the dispute resolution process shall require the Parties to meet in person at least one time.

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25.2	Litigation
If any Dispute arising between the Parties cannot be settled pursuant to Article 25.1 (or, if a Party makes a good faith determination that (i) a breach by the other Party is such that a temporary restraining order or other preliminary injunctive relief to enforce its rights or the other Party’s obligations under the provisions of this Contract is necessary or (ii) litigation is appropriate to avoid the expiration of an applicable limitations period or to preserve a superior position with respect to creditors), either Party shall have the right to bring suit.

Any suit brought shall be brought in any court of competent jurisdiction in the state of California, and the Parties hereby waive any objection to that venue and that court’s exercise of personal jurisdiction over the case. The Parties hereby irrevocably consent to the exercise of personal jurisdiction by the state and federal courts in the State of California concerning any Dispute between the Parties. If, for any reason, neither the state nor federal courts in California will exercise jurisdiction over the Dispute, then litigation as permitted herein may be brought in any court of competent jurisdiction in the United States of America.

If a dispute arises as to whether or not a Party has committed or acted with gross negligence or willful misconduct, that issue alone shall be resolved by the court without a jury, and the court shall resolve such issue by applying the laws of the State of New York without regard to its conflict of law rules. THE PARTIES EXPRESSLY WAIVE THEIR RIGHT TO A JURY IN CONNECTION WITH SUCH DISPUTE.

Nothing in this Contract precludes a Party that prevails on any claim from initiating litigation in any appropriate forum to enter or enforce a judgment based on the court’s award on that claim.

Pending final resolution of any dispute (including the informal dispute resolution process and litigation), Contractor shall, unless otherwise directed by Purchaser in writing, perform all its obligations under this Contract, provided that Purchaser continues to make undisputed payments as they come due. For purposes of clarification, Contractor shall not be entitled to stop work under this Contract for Purchaser’s failure to make payment hereunder to the extent Purchaser has disputed such payments in good faith pursuant to Article 5.6. Without prejudice to Purchaser’s other rights and remedies set

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forth in this Contract, in the event that Contractor stops work (unless otherwise permitted under this Contract) which results in delays in Delivery, [***].

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ARTICLE 26 — INTER-PARTY WAIVER OF LIABILITY FOR A LAUNCH
26.1	Launch Services Agreement Inter-Party Waiver of Liability
26.1.1	Inter-Party Waiver. Each Party hereby agrees to be bound by the no-fault, no-subrogation inter-party waiver of liability and related indemnity provisions required by the Launch Services Agreement with respect to the Launch and to cause their respective contractors and Subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract and any other person having an interest in the Satellite or any Transponder thereon (including customers of Purchaser) to accede to such waiver and indemnity, which in every case shall include claims against the Launch Agency, either Party and their respective contractors and subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract. The Parties shall execute and deliver any instrument that may be reasonably required by the Launch Agency to evidence their respective agreements to be bound by such waivers.

26.1.2	Waiver of Subrogation. The Parties also shall use Reasonable Efforts to obtain from their respective insurers, and shall require their respective contractors and subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract and any other person having an interest in the Satellite or any Transponder thereon (including non-consumer customers of Purchaser), to use Reasonable Efforts to obtain from their respective insurers, an express waiver of such insurers’ rights of subrogation with respect to any and all claims that have been waived pursuant to this Article 26.
26.2	Indemnity Related to the Inter-Party Waiver of Liability
Each Party shall indemnify against and hold harmless the other Party and/or its contractors and Subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract, from and against any claim made by the indemnifying Party and/or any of its contractors and Subcontractors (including suppliers of any kind) that are involved in the performance of the Contract, or by any person having an interest in the Satellite or Transponder thereon (including customers of Purchaser), or by insurer(s) identified in Article 26.1, resulting from the failure of the

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indemnifying Party to waive any liability against, or to cause any other person the indemnifying Party is obligated to cause to waive any liability against, the Launch Agency, the other Party or either of their contractors and subcontractors at any tier (including suppliers of any kind) involved in the performance of this Contract. The Parties shall execute and deliver any instrument that may be reasonably required by the Launch Agency to evidence their respective agreements to be bound by such indemnifications.
26.3	Survival of Obligations

The waiver, indemnification and hold harmless obligations provided in this Article 26 shall survive and remain in full force and effect, notwithstanding the expiration or termination of this Contract.

26.4	Third Party Claims Coverage

With respect to third party liability for death or bodily injury of for the loss or damage to property that may be sustained, and any consequences thereof, resulting from, or arising in connection with the performance of the Launch Services for the Satellite, Purchaser shall use Reasonable Efforts to require the Launch Agency to include Contractor (and any other party or entity as Contractor may request) as an additional named insured under all policies of third party claims coverage (or any other program of third party claims coverage, including coverage provided by agencies of any government) that are provided or required to be provided by or through the Launch Agency.

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ARTICLE 27 — LIMITATION OF LIABILITY
27.1	Limitation

EXCEPT AS PROVIDED OTHERWISE IN ARTICLES 27.3 AND 27.4, NEITHER PARTY SHALL BE LIABLE DIRECTLY OR INDIRECTLY TO THE OTHER PARTY, TO ITS OFFICERS, DIRECTORS, EMPLOYEES, CONTRACTORS OR SUBCONTRACTORS AT ANY TIER (INCLUDING SUPPLIERS OF ANY KIND), AGENTS OR CUSTOMERS, TO ITS PERMITTED ASSIGNEES OR SUCCESSOR OWNERS OF ANY SATELLITE OR OTHER DELIVERABLE ITEM OR TO ANY OTHER PERSON CLAIMING BY OR THROUGH SUCH OTHER PARTY, FOR ANY AMOUNTS REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS, OR INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOST REVENUES OR COSTS OF RECOVERING A SATELLITE POST-LAUNCH, ARISING FROM OR RELATING TO THE PERFORMANCE OR NONPERFORMANCE OF THIS CONTRACT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATED TO THE USE OF ANY ITEMS DELIVERED OR SERVICES FURNISHED HEREUNDER, WHETHER THE BASIS OF SUCH LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE OF ANY TYPE (EXCEPT AS PROVIDED IN ARTICLE 27.3 BELOW) AND STRICT LIABILITY), STATUTE OR OTHER LEGAL OR EQUITABLE THEORY.

27.2	Liability

EXCEPT AS PROVIDED OTHERWISE IN ARTICLES 27.3 AND 27.4, IN NO EVENT WILL CONTRACTOR’S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS CONTRACT EXCEED THE SUM OF: (i) ALL PAYMENTS PREVIOUSLY MADE TO CONTRACTOR UNDER THIS CONTRACT; AND (ii) ANY LIQUIDATED DAMAGES ACTUALLY INCURRED PURSUANT TO ARTICLE 22.1; AND (iii) [***]. EXCEPT AS PROVIDED OTHERWISE IN ARTICLE 27.3, IN NO EVENT WILL PURCHASER’S TOTAL LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS CONTRACT EXCEED [***].

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27.3	Gross Negligence and Willful Misconduct

ARTICLE 27.1 SHALL NOT APPLY IN THE EVENT OF A PARTY’S GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT IN WHICH CASE SUCH PARTY MAY BE LIABLE AND RESPONSIBLE FOR AMOUNTS REPRESENTING LOST PROFITS, LOSS OF BUSINESS AND THE OTHER DAMAGES DESCRIBED IN ARTICLE 27.1 UP TO AN AMOUNT NOT TO EXCEED IN THE CUMULATIVE MAXIMUM, [***] UNITED STATES DOLLARS (US$[***]). THE FOREGOING AMOUNT SHALL BE IN EXCESS OF ANY LIABILITIES SUBJECT TO ARTICLE 27.2.

27.4	Indemnities

ARTICLES 27.1 AND 27.2 SHALL NOT APPLY TO LIABILITY ARISING UNDER ARTICLES 19 (INTELLECTUAL PROPERTY INDEMNITY), 20 (INDEMNIFICATION) (AND IN BOTH CASES ONLY AS TO LIABILITIES ADJUDICATED (OR PROVIDED IN SETTLEMENT OF THE MATTER) TO BE OWING TO THE THIRD PARTY CLAIMANT AS WELL AS COSTS AND EXPENSES INCURRED IN DEFENDING OR SETTLING SUCH CLAIMS), AND 26.2 (INDEMNITY RELATED TO THE INTER-PARTY WAIVER OF LIABILITY). NOTHING IN THIS ARTICLE 27 SHALL BE DEEMED AS A WAIVER OF ANY RIGHTS OF EITHER PARTY UNDER THE NONDISCLOSURE AGREEMENT DATED MARCH 8, 2006 (AS AMENDED ON APRIL 27, 2007).

27.5	Survival

THIS ARTICLE 27 SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS CONTRACT FOR WHATEVER CAUSE.

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ARTICLE 28 — DISCLOSURE AND HANDLING OF PROPRIETARY INFORMATION
28.1	Definition of Proprietary Information

For the purpose of this Contract, “Proprietary Information” means all confidential and proprietary information (other than Deliverable Data, which is subject to the provisions of Article 39) in whatever form transmitted, that is disclosed or made available directly or indirectly by such Party (hereinafter referred to as the “disclosing party”) to the other Party hereto (hereinafter referred to as the “receiving party”) and: (i) is identified as proprietary by means of a written legend thereon or (ii) if disclosed orally, is identified as proprietary at the time of initial disclosure and then summarized in a written document, with the Proprietary Information specifically identified, that is supplied to the receiving party within ten (10) days of initial disclosure. Notes and memoranda prepared by the receiving party (but not the receiving party’s attorneys) that include the disclosing party’s Proprietary Information shall be considered the disclosing party’s Proprietary Information for all purposes of this Article. Proprietary Information shall not include any information disclosed by a Party that (i) is already known to the receiving party at the time of its disclosure, as evidenced by written records of the receiving party, without an obligation of confidentiality at the time of disclosure; (ii) is or becomes publicly known through no wrongful act of the receiving party; (iii) is independently developed by the receiving party as evidenced by written records of the receiving party; or (iv) is rightfully obtained by the receiving party from any third party without restriction and without breach of any confidentiality obligation by such third party.

28.2	Terms for Handling and Use of Proprietary Information

Subject to Article 28.1, for a period of ten (10) years after receipt of any Proprietary Information, the receiving party shall not disclose Proprietary Information that it obtains from the disclosing party to any person or entity except its employees, Affiliates (who are not direct competitors of the disclosing party), attorneys, agents, Financing Entities, potential and actual joint venture partners, and consultants (who, in all cases, are not direct competitors of the disclosing party) who have a need to know, who have been informed of and have agreed in writing (or are otherwise subject to confidentiality obligations consistent with the obligations set forth herein) to abide by the receiving party’s obligations under this Article 28, and who are authorized pursuant to applicable U.S. export control laws and licenses or other approvals to receive such information. The receiving party shall use not less than the same degree of care to avoid disclosure

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of such Proprietary Information as it uses for its own Proprietary Information of like importance; but in no event less than a reasonable degree of care. Proprietary Information shall be used only for the purpose of performing the obligations under this Contract, or as the disclosing party otherwise authorizes in writing.
28.3	Legally Required Disclosures

Notwithstanding the foregoing, in the event that the receiving party becomes legally compelled to disclose Proprietary Information of the disclosing party (including disclosures necessary or in good faith determined to be reasonably necessary under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), the receiving party shall, to the extent practicable under the circumstances, provide the disclosing party with written notice thereof so that the disclosing party may seek a protective order or other appropriate remedy, or to allow the disclosing party to redact such portions of the Proprietary Information as the disclosing party deems appropriate. In any such event, the receiving party will disclose only such information as is legally required, and will cooperate with the disclosing party (at the disclosing party’s expense) to obtain proprietary treatment for any Proprietary Information being disclosed.

28.4	Return of Confidential Information

Upon the request of the Party having proprietary rights to Proprietary Information, the other Party in possession of such Proprietary Information shall promptly return such Proprietary Information (and any copies, extracts, and summaries thereof) to the requesting Party, or, with the requesting Party’s written consent, shall promptly destroy such materials (and any copies, extracts, and summaries thereof), except for one (1) copy which may be retained for legal archive purposes, and shall further provide the requesting Party with written confirmation of same; provided, however, where both Parties have proprietary rights in the same Proprietary Information, a Party shall not be required to return such information to the other Party. Nothing in this Article 28.4 shall require a Party to return or destroy computer files or records containing Proprietary Information but only if and to the extent such files or records were created in the ordinary course of business pursuant to such Party’s automatic archiving and back-up procedures for computerized or word-processed records. The rights and obligations of the Parties under this Article shall survive any return or destruction of Proprietary Information.

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28.5	No License

Except as expressly provided in this Contract, nothing in this Contract shall be construed as granting the receiving party whether by implication, estoppel, or otherwise, any license or any right to use any Proprietary Information received from the disclosing party, or use any patent, trademark, or copyright now or hereafter owned or controlled by the disclosing party.

28.6	Injunctive Relief

The Parties agree that, in addition to any other rights and remedies that exist under this Contract, in the event of a breach or threatened breach of this Article, the disclosing party shall be entitled to seek an injunction prohibiting any such breach. The Parties acknowledge that Proprietary Information is valuable and unique and that disclosure in breach of this Article may result in irreparable injury to the disclosing party.

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ARTICLE 29 — CONTRACT TECHNOLOGY ESCROW
29.1	Segregation of Contract Technology/Escrow.
29.1.1.	No later than 30 days after completion of PDR, the Parties shall enter into an escrow agreement (the “Escrow Agreement”) in the form attached hereto as Exhibit G. Pursuant to the terms of the Escrow Agreement, Contractor shall deliver to the escrow agent copies of all Contract Technology, and shall diligently keep such escrow updated, no less frequently than on a quarterly basis. Purchaser shall pay all costs associated with establishing and maintaining the Escrow Agreement, and Contractor, at no charge to Purchaser, shall be responsible for gathering and depositing the Contract Technology into the escrow. Purchaser shall be responsible for all escrow agent fees incurred in connection with the withdrawal of Contract Technology under the Escrow Agreement, once established.

29.1.2	The Escrow Agreement will not permit Purchaser’s access to the Contract Technology except if:
(i)	Contractor becomes insolvent;

(ii)	Contractor makes a general assignment for the benefit of creditors;

(iii)	Contractor files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against Contractor, which petition is not dismissed within 30 days;

(iv)	Contractor suffers or permits the appointment of a receiver for its business;

(v)	Contractor becomes subject to any proceeding under any bankruptcy or insolvency law;

(vi)	Contractor has liquidated its business;

(vii)	Contractor ceases doing business without providing for a successor; or

(viii)	Contractor is unwilling or unable to continue to perform its obligations under this Contract.
In the cases of items (i) through (v), Purchaser shall only be able to access the Contract Technology if Contractor is unwilling or unable to continue to perform its obligations under this Contract.

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29.1.3	Contractor represents and warrants that the Contract Technology kept at Contractor’s facilities and delivered into escrow under the Escrow Agreement:
(i)	will comprise all of the Contract Technology (including the source code language statement for any and all applicable Software) to the extent its retention is consistent with Contractor’s normal retention policies;

(i)	will be kept current, including all updates needed to maintain compliance with the terms of this Contract; and

(ii)	will be in a form suitable for reproduction by Purchaser.

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ARTICLE 30 — PUBLIC RELEASE OF INFORMATION
30.1	Generally

Either Party intending to disclose publicly, whether through the issuance of news releases, articles, brochures, advertisements, prepared speeches or other information releases, information concerning the financial details of this Contract or Proprietary Information of the other Party regarding the Work must obtain the prior written approval of the other Party with respect to the content and timing of such issuance, which approval shall not be unreasonably denied, delayed or withheld.

30.2	Exceptions

The obligations set forth in Article 30.1 shall not apply to the following:
30.2.1	information that is publicly available from any governmental agency or that is or otherwise becomes publicly available without breach of this Contract;

30.2.2	internal publications or releases which are clearly marked or otherwise identifiable as not intended for the public at large; and

30.2.3	disclosure required by applicable law or regulation, including without limitation, disclosure required by the Securities and Exchange Commission or the Nasdaq Stock Market or any other securities exchange on which the securities of a Party or its Affiliate is then trading.

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ARTICLE 31 — NOTICES
31.1	Written Notification
Each contractual or legal notice or correspondence required or permitted to be given or made hereunder shall be in writing (except where oral notice is specifically authorized) to the respective addresses, facsimile and telephone numbers and to the attention of the individuals set forth below, and any such notice or correspondence shall be deemed given on the earlier to occur of (i) actual receipt, irrespective of whether sent by post, facsimile transmission, overnight courier or other method, and (ii) seven (7) days after mailing by registered or certified mail, return receipt requested, postage prepaid.

In the case of Purchaser:
ViaSat, Inc.
6155 El Camino Real
Carlsbad, California 92009
Attn: David Abrahamian
Telephone No.: 760-476-3053
Facsimile No.: 760-795-1045

With a separately delivered copy to:
ViaSat, Inc.
6155 El Camino Real
Carlsbad, California 92009
Attn: Jared Flinn
Telphone No.: 760-476-2672
Facsimile No.: 760-476-4830

In the case of Contractor:

Space Systems/Loral, Inc.
3825 Fabian Way M/S G-44
Palo Alto, CA 94303-4697
Attn.: Contract Manager, Nick Pound
Telephone No.: 650-852-6606
Facsimile No.: 650-852-4631

With a separately delivered copy to:
Space Systems/Loral, Inc.
3825 Fabian Way M/S G-56
Palo Alto, CA 94303-4697

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Attn.: Program Manager, Greg Harms
Telephone No.: 650-852-5575
Facsimile No.: 650-852-6392
31.2	Change of Address

Either Party may from time to time change its notice address or the persons to be notified by giving the other Party written notice (as provided above) of such new information and the date upon which such change shall become effective.

31.3	Authorized Representatives

The only representatives of Purchaser and Contractor authorized to sign contractual documents and to direct Work under this Contract are:

PURCHASER
Name: David Abrahamian
Title: Contracts Manager
Name: Jared Flinn
Title: Associate General Counsel
Or others as may be authorized in writing by an executive officer of Purchaser from time to time.
CONTRACTOR:
Name: Ronald Haley
Title: Senior Vice President, Finance and Contracts
Or others authorized by written delegation by Contractor.

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ARTICLE 32 — RISK MANAGEMENT SERVICES
32.1	Purchaser Responsibility

Purchaser shall be responsible for procuring any Launch and In-Orbit Insurance Policy (defined below) covering the risks of loss or damage to the Satellite from and after Intentional Ignition.

IN NO EVENT SHALL PURCHASER DISCLOSE OR TRANSFER CONTRACTOR-PROVIDED TECHNICAL INFORMATION OR PROVIDE TECHNICAL/DEFENSE SERVICES BASED ON CONTRACTOR-FURNISHED TECHNICAL INFORMATION TO NON-U.S. PERSONS INCLUDING INSURANCE BROKERS OR UNDERWRITERS OR OTHER NON-U.S. PERSONS OR ENTITIES (AS DEFINED IN 22 CFR SECTION 120.15 AND SECTION 120.16) WITHOUT CONTRACTOR’S PRIOR WRITTEN APPROVAL (NOT TO BE UNREASONABLY WITHHELD OR DELAYED) AND, WHERE REQUIRED, PRIOR APPROVAL OF THE U.S. GOVERNMENT.

32.2	Contractor Support

At Purchaser’s request, Contractor shall, at its own expense, use its Reasonable Efforts to obtain quotes for launch and/or in-orbit insurance to cover the risk of loss or damage to the Satellite from Intentional Ignition and continuing up to one year after Launch (provided that such coverage period is then commercially available) on such commercial terms and conditions as are then commercially available, with a maximum sum insured equal to the sum of prices for the Satellite, Launch Services and insured insurance premium, such amount to be confirmed by Purchaser (or, if such coverage is not then available, at the maximum amount commercially available) (the “Launch and In-Orbit Insurance Policy”). Within twenty (20) Business Days of receiving such quotes from Contractor, Purchaser, in its sole discretion, shall either: (i) directly procure such insurance by and on its own behalf; or (ii) notify Contractor in writing that Purchaser rejects such proposal for Launch and In-Orbit Insurance Policy. Failure of Purchaser to provide such written notice within the twenty (20) Business Day period shall be deemed to be a rejection of such proposal for the Policy. In either event, Contractor shall have no further obligation with regard to the procurement of Launch and In-Orbit Insurance Policy or Purchaser’s acquisition or non-acquisition thereof, except as provided in the immediately succeeding Paragraph and Article 32.3.

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At Purchaser’s request, Contractor shall, regardless of whether Purchaser shall have accepted or rejected Contractor’s proposal for the Launch and In-Orbit Insurance Policy, perform the various activities described in this Article 32. Subject to Article 7 and Article 28, Contractor, at no additional charge to Purchaser, shall furnish Purchaser with such information regarding the Satellite as is requested by the insurers and as is customary and normal to support and assist Purchaser in obtaining and maintaining a Launch and In-Orbit Insurance Policy including but not limited to: (i) providing a comprehensive presentation package on the Satellite, suitable for presentation to the space insurance brokers and underwriters; (ii) supporting Purchaser with all necessary presentations (oral, written or otherwise), including attendance and participation in such presentations where requested by Purchaser; (iii) providing on a timely basis all reasonable and appropriate technical information, data and documentation; (iv) providing documentation and answers to insurer and underwriter inquiries; and (v) obtaining any agreements and other approvals that are required (e.g., those agreements and approvals required pursuant to Article 7.3) for Purchaser’s potential insurance providers to have access to all information required by such potential providers. Notwithstanding Article 28, Disclosure and Handling of Proprietary Information and Article 30, Public Release of Information, but subject to Article 7, Purchaser may disclose this Contract to its insurers, provided that Purchaser has entered into binding agreements with such insurers that limits the disclosure and use of such Contract on terms comparable to those contained herein and further provided that Contractor shall be allowed to make redactions reasonable to both Parties to Article 19 (Intellectual Property Indemnity), Article 22 (Liquidated Damages for Late Delivery), Article 23 (Termination for Default), Article 27 (Limitation of Liability), Article 29 (Contract Technology Escrow), Article 35 (Ground Storage), Article 36 (Orbit Maneuver Life Payment and Launch Vehicle Guarantee), Article 39 (Intellectual Property), Article 40 (Lender Requirements) (and definitions applicable to the foregoing), interest percentages, and this sentence.

32.3	Insurance Amounts

Purchaser shall be responsible for procuring directly and on its own behalf any Launch and In-Orbit Insurance Policy. Notwithstanding the foregoing, in the event that any loss is paid to Contractor under the Launch and In-Orbit Insurance Policy, then Contractor agrees to hold such amounts in trust for Purchaser and to pay such amounts to Purchaser within three (3) Business Days after Contractor receives the corresponding

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payment from the insurers, except for any amount(s) due to Contractor including earned Orbital Performance Incentives as provided under Article 13, and, for the avoidance of doubt, Contractor shall be obligated to make payment to Purchaser under this Article 32 only to the extent that Contractor receives payment from the insurers. Notwithstanding the foregoing, Contractor shall reasonably cooperate with Purchaser in recovering all amounts due from the insurers under the Launch and In-Orbit Insurance Policy.

32.4	Claims Support

Subject to Article 7 and Article 28, Contractor shall cooperate with and provide reasonable and customary support to Purchaser in making and perfecting claims for insurance recovery and as to any legal proceeding as may be brought by Purchaser associated with any claim for insurance recovery. Contractor shall furnish Purchaser with any information that may be reasonably required to prepare and present any insurance claim.

32.5	Contractor Insurance Requirements

During the period from EDC until Intentional Ignition (and in the event of a Terminated Ignition, until the subsequent Intentional Ignition where Contractor re-acquires title and risk of loss to the Satellite as provided in Article 12.1) Contractor shall obtain and maintain, at its own expense, Ground Insurance coverage against all risks of loss, including earthquake and other natural disasters, and damage to the Satellite and its Components in an amount sufficient to cover the greater of: (i) the Contractor’s full replacement value of the Satellite; and (ii) the amounts paid by Purchaser with respect to the Satellite. Such insurance shall provide: (w) coverage for removal of debris, and insuring the structures, machines, equipment, facilities, fixtures and other properties constituting part of the project, (x) transit coverage, including ocean marine coverage (unless insured by the supplier), (y) off-site coverage for any key equipment, and (z) off-site coverage covering any property or equipment not stored on the construction site. The deductible for such insurance shall not exceed [***] Dollars U.S. dollars (U.S. $[***]). Contractor shall have Purchaser and/or its designees named as an additional named insured on such insurance policy(ies) to the extent of their interest. Prior to commencing the Work, and whenever requested by Purchaser, Contractor agrees to furnish to

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Purchaser certificates of insurance evidencing that insurance required under this Article is in full force and effect. Contractor agrees to notify Purchaser in advance of any change to any material terms and conditions of said policies of insurance which are relevant to this Contract, and, if any such change is made without Purchaser’s consent (not to be unreasonably withheld), Contractor shall be obligated to procure supplemental insurance coverage, subject to availability, to comply with the insurance obligations set forth above. Contractor shall provide certificates of insurance which shall contain an endorsement setting forth that the insurer cannot terminate or materially amend the provisions of the insurance without prior written notification to Purchaser at least thirty (30) days before such termination or amendment. If, after being requested in writing by Purchaser to do so, Contractor fails to produce evidence of compliance with Contractor’s insurance obligations hereunder within fourteen (14) days, Purchaser may effect and maintain the insurance and pay the premiums, and Contractor, at no charge, shall provide reasonable cooperation as requested by Purchaser. The amount paid shall be a debt due and payable from Contractor to Purchaser, or Purchaser, at its option, may elect to offset payments due Contractor.

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ARTICLE 33 — ORDER OF PRECEDENCE
In the event of conflict among the terms of this Contract (Preamble, Recitals, and Articles 1 to 41) and the Exhibits, the following order of decreasing precedence shall apply:

o Contract terms and conditions	(Preamble, Recitals and Articles 1 through 41)
o Exhibit A	Statement of Work
o Exhibit E	Payment Plan and Termination Liability Schedule
o Exhibit K	Default Configuration
o Exhibit B	Satellite Performance Specification
o Exhibit C	Mission Assurance Plan
o Exhibit D	Satellite Program Test Plan
o Exhibit F	Satellite Control Facility Requirements Document
o Exhibit H	Dynamic Satellite Simulator Statement of Work and Functional Requirements Document
o Exhibit G	Escrow Agreement
o Exhibit I	Guaranty Agreement
o Exhibit J	[***] Escrow Agreement

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ARTICLE 34 — GENERAL
34.1	Assignment
34.1.1	General. This Contract may not be assigned, either in whole or in part, by either Party without the express written approval of the other Party, not to be unreasonably withheld or delayed.

34.1.2	By Purchaser. Notwithstanding the foregoing, Purchaser may assign or transfer this Contract or all its rights, duties, or obligations hereunder without Contractor’s approval (i) to an Affiliate, provided that such Affiliate has sufficient financial resources or funding to fulfill Purchaser’s obligations under this Contract; (ii) in connection with obtaining financing for the Satellite under any financing agreement; (iii) to any entity which, by way of merger, consolidation, or any similar transaction involving the acquisition of substantially all the stock or the entire business assets of Purchaser relating to the subject matter of this Contract succeeds to the interests of Purchaser, provided in each case the assignee, transferee, or successor to Purchaser has expressly assumed all the obligations of Purchaser and all terms and conditions applicable to Purchaser under this Contract; or (iv) to any subsidiary or joint venture associate of Purchaser not meeting the requirements of item (i) above, provided that Purchaser executes the Guaranty Agreement attached hereto as Exhibit I.

34.1.3	By Contractor. Notwithstanding the foregoing, Contractor may assign or transfer this Contract or all of its rights, duties, or obligations hereunder to: (i) any Affiliate of Contractor that has equivalent or greater financial resources as Contractor; or (ii) any person in connection with the sale, transfer, merger, assignment or other reorganization affecting Contractor or all (or substantially all) of Contractor’s assets or capital stock, whether by way of merger, consolidation, or otherwise, provided in each case the assignee, transferee, or successor to Contractor has expressly assumed all the obligations of Contractor and all terms and conditions applicable to Contractor under this Contract.

34.1.4	Security Interests. Either Party, upon prior written notice to the other Party, may grant security interests in its rights hereunder to lenders that provide financing for the performance by such Party of its obligations under this Contract or for the subject matter hereof. In the event that either Party is sold to or merged into

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another entity, its responsibilities under this Contract shall not be altered and the successor organization shall be liable for performance of such Party’s obligations under this Contract.
34.2	Binding Effect

This Contract shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Assignment of this Contract shall not relieve the assigning Party of any of its obligations nor confer upon the assigning Party any rights except as provided in this Contract.

34.3	Severability

If any provision of this Contract is declared or found to be illegal, unenforceable or void, the Parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Contract is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

34.4	Waiver of Breach of Contract

A waiver of any provision or any breach of a provision of this Contract shall not be binding upon either Party unless the waiver is in writing, signed by a duly authorized representative of the Party to be bound, as applicable, and such waiver shall not affect the rights of the Party not in breach with respect to any other or future breach. No course of conduct by a Party shall constitute a waiver of any provision or any breach of a provision of this Contract unless a written waiver is executed in accordance with the provisions of this Article 34.4.

34.5	Amendments

This Contract, including any and all its Exhibits, may not be modified except by written instrument of subsequent date signed by an officer of Contractor, or another person designated in writing by any such officer to sign such an instrument, and an authorized officer of Purchaser, or another person designated in writing by any such authorized officer of Purchaser to sign such an instrument.

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34.6	Captions

The captions contained herein are for purposes of convenience only and shall not affect the construction of this Contract.

34.7	Relationships of the Parties

It is expressly understood that Contractor and Purchaser intend by this Contract to establish the relationship of independent contractors only, and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership or any other relationship, other than that of independent contractors, between them or their respective successors in interests. Neither Contractor nor Purchaser shall have any authority to create or assume, in the name or on behalf of the other Party, any obligation, expressed or implied, or to act or purport to act as the agent or the legally empowered representative of the other Party, for any purpose whatsoever.

34.8	Entire Agreement

This Contract, including all its Exhibits, represents the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations and agreements with respect to the subject matter hereof, which cease to have any further force or effect.

34.9	Standard of Conduct

Both Parties agree that all their actions in carrying out the provisions of this Contract shall be in compliance with applicable laws and regulations and neither Party will pay or accept bribes, kickbacks or other illegal payments, or engage in unlawful conduct.

34.10	Construction

This Contract, including all its Exhibits, has been drafted jointly by the Parties and in the event of any ambiguities in the language hereof, there shall be no inference drawn in favor of or against either Party.

34.11	Counterparts

This Contract may be signed in any number of counterparts with the same effect as if the signature(s) on each counterpart were upon the same instrument.

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34.12	Applicable Law

This Contract shall be interpreted, construed and governed, and the rights of the Parties shall be determined, in all respects, according to the laws of the State of New York without reference to its conflicts of laws rules.

34.13	Survival

Termination or expiration of this Contract for any reason shall not release either Party from any liabilities or obligations set forth in this Contract remain to be performed or by their nature would be intended to be applicable following any such termination or expiration, including the following: Article 2.2 (Option Satellite) (only if the option is still valid as of the termination or expiration of this Contract); Article 4.4 (Fees and Other Expenses); Article 4.5 (Taxes); Article 7.4 (Compliance with U.S. Laws and Directives); Article 12.1(C) (Satellite), Article 15.2.8 (Disclaimer); Article 19 (Intellectual Property Indemnity); Article 20 (Indemnification); Article 21 (Termination for Convenience); Article 22 (Liquidated Damages); Article 23 (Termination for Default); Article 25 (Dispute Resolution); Article 26 (Inter-Party Waiver of Liability for a Launch); Article 27 (Limitation of Liability); Article 28 (Disclosure and Handling of Proprietary Information); Article 29 (Contract Technology Escrow); Article 30 (Public Release of Information); Article 31 (Notices); Article 33 (Order of Precedence); Article 34 (General); Article 36 (Orbital Maneuver Life Payment and Launch Vehicle Guarantee) and Article 39 (Intellectual Property).

34.14	U.N. Convention on the International Sales of Goods

The U.N. Convention on the International Sales of Goods shall not apply or otherwise have any legal effect with respect to this Contract.

34.15	No Third-Party Beneficiaries

This Contract is entered into solely between, and may be enforced only by, Purchaser and Contractor and their permitted assigns, and this Contract shall not be deemed to create any rights in third parties, including suppliers, customers, the CondoSat Associate, and owners of a Party, or to create any obligations of a Party to any such third parties.

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34.16	Business Ethics

In the event that Contractor has cause to believe that Purchaser has acted improperly or unethically during the term of this Contract, Contractor is requested to report such conduct to Purchaser’s ethics hotline at 1-888-475-8376. Copies of Purchaser’s Guide to Business Conduct are available at www.viasat.com under “Investors-Corporate Governance.” Any failure by Contractor to act under this clause will not constitute a breach of this Contract.

34.17	Remedies

Where a specific remedy is set forth in this Contract, such remedy shall be the sole and exclusive remedy available to the Party entitled to claim it and shall be in substitution for all other remedies arising at law or in equity in relation to the specific matter that the remedy responds to. Purchaser’s right to terminate this Contract for default pursuant to Article 23.1.1(iii) shall not constitute a “specific remedy” hereunder, provided that, where Purchaser elects to proceed pursuant to Article 23.1.1(iii), such election shall be the sole remedy to which Purchaser is entitled. For the avoidance of doubt, in the event of a material breach by either Party where multiple specific remedies are set forth herein and are available, the non-breaching Party shall have right to elect the specific remedy to enforce, provided that, in no event shall the non-breaching Party be entitled to multiple recoveries or remedies unless expressly provided otherwise in this Contract.

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ARTICLE 35 — GROUND STORAGE
35.1	Ground Storage

Purchaser may direct Contractor, in writing, to store the Satellite after completion of SPSR. If so directed, Contractor shall store the Satellite and related equipment at Contractor’s own facilities for up to [***] years (“Ground Storage”). Such storage shall be conducted in accordance with Contractor’s standard Shipping, Handling and Storage Plan (the “Satellite Storage Plan”).

35.2	Costs of Ground Storage

[***] Purchaser shall pay Contractor for Ground Storage at the rate of $[***] per month, and any post-storage re-verification testing excess of the testing that would have been required if the Satellite were only placed in Ground Storage for six (6) months will be considered a change under Article 16, Changes. The foregoing shall be Purchaser’s sole liability for Storage Costs.

35.3	Equitable Allocation of Storage Costs

Notwithstanding the foregoing, in the event that Ground Storage is required primarily due to the fault of Contractor, all Storage Costs shall be borne by Contractor, provided that Purchaser schedules with the Launch Agency the next available Launch opportunity that is reasonably satisfactory to Purchaser and which is consistent with the Satellite’s availability for Launch.

In the event the Satellite is initially placed in Ground Storage due to the fault of Contractor, but Purchaser does not schedule with the Launch Agency the next available Launch opportunity reasonably satisfactory to Purchaser and which is consistent with the Satellite’s availability for Launch: (A) Contractor shall be responsible for all Storage costs for the period of time up to the next available Launch opportunity reasonably satisfactory to Purchaser and which is consistent with the Satellite’s availability for Launch, [***]; and (B) Purchaser shall be responsible for payment of those amounts set forth in paragraph 35.2(b), above, for the period of Ground Storage [***].

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35.4	Payments of Storage Costs

Payments of Storage Costs required to be made under this Article 35 shall be made on the thirtieth (30th) day of each month for the prior month’s storage, provided an invoice is received at least thirty (30) days prior to the payment date.

35.5	Title and Risk of Loss

Title and risk of loss to the Satellite delivered for Ground Storage shall remain with Contractor at the storage site.

35.6	Notification of Intention to Launch a Previously Stored Satellite

In the event a Satellite is placed in Ground Storage, Purchaser shall notify Contractor in writing when the Satellite should be removed from Ground Storage and delivered to the Launch Site. This notification must be received by Contractor not less than three (3) months prior to the scheduled date for Launch of the Satellite.

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ARTICLE 36 — ORBIT MANEUVER [***] AND LAUNCH VEHICLE [***]
36.1	Orbital Maneuver [***]

On the IOT Complete Date, assuming a nominal Launch (as such term is used in the launch industry), the remaining orbital maneuver life (the “Remaining OML”) of the Satellite shall be calculated by taking the fuel loaded at Launch, subtracting the fuel consumed to date, and projecting the consumption of the available fuel. Fuel consumed to date shall be calculated by taking the average of: [***]. Projected consumption shall be based on sufficient fuel for the station keeping operations projected by Purchaser (based upon procedures provided by Contractor pursuant to this Contract), assuming full north/south and east/west station keeping, altitude control, momentum management, and a reasonable reserve for retirement maneuvers. For purposes of this calculation, any fuel consumed associated with the Satellite temporarily occupying an orbit location other than the final orbit location, 115ºW, pursuant to a “fly-by”, or with drifting the Satellite to its final orbit location of 115ºW due to the Satellite being tested in an orbit location other than the final orbit location of 115ºW, shall not be subtracted for calculation of the Remaining OML.

If, at the time of the IOT Complete Date, the Remaining OML of the Satellite is less than one hundred eighty (180) months due to the fault of Contractor, Contractor shall pay to Purchaser an amount calculated as [***] dollars ($[***]) per each month by which such Remaining OML is less than one hundred eighty (180) months (with such amount to be pro-rated for any period of less than one (1) month) (the “OML Payment”). For example, if the Remaining OML were 178 months and 10 days (for a total of 5,428 total days in the remaining Orbital Performance Period), the Contractor would be obligated to pay Purchaser [***].

In the event Contractor is required to pay the OML Payment, the Orbital Performance Incentive Period shall be shortened to end on the last day of the Remaining OML period,

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and the Daily Rate shall be adjusted to account for such shortened period. In the above example, the Orbital Performance Incentive Period would be 5,428 days and the new Daily Rate for purposes of Article 13 would be the Orbital Performance Incentive amount divided by 5,428.

Any amounts due in accordance with this Article shall, at Purchaser’s election either be (i) credited to Purchaser against any outstanding or future invoices hereunder or (ii) paid by Contractor to Purchaser within thirty (30) days of issuance of an invoice from Purchaser.

36.2	Launch Vehicle [***]

Contractor shall [***], based upon pre-launch estimates and analysis, [***]. If, as of the completion of the critical design review, [***], following a Launch [***], would be [***], then Contractor shall be [***]. Contractor will perform all necessary Integration Activities [***]. In the event that the Satellite has to be placed in Ground Storage at the conclusion of SPSR as a result of a change of Launch Vehicle due to Contractor failing to meet the [***] as provided above, the liquidated damages provisions of Article 22.1 shall apply during the term of such Ground Storage.

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ARTICLE 37 — CONTRACTOR PERSONNEL
37.1	Contractor Personnel

The Contractor will assign only properly qualified and experienced personnel to the Work contemplated under the Contract, and Contractor shall use Reasonable Efforts to retain such personnel on the Work for its duration. At the reasonable request of Purchaser, Contractor shall not use, and shall not permit any Subcontractor to use, in the performance of the Work any personnel deemed by Purchaser to be abusive, disorderly, incompetent, careless, unqualified to perform the Work assigned, or otherwise unsatisfactory to Purchaser. Without limiting the generality of the foregoing, Contractor shall, within ten (10) Business Days after receiving notice from Purchaser, remove from the performance of the Work, and, as soon as is reasonably practicable, replace, any personnel of Contractor or any Subcontractor who is performing any portion of the Work, if Purchaser reasonably believes that such personnel is creating a risk to the timely or safe completion of the Work in accordance with this Contract.

37.2	Key Personnel as of EDC

Personnel assigned to the following positions shall be considered “Key Personnel,” and, as of the date of EDC, shall be filled by the following Contractor employees:
a)	the Contractor’s Program Manager: Greg Harms

b)	the Contractor’s Contracts Manager: Nick Pound

c)	the Contractor’s Systems Engineering Manager: Michel Baylocq

d)	the Contractor’s Payload Manager: Melles Tsighe
Purchaser may from time to time change the positions designated as Key Personnel under this Contract on sixty (60) days notice to Contractor and with mutual agreement of the Contractor, not to be unreasonably withheld or delayed.

37.3	Assignment of Key Personnel

Contractor shall assign individuals only from within Contractor’s organization to fill the Key Personnel positions. All Key Personnel shall have significant relevant experience and expertise. Before assigning an individual to any Key Personnel position, whether as an initial assignment or a subsequent assignment, Contractor shall notify Purchaser of

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the proposed assignment, shall introduce the individual to Purchaser (and, upon request of Purchaser, provide Purchaser with the opportunity to interview the individual) and shall provide Purchaser with a resume and other information reasonably requested by Purchaser. If Purchaser in good faith objects to the proposed assignment within fifteen (15) Business Days after being notified thereof, Contractor shall not assign the individual to that position and shall propose to Purchaser the assignment of another individual of suitable qualifications and experience, the criteria of which are to be mutually agreed by Purchaser and Contractor acting reasonably. Should the individuals filling the positions of Key Personnel leave such positions for whatever reason, Contractor shall follow the procedure set forth in this Article to assign replacement personnel. Key Personnel shall not be assigned to other duties without the Purchaser giving prior written consent.

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ARTICLE 38 — SUBCONTRACTS
38.1	Major Subcontracts

Contractor shall select Major Subcontractors subject to Purchaser’s prior written approval, and Purchaser shall be provided with complete copies of all Major Subcontracts promptly upon execution thereof. For purposes of this Contract, a “Major Subcontract” shall be any Subcontract that has a contract value of at least five million dollars ($5,000,000.00), or, in the event Contractor issues Subcontracts therefor, for those items set forth below. In the event Contractor or any Subcontractor desires to terminate any Major Subcontractor or to substitute Subcontractors on any Major Subcontract, Contractor shall first notify Purchaser in writing.

To the extent that the Contractor elects to procure the following items from subcontractors, those subcontractors shall be Major Subcontractors: TWTAs, LNAs, and downconverters.

38.2	No Privity of Contract

Subject to the provisions of this Article, Contractor shall have the right to use such Subcontractors as may be necessary to perform the Work under this Contract. Nothing in this Contract shall be construed as creating any contractual relationship between Purchaser and any Subcontractor. Contractor is fully responsible to Purchaser for the acts or omissions of Subcontractors and of any other parties used by Contractor or a Subcontractor in connection with the performance of the Work. Any failure by a Subcontractor to meet its obligations to Contractor shall not constitute a basis for Force Majeure (except where such failure is itself a Force Majeure event), and shall not relieve Contractor from meeting any of its obligations under this Contract. Notwithstanding anything to the contrary herein, Purchaser’s acknowledgment or approval of any Major Subcontractor or Subcontractor shall not relieve Contractor from any of its obligations or responsibilities under this Contract.

38.3	Thales Agreement

Purchaser has previously entered into an agreement with Thales Components Corporation (“TCC”) to reserve production capacity for forty (40) high-powered traveling wave tubes (“TWTs”), as well as mission unique long lead parts for use on the Satellite. Promptly upon execution of this Contract, but in no event later than January 30, 2008, Purchaser agrees to assign and relinquish to Contractor all its rights under its contract

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with TCC for the reservation of the necessary TWTs and associated mission unique long lead parts in favor of Contractor. In the event that the terms of Purchaser’s contract with TCC prejudices or adversely affects Contractor’s rights and ability to negotiate terms and conditions with TCC for the TWT’s that would otherwise be available to Contractor, such differing terms shall be considered as changes subject to the provisions of Article 16.

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ARTICLE 39 — INTELLECTUAL PROPERTY
39.1	Ownership
A.	Reserved.

B.	Subject to the licenses granted to Purchaser in this Article 39 of this Contract, Contractor shall own all Intellectual Property Rights, title and interest in and to all Contractor Intellectual Property. For avoidance of doubt, Contractor shall retain title to all Deliverable Data (including Software in Deliverable Items of hardware and Deliverable Items of Software) developed by or on behalf of Contractor and the Intellectual Property Rights contained therein, excluding Purchaser Intellectual Property.

C.	Contractor agrees that the obligations set forth in Article 28.2, subject to the terms and exceptions to confidentiality obligations set forth in Article 28, shall apply to Contractor with respect to the handling and use of Purchaser-unique information contained in the Satellite Payload Specifications; provided that to the extent such Purchaser-unique information constitutes a trade secret under applicable law, such Purchaser-unique information shall be held in confidence by Contractor in accordance with Article 28 for as long as such information remains a trade secret under applicable law
39.2	Licenses and Restrictions
A.	Contractor grants to Purchaser a nonexclusive, perpetual, irrevocable, royalty-free, license, with the right to sublicense, except to Competitors, subject to the same limitations applicable to Purchaser (including but not limited to the provisions of Articles 7.2, 7.4, 15.1, 15.2.8, 17.1, 26.2, 27, 28, 30 and 39.1), to Exploit Contractor Intellectual Property. Any sublicense granted under this Article 39.2(A) shall be in writing and Contractor shall be provided with complete copies of any such sublicense promptly upon grant thereof. Purchaser shall be liable for the acts of its sublicensees to the same extent as if such acts of sublicensees had been committed by Purchaser.

B.	Subject to the terms of this Contract, Purchaser grants to Contractor a nonexclusive, nontransferable, royalty-free license during the term of this

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Contract, with no right to sublicense (except to Subcontractors), under Purchaser Intellectual Property only to the extent necessary to provide the Work under this Contract. Any sublicense granted under this Article 39.2(C) shall be in writing. Contractor shall be liable for the acts of its sublicensees to the same extent as if such acts of sublicensees had been committed by Contractor.

C.	Neither Party shall have a license to use the trademarks or service marks of the other Party without such other Party’s express written consent.

D.	There are no implied licenses under this Contract, and any rights not expressly granted by a Party to the other Party hereunder shall be reserved by such Party. Each Party agrees not to reverse engineer the Intellectual Property of the other Party provided to such Party in connection herewith (whether provided prior to or after EDC). Each Party agrees not to file for patents covering the Intellectual Property Rights owned by the other Party hereto.

E.	Contractor shall make Reasonable Efforts to secure for Purchaser from each Major Subcontractor entering into a Subcontract on or after EDC at least the same rights with respect to such Subcontractor’s Intellectual Property as are provided to Purchaser in this Article 39 with respect to Contractor Intellectual Property (such Reasonable Efforts not to include payment of additional amounts for such rights).

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ARTICLE 40 — LENDER REQUIREMENTS
The Parties recognize this Contract may be financed through external sources. Notwithstanding anything to the contrary in this Contract, except for restrictions and conditions set forth in Article 7 and Article 28, Contractor shall provide to any Financing Entity any information (including, without limitation, this Contract) that such Financing Entity reasonably requires. Contractor agrees to negotiate in good faith and issue such documents as may be reasonably required by any Financing Entity to implement such financing, including a contingent assignment of this Contract to such Financing Entity, under terms reasonably acceptable to Contractor, but in no event shall Contractor be obligated to agree to anything (including agreement to make modifications to this Contract) that would impair, create a risk to, or otherwise prejudice its rights and benefits hereunder or increase its liabilities or obligations hereunder.

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ARTICLE 41 — SECURITY INTEREST
41.1	Security Interest
41.1.1	Collateral. As collateral security for payment and performance by Contractor of the Secured Obligations, whether now existing or hereafter arising, Contractor hereby grants to Purchaser a first priority security interest (the “Security Interest”) in all of Contractor’s right, title and interest in, to and under the following property, whether owned on EDC or thereafter acquired by Contractor and whether existing on EDC or thereafter coming into existence (collectively, the “Collateral”):
a.	all [***]; and

b.	all [***] of and to any of the foregoing.
41.1.2	Contractor Actions in Support of Grant of Security Interest. In furtherance of the grant of the Security Interest, Contractor, as of EDC:
a.	shall give, execute, deliver, file, record, obtain, and authorize all financing statements, intellectual property security agreements, and any other notices, instruments, agreements and documents, and Contractor shall take such other actions, as reasonably requested by Purchaser to (1) create, perfect, validate and preserve the Security Interest and the priority thereof or (2) to enable Purchaser to exercise and enforce its rights hereunder with respect to such pledge, grant and Security Interest, and, in the event the Protocol of Space Assets to the Cape Town Convention on Mobile Goods is ratified by the United States and becomes effective, Contractor shall take all action required thereunder to protect and preserve the security interest of Purchaser hereunder;

b.	shall indicate in its corporate records the Security Interest that Purchaser has in the Collateral; and

c.	authorizes Purchaser to file UCC-1 financing statements with respect to the Security Interest and the Collateral.

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41.1.3	Contractor Representations and Warranties in Support of Grant of Security Interest. Contractor represents and warrants that as of EDC the Security Interest granted to Purchaser shall constitute a legal, valid and enforceable security interest therein and upon the filing of UCC-1 financing statements in the office of the Secretary of State of Delaware will be a first priority perfected security interest in those items that can be perfected by filing under the UCC subject to no other liens or security interests other than Junior Liens (as defined below) [***]. Contractor further represents and warrants that it is duly organized as a corporation solely under the laws of the State of Delaware, and that its full legal name is set forth is as set forth on the signature pages hereof. Contractor further represents and warrants that no authorization, approval, or other action by, and no notice to or filing with, any U.S. governmental authority or regulatory body is required for either (i) the pledge or grant created in favor of Purchaser hereunder, or (ii) the exercise by Purchaser of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or provided for by applicable law), except for the UCC-1 financing statement in the State of Delaware, any filings under federal statutes in respect of Intellectual Property Rights, any filings to perfect security interests under laws outside the United States, any filings to perfect security interests under provisions other than the UCC, and any actions in connection with enforcement rights required under applicable export restrictions and security regulations.

41.1.4	Junior Liens. On and after EDC, Contractor shall not sell, lend, rent, lease, transfer or otherwise dispose of any portion of the Collateral or any right, title or interest therein except to Purchaser pursuant to the Contract and Contractor shall keep such Collateral free from any security interest, lien, encumbrance or claim. Notwithstanding the foregoing, Contractor shall be permitted to grant [***] (“Junior Liens”) on the Collateral to secure indebtedness of Contractor and its Affiliates from time to time, including reimbursement obligations in respect of letters of credit (collectively, “Permitted Debt”), provided that the terms of such Junior Liens shall be expressly subordinated to the Security Interest and otherwise acceptable to

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Purchaser. Prior to granting any Junior Lien on the Collateral, Contractor shall provide written notice to Purchaser describing the circumstances of such Junior Lien (including the identity of the proposed holder of such Junior Lien and the nature of the Permitted Debt). Within ten (10) Business Days after receipt of such notice, Purchaser shall notify Contractor whether such proposed Junior Lien is acceptable to Purchaser in its reasonable discretion and, if acceptable, provide the terms for such Junior Lien and the subordination thereof that would be reasonably acceptable to Purchaser. Contractor agrees and acknowledges that such terms may prohibit the holder of such Junior Lien from seizing, foreclosing on, selling or otherwise disposing of the Collateral so long as the Security Interest in favor of Purchaser in regard to such Collateral remains in effect.

41.1.5	Periodic Inventory. Upon the reasonable request of Purchaser (not to occur more often than [***] absent a default under Article 23.1.1, and in the event of a default under Article 23.1.1 on a [***] basis) following EDC, Contractor shall provide Purchaser a written inventory describing the [***] as of the time of such request.

41.1.6	Exercise of Rights. On and after EDC, Purchaser shall have and be entitled to exercise all the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where Purchaser asserts the rights and remedies), such additional rights and remedies as provided in this Contract, and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where Purchaser may assert its rights and remedies. Effective at the moment at which Purchaser exercises its right to terminate the Contract pursuant to Article 23.1.1, Purchaser shall have the right, subject to applicable export control restrictions and security regulations, to take possession of the Collateral or any part thereof upon ten (10) days notice to Contractor, and Contractor shall assemble the Collateral in the location or locations specified by Purchaser and give Purchaser access to Contractor’s premises for purposes of inspecting and/or removing any or all of the Collateral. Notwithstanding any provision of this Contract to the contrary,

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Purchaser shall not be permitted to exercise its remedies as a secured party in respect of the Security Interests pursuant to this Article 41.1.6 unless Purchaser has the right to terminate the Contract as to the Work pursuant to Article 23.1.1 hereof, and Purchaser exercises such rights of termination.

41.1.7	Sale of Collateral. If the Proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the Secured Obligatins, Contractor shall remain liable for any deficiency. Purchaser shall not incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner and otherwise in compliance with the UCC and applicable export control restrictions. Contractor hereby waives any claims against Purchaser arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Purchaser accepts the first offer received and does not offer the Collateral to more than one offeree, so long as the sale was conducted in a commercially reasonable manner. Purchaser may be the purchaser of any or all of the Collateral at any public or private sale (to the extent any portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or subject of widely distributed standard price quotations) in accordance with the UCC, at a price as determined in accordance with Article 23.1.3, and Purchaser shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any part of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Purchaser at such sale. Purchaser may sell the Collateral without giving any warranties as to the Collateral. Purchaser may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Notwithstanding any Junior Liens, Purchaser shall have no obligation to marshal any of the Collateral.

41.1.8	Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Article 41.1.8, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto: (i) first, to the

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payment of the costs and expenses of such collection, sale or other realization; (ii) second, to the payment in full of the amounts due to Purchaser as set forth in Article 23.1.2, (iii) third, to satisfy any other Secured Obligations, (iv) fourth, to the payment of any Junior Liens secured by such Collateral, and (v) fifth, to the payment to the Contractor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining. Notwithstanding anything to the contrary in this Contract, the Proceeds from the sale, disposition or other realization of the Collateral may be applied to the payment of Secured Obligations only to the extent expressly set forth in this Article 41.1.8.

41.1.9	Appointment as Attorney in Fact. On and after EDC, without limiting any rights or powers granted by Article 41 to Purchaser while the Contract has not been terminated in whole for Contractor’s default in accordance with Article 23.1.1, upon the occurrence and during the continuance of any termination of the Contract for Contractor’s default pursuant to Article 23.1.1, Purchaser is hereby appointed the attorney in fact of the Contractor for the purpose of carrying out the provisions of the Security Interests and taking any action and executing any instruments that Purchaser may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney in fact is irrevocable and coupled with an interest.

41.1.10	Reasonable Supporting Actions. Contractor agrees that, from time to time upon the written request of Purchaser on and after EDC, Contractor will execute and deliver such further documents and do such other acts and things as Purchaser may reasonably request in order to fully effectuate the purposes of this Article 41. Contractor shall not change its name, address, or jurisdiction of incorporation unless it shall have given Purchaser thirty (30) day’s prior written notice thereof and shall have taken all action reasonably requested by Purchaser to preserve the validity, perfection and priority of the security interests hereunder.

41.1.11	Termination of Security Interest. After a valid termination of this Contract pursuant to Article 21 or Article 23.2, or in the event of a termination of this Contract pursuant to Article 23.1.1, each of the foregoing in accordance with the respective terms of such provisions, and subject to receiving Purchaser’s consent, which will not be unreasonably withheld, conditioned or delayed, Contractor may, on behalf of

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Purchaser, file any documents (including UCC termination statements) to effect a termination of the Security Interests and any document filed or recorded to perfect such Security Interests. Purchaser shall execute and deliver and, if appropriate, file with the applicable filing offices, such documents and instruments as may be necessary or desirable to effect such termination.

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IN WITNESS WHEREOF, the Parties have executed this Contract by their duly authorized officers as of the date set forth in the Preamble.

Space Systems/Loral, Inc.		ViaSat, Inc.

By:	/s/ RON O. HALEY	By:	/s/ KEVEN LIPPERT

Name:	Ron Haley	Name:	Keven Lippert

Title:	CFO	Title:	General Counsel